CREDIT AGREEMENT

EXECUTION COPY

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                        CREDIT AGREEMENT

                              among

                       QUANTUM CORPORATION

                               and

                      THE BANKS NAMED HEREIN

                               and

       ABN AMRO BANK N.V., San Francisco International Branch
                        BARCLAYS BANK PLC
                               and
                            CIBC INC.,
                 as Managing Agents for the Banks

                               and

              CANADIAN IMPERIAL BANK OF COMMERCE,
                  as Administrative Agent and
                 Collateral Agent for the Banks


                         October 3, 1994

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
CREDIT AGREEMENT

Table of Contents

                                        Page

SECTION I.	INTERPRETATION              1
1.01.	Definitions                       1
1.02.	GAAP                             32
1.03.	Headings                         32
1.04.	Plural Terms                     32
1.05.	Time                             32
1.06.	Governing Law                    32
1.07.	Construction                     32
1.08.	Entire Agreement                 32
1.09.	Calculation of Interest and Fees 33
1.10.	Other Interpretive Provisions    33

SECTION II.	CREDIT FACILITIES          33
2.01.	Revolving Loan Facility          33
2.02.	Term Loan Facility               37
2.03.	Additional Amount Limitations,
       Commitment Reductions, Etc.     41
2.04.	Fees                             43
2.05.	Prepayments                      43
2.06.	Other Payment Terms              46
2.07.	Notes and Interest Account       47
2.08.	Loan Funding, Etc                48
2.09.	Pro Rata Treatment               49
2.10.	Change of Circumstances          50
2.11.	Taxes on Payments                54
2.12.	Funding Loss Indemnification     56
2.13.	Security                         56
2.14.	Replacement of Banks             58

SECTION III. CONDITIONS PRECEDENT      58
3.01.	Initial Conditions Precedent     58
3.02.	Conditions Precedent to Each Credit Event 59

SECTION IV.	REPRESENTATIONS AND WARRANTIES 59
4.01.	Borrower's Representations and Warranties 59
4.02.	Reaffirmation 66

SECTION V.	COVENANTS 66
5.01.	Affirmative Covenants 66
5.02.	Negative Covenants 72

SECTION VI.	DEFAULT 86
6.01.	Events of Default 86
6.02.	Remedies 89

SECTION VII.	AGENTS AND RELATIONS AMONG BANKS 90
7.01.	Appointment, Powers and Immunities 90
7.02.	Reliance by Agents 90
7.03.	Defaults 91
7.04.	Indemnification 91
7.05.	Non-Reliance 92
7.06.	Resignation or Removal of Administrative
			 Agent 92
7.07.	Removal of Managing Agents 93
7.08.	Authorization 93
7.09.	Agents in Their Individual Capacities 94
7.10.	Agents' Communications Binding Upon Banks 94
7.11.	No Obligations of Borrower 94
7.12.	Co-Agents 94

SECTION VIII.  MISCELLANEOUS 95
8.01.	Notices 95
8.02.	Expenses 96
8.03.	Indemnification 96
8.04.	Waivers; Amendments 97
8.05.	Successors and Assigns 98
8.06.	Setoff; Security Interest102
8.07.	No Third Party Rights103
8.08.	Partial Invalidity103
8.09.	Jury Trial103
8.10.	Counterparts103
8.11.	Confidentiality103

SCHEDULES

	   I		Banks (Preamble)
	3.01		Initial Conditions Precedent
	4.01(e)	Required Approvals, Etc.
	4.01(h)	Borrower's Real Property
	4.01(q)	Borrower's Subsidiaries
	5.02(a)	Existing Indebtedness
	5.02(b)	Existing Liens
	5.02(e)	Existing Investments


EXHIBITS

    A        Notice of Revolving Loan Borrowing (2.01(b))
    B        Notice of Revolving Loan Conversion (2.01(d))
    C        Notice of Revolving Loan Interest Period Selection (2.01(e))
    D        Notice of Term Loan Borrowing (2.02(b))
    E        Notice of Term Loan Conversion (2.02(d))
    F        Notice of Term Loan Interest Period Selection (2.02(e))
    G        Revolving Loan Note (2.07(a))
    H        Term Loan Note (2.07(b))
    I        Borrower Mortgage (2.13(a))
    J        Borrower Security Agreement (2.13(a))
    K        Borrower Intellectual Property Security Agreement (2.13(a))
    L        Borrower Pledge Agreement (2.13(a))
    M        Subsidiary Security Agreement (2.13(a))
    N        Lien Acknowledgment Agreement (2.13(a))
    O        Compliance Certificate (5.01(a))
    P        Borrowing Base Certificate (5.01(a))
    Q        Insurance Endorsements (5.01(d), Schedule 3.01)
    R        MKE Subordinated Debt Terms (5.02(a))
    S        Assignment Agreement (8.05(c))
    T        Solvency Certificate (Schedule 3.01)
    U        Quantum Europe Note (Schedule 3.01)

	THIS CREDIT AGREEMENT, dated as of October 3, 1994, is entered into by and among:

	(1)	QUANTUM CORPORATION, a Delaware corporation
("Borrower");

	(2)	Each of the financial institutions from time to time
listed in Schedule I hereto, as amended from time to time (such financial institutions to be referred to herein collectively as the "Banks");

	(3)	ABN AMRO BANK N.V., San Francisco International Branch
("ABN"), BARCLAYS BANK PLC ("Barclays") and CIBC INC. ("CIBC"), as managing agents for the Banks (collectively in such capacity, the "Managing Agents");

	(4)	BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
THE FIRST NATIONAL BANK OF BOSTON, CHEMICAL BANK and THE INDUSTRIAL BANK OF JAPAN, LIMITED, as co-agents for the Banks; and

	(5)	CANADIAN IMPERIAL BANK OF COMMERCE, as administrative
and collateral agent for the Banks (in such capacities, the "Administrative Agent"); ABN, as syndication agent for the Banks;
and Barclays, as documentation agent for the Banks.

                            RECITALS

	A.	In connection with its agreement to purchase certain assets
from Digital Equipment Corporation, Borrower has requested the Banks to provide certain credit facilities to Borrower.

	B.	The Banks are willing to provide such credit facilities upon the terms and subject to the conditions set forth herein.

                           AGREEMENT

	NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION I.	INTERPRETATION.

	1.01.	Definitions.  Unless otherwise indicated in this Agreement
or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other Credit Document referenced below:

	"ABN" shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

	"Adjusted Net Income" shall mean, with respect to any Person for any period, the sum of the following, determined on a consolidated basis in accordance with GAAP where applicable:

	(a) The net income or net loss of such Person and its Subsidiaries for such period after provision for income taxes;

					plus

	(b) The sum (to the extent deducted in calculating net income or loss in clause (a) above) of (i) all depreciation and amortization of such Person and its Subsidiaries accruing during such period and (ii) with respect to Borrower and its Subsidiaries for any of the four (4) quarters during the period October 1, 1994 through September 30, 1995 only, the after-tax cost of the Restructuring Charges incurred or accrued during such quarter to the extent such Restructuring Charges do not exceed in aggregate $125,000,000 for all four
(4) quarters combined on a pre-tax basis;

					plus

	(c)	With respect to Borrower and its Subsidiaries for
any period ending on or prior to December 31, 1995 only, the lesser on the last day of such period of (i) the amount by which Borrower's cash on such day exceeds $120,000,000 and
(ii) $10,000,000.


	"Administrative Agent" shall have the meaning given to that term in clause (5) of the introductory paragraph hereof.

	"Administrative Agent's Fee Letter" shall mean the letter agreement dated September 28, 1994 between Borrower and Administrative Agent.

	"Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Equity Securities of such Person having voting power, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person's officers and directors; provided, however, that in no case shall any Agent or any Bank be deemed to be an Affiliate of Borrower or any of its Subsidiaries for purposes of this Agreement. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

	"Agents" shall mean Administrative Agent and Managing Agents.

	"Agents' Fee Letters" shall mean the Administrative Agent's Fee Letter and the Managing Agents' Fee Letter.

	"Aggregate Credit Facilities" shall mean, at any time, the sum at such time of the Total Revolving Loan Commitment and the aggregate principal amount of all Term Loans then outstanding.

	"Agreement" shall mean this Credit Agreement.

	"Applicable Lending Office" shall mean, with respect to any Bank, (a) initially, its office designated as such in Schedule I (or, in the case of any Bank which becomes a Bank by an assignment pursuant to Subparagraph 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Bank may designate to Administrative Agent as the office at which such Bank's Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Bank's Loans will thereafter be made.

	"Applicable Margin" shall mean:

	(a)	With respect to each Revolving Base Rate Loan,
one-half of one percent (0.50%);

	(b)	With respect to each Revolving LIBOR Loan, one
and three-fourths percent (1.75%);

	(c)	With respect to each Term Base Rate Loan Portion,
one-half of one percent (0.50%); and

	(d)	With respect to each Term LIBOR Loan Portion, one
and three-fourths percent (1.75%);

Provided, however, that each of the Applicable Margins set forth above (i) shall be reduced by one-half of one percent (0.50%) during each Pricing Reduction Period and(ii) shall be increased by two percent (2.00%) on the date an Event of Default occurs and shall continue at such increased rate until such Event of Default is waived by the Banks. (Borrower shall have no obligation to pay interest at an increased rate as a result of the occurrence of any Event of Default unless notified in writing by Administrative Agent of such obligation but shall, upon receipt of such notice, be obligated to pay interest at such increased rate for the period from the date the applicable Event of Default occurred until such Event of Default is waived by the Banks.)

	"Assignee Bank" shall have the meaning given to that term in Subparagraph 8.05(c).

	"Assignment" shall have the meaning given to that term in Subparagraph 8.05(c).

	"Assignment Agreement" shall have the meaning given to that term in Subparagraph 8.05(c).

	"Assignment Effective Date" shall have, with respect to each Assignment Agreement, the meaning set forth therein.

	"Assignor Bank" shall have the meaning given to that term in Subparagraph 8.05(c).

	"Authorized Financial Officer" shall mean, with respect to Borrower, the Chief Financial Officer or Treasurer of Borrower or any Director of Finance of Borrower.

	"Banks" shall have the meaning given to that term in clause
(2) of the introductory paragraph hereof.

	"Barclays" shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

	"Base Rate" shall mean, on any day, the greater of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).

	"Borrower" shall have the meaning given to that term in clause (1) of the introductory paragraph hereof.

	"Borrower Intellectual Property Security Agreement" shall have the meaning given to such term in Subparagraph 2.13(a).

	"Borrower Mortgage" shall have the meaning given to such term in Subparagraph 2.13(a).

	"Borrower Pledge Agreement" shall have the meaning given to such term in Subparagraph 2.13(a).

	"Borrower Security Agreement" shall have the meaning given to such term in Subparagraph 2.13(a).

	"Borrowing" shall mean a Revolving Loan Borrowing or the Term
Loan Borrowing.

	"Borrowing Base" shall have the meaning given to that term in Subparagraph 2.03(a).

	"Borrowing Base Certificate" shall have the meaning given to that term in Subparagraph 5.01(a).

	"Business Day" shall mean any day on which (a) commercial banks are not authorized or required to close in San Francisco, California or New York, New York and (b) if such Business Day is related to a Loan or Portion which bears or is to bear interest based on a LIBO Rate, dealings in Dollar deposits are carried out in the London or other applicable interbank eurodollar market.

	"Capital Adequacy Requirement" shall have the meaning given to that term in Subparagraph 2.10(d).

	"Capital Asset" shall mean, with respect to any Person, tangible property owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by any Person that is required by GAAP to be reported as a non-current asset on such Person's balance sheet.

	"Capital Expenditures" shall mean, with respect to any Person and any period, all amounts expended and indebtedness incurred or assumed by such Person during such period for the acquisition of Capital Assets (including all amounts expended and indebtedness incurred or assumed in connection with Capital Leases).

	"Capital Leases" shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

	"Change of Control" shall mean (a) with respect to Borrower, the occurrence of any of the following events: (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall (A) acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of forty percent (40%) or more of the outstanding Equity Securities of Borrower entitled to vote for members of the board of directors, or (B) acquire all or substantially all of the assets of Borrower and its Subsidiaries taken as a whole, or (ii) during any period of fifteen (15) consecutive calendar months, individuals who are directors of Borrower on the first day of such period ("Initial Directors") and any directors of Borrower who are specifically approved by two-thirds of the Initial Directors and previously-approved
Approved Directors ("Approved Directors") shall cease to constitute a majority of the Board of Directors of Borrower before the end of such period; (b) with respect to any Material Subsidiary other than Rocky Mountain, Borrower shall cease to own one hundred percent (100%) of the Equity Securities of such Subsidiary except for nominal amounts of director stock necessary to do business in certain jurisdictions outside the United States; and (c) with respect to Rocky Mountain, Borrower shall cease to own at least fifty-one percent (51%) of the common stock (and fifty-one (51%) of any other Equity Securities) of Rocky Mountain.

	"Change of Law" shall have the meaning given to that term in Subparagraph 2.10(b).

	"CIBC" shall have the meaning given to that term in clause
(3) of the introductory paragraph hereof.

	"Closing Date" shall mean the date the Term Loans are made.

	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

	"Collateral" shall mean all property in which any Agent or Bank has a Lien to secure the Obligations.

	"Commitments" shall mean, collectively, the Revolving Loan Commitments and the Term Loan Commitments.

	"Commitment Fee Percentage" shall mean, with respect to the Unused Commitment at any time, a per annum rate of one-half percent (0.50%); provided, however, that the Commitment Fee Percentage shall be reduced by one-eighth of one percent (0.125%) during each Pricing Reduction Period.

	"Commitment Fees" shall have the meaning given to that term in Subparagraph 2.04(c).

	"Compliance Certificate" shall have the meaning given to that term in Subparagraph 5.01(a).

	"Contingent Obligation" shall mean, with respect to any Person without duplication, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (ii) as a general partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) incurred pursuant to any interest rate swap, currency swap, forward, cap, floor or other similar contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall be deemed equal to the liability in respect thereof reasonably anticipated in accordance with GAAP.

	"Contractual Obligation" of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

	"Convertible Subordinated Debentures" shall mean the 6 3/8% convertible subordinated debentures in the original principal amount of $212,500,000 issued by Borrower pursuant to the Indenture dated April 1, 1992 between Borrower and LaSalle National Bank, as Trustee.

	"Credit Documents" shall mean and include this Agreement, the Notes, the Security Documents, the Agents' Fee Letters; all documents, instruments and agreements delivered to any Agent or any Bank pursuant to Paragraph 3.01; and all other documents, instruments and agreements delivered by Borrower or any of its Subsidiaries to any Agent or Bank in connection with this Agreement on or after the date of this Agreement.

	"Credit Event" shall mean the making of any Loan, the conversion of any Revolving Base Rate Loan or Term Base Rate
Borrowing Portion into a Revolving LIBOR Loan or Term LIBOR
Borrowing Portion or the selection of a new Interest Period for any Revolving LIBOR Loan or Term LIBOR Borrowing Portion.

	"Debt Service Coverage Ratio" shall mean, with respect to any Person for any period, the ratio, determined on a consolidated basis in accordance with GAAP where applicable, of;

	(a)	The Adjusted Net Income of such Person and its
Subsidiaries for such period;

to

	(b)	The sum of (i) all principal payments on
Indebtedness for borrowed money of such Person and its Subsidiaries scheduled for payment during such period, (ii) all Capital Expenditures of such Person and its Subsidiaries for such period, and (iii) all dividends paid by such Person and its Subsidiaries during such period (excluding any dividends paid to such Person).

(In calculating the Debt Service Coverage Ratio of Borrower for any period, the principal payments "scheduled for payment during such period" on the Term Loans shall be the Term Loan principal payments actually scheduled for payment during such period pursuant to Subparagraph 2.02(f), except that, for the period January 1, 1995 through December 31, 1995, the principal payments "scheduled for payment during such period" on the Term Loans shall be deemed to be the principal payment due on the Term Loans on September 30, 1995 and one-half of the principal payment due on the Term Loans on March 31, 1996.)

	"DEC" shall mean Digital Equipment Corporation, a
Massachusetts corporation.

	"DEC Acquisition" shall mean the acquisition by Borrower from DEC pursuant to the DEC Purchase Agreement of certain stock and assets owned by DEC.

	"DEC Loan" shall mean the Indebtedness of Borrower evidenced by the DEC Note.

	"DEC Note" shall mean a promissory note executed by Borrower in favor of DEC as a part of the purchase price for the DEC
Acquisition.

	"DEC Purchase Agreement" shall mean the Stock and Asset
Purchase Agreement dated as of July 18, 1994 among DEC, Borrower and Quantum Europe, as amended by Amendment No. 1 thereto dated as of October 3, 1994.

	"DEC Purchase Documents" shall mean the DEC Purchase Agreement, the DEC Note, the DEC Supply Agreement and all other documents, instruments and agreements delivered by Borrower, Quantum Europe or DEC in connection with the DEC Acquisition.

	"DEC Supply Agreement" shall mean the Supply Agreement for Storage Devices to be dated the Closing Date between DEC and Borrower.

	"Default" shall have the meaning given to that term in Paragraph 6.01.

	"Defaulting Bank" shall mean a Bank which has failed to fund its portion of any Borrowing which it is required to fund under this Agreement and has continued in such failure for three (3) Business
Days after written notice from Administrative Agent.

	"Designated Asset Sale Proceeds" shall mean, for any fiscal year of Borrower, the Net Proceeds payable to Borrower and its Subsidiaries (to the extent of Borrower's ownership interest therein) from the sale of assets (including the direct or indirect sale of any stock or other Equity Securities of any Subsidiary) during such year, other than any sale permitted by clause (i),
(ii), (iii), (iv) or (vi) of Subparagraph 5.02(c) or any license permitted by clause (v) of Subparagraph 5.02(c).

	"Disclosure Letter" shall mean the letter from Borrower to Administrative Agent, dated the date of this Agreement, which identifies itself as the "Disclosure Letter" under this Agreement.

	"Dollars" and "$" shall mean the lawful currency of the United States of America.

	"Domestic Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person which is created or organized in the United States or under the laws of the United States or any state of the United States.

	"EBIT" shall mean, with respect to any Person for any period, the sum of the following, determined on a consolidated basis in accordance with GAAP where applicable:

	(a) The net income or net loss of such Person and its Subsidiaries for such period before provision for income taxes;

					plus

	(b) All Interest Expense of such Person and its
Subsidiaries accruing during such period (to the extent deducted in calculating net income or loss in clause (a) above;

Provided, however, that, in calculating EBIT of Borrower for any period which includes the quarter in which the DEC Acquisition occurs, pre-tax Restructuring Charges related to the DEC Acquisition of not more than $125,000,000 incurred in such quarter shall be disregarded (or, if GAAP requires that such pre-tax Restructuring Charges be accrued in more than one quarter, in calculating EBIT of Borrower for any period which includes the quarter in which the DEC Acquisition occurs or any of the first three (3) quarters thereafter, pre-tax Restructuring Charges related to the DEC Acquisition accruing in such quarter in accordance with GAAP shall be disregarded, provided that the aggregate amount of such Restructuring Charges so disregarded shall not exceed $125,000,000).

	"EBITDA" shall mean, with respect to any Person for any period, the sum of the following, determined on a consolidated basis in accordance with GAAP where applicable:

	(a) The net income or net loss of such Person and its Subsidiaries for such period before provision for income taxes;

					plus

	(b) The sum (to the extent deducted in calculating net income or loss in clause (a) above) of (i) all Interest Expenses of such Person and its Subsidiaries accruing during such period and (ii) all depreciation and amortization of such Person and its Subsidiaries accruing during such period;

Provided, however, that, in calculating EBITDA of Borrower for any period which includes the quarter in which the DEC Acquisition occurs, pre-tax Restructuring Charges related to the DEC Acquisition of not more than $125,000,000 incurred in such quarter shall be disregarded (or, if GAAP requires that such pre-tax Restructuring Charges be accrued in more than one quarter, in calculating EBITDA of Borrower for any period which includes the quarter in which the DEC Acquisition occurs or any of the first three (3) quarters thereafter, pre-tax Restructuring Charges related to the DEC Acquisition accruing in such quarter in accordance with GAAP shall be disregarded, provided that the aggregate amount of such Restructuring Charges so disregarded shall not exceed $125,000,000).

	"Eligible Borrower Accounts" shall mean, with respect to Borrower, the aggregate net amount of all accounts (as defined in the California Uniform Commercial Code) of Borrower, except, to the extent not already deducted, the following:

	(a)	Any account which does not arise from the sale or
lease of goods or services rendered to the account debtor thereon in the ordinary course of Borrower's business, or which arises from a sale, lease or service which has not been fully performed by Borrower;

	(b)	Any account or portion thereof to the extent the
same is subject to any right of discount, credit, allowance, rescission, setoff, claim or defense or which is otherwise not valid and enforceable against the account debtor thereon;

	(c)	Any account which is not subject to a first
priority perfected security interest (or Similar Lien) in favor of Administrative Agent for the benefit of the Agents and Banks;

	(d)	Any account which is not owned by Borrower free
and clear of all Liens, rights and interests of all other
Persons except for Permitted Liens;

	(e)	Any account which is unpaid more than ninety (90)
days after the invoice date therefor;

	(f)	Any account arising from a consignment by
Borrower as consignee or a COD shipment;

	(g)	Any account payable by (i) the United States
government or any department, agency or other subdivision thereof (except to the extent Borrower complies with the Federal Assignment of Claims Act of 1940, as amended), (ii) a Person located in any jurisdiction outside the United States or, if Administrative Agent is satisfied that it has a first priority perfected security interest (or Similar Lien) in such account, Canada (except to the extent secured by a letter of credit acceptable to Agents or covered by credit insurance issued by the FCIA on a policy acceptable to Agents) or (iii) an Affiliate of Borrower;

	(h)	Any account payable by an account debtor
(i) which is the subject of any bankruptcy, insolvency, liquidation or similar proceeding, (ii) which has made an assignment for the benefit of its creditors, (iii) for which a receiver has been appointed or (iv) which has admitted in writing its inability to pay its debts as such debts become due;

	(i)	All accounts payable by an account debtor which
has failed to pay within ninety (90) days of their invoice date twenty percent (20%) or more of its total accounts payable owed to Borrower;

	(j)	Accounts owed by an account debtor having either
(i) a long-term debt rating of at least BBB (or its equivalent) from Standard and Poor's Ratings Group or Baa2
(or its equivalent) from Moody's Investors Service, Inc. or
(ii) a short-term debt rating of at least A-1 (or its equivalent) from Standard and Poor's Ratings Group or P-1 (or its equivalent) from Moody's Investors Service, Inc., to the extent the total accounts owed by such account debtor to Borrower exceed thirty percent (30%) of Borrower's total accounts;

	(k)	Accounts owed by an account debtor not satisfying
the requirements set forth in clause (j) above to the extent the total accounts owed by such account debtor to Borrower
exceed twenty-five percent (25%) of Borrower's total
accounts; and
	(l)	Any other account which Agents reasonably determine is not
likely to be paid in full within 90 days after the invoice date.

(As used in clauses (a)-(l) of this definition, the term "account" when used in the singular form shall mean an account arising from a single invoice.)

	"Eligible Borrower Inventory" shall mean, with respect to Borrower, the net book value of all inventory (as defined in the California Uniform Commercial Code) of Borrower, except the following:

	(a)	Any inventory which is not held by or on behalf
of Borrower for sale or lease in the ordinary course of its business;

	(b)	Any inventory consisting of raw materials or
work-in-process or any other inventory not constituting finished inventory;

	(c)	Any inventory which is not subject to a first
priority perfected security interest (or Similar Lien) in favor of Administrative Agent for the benefit of the Agents and Banks;

	(d)	Any inventory which is not owned by Borrower free
and clear of all Liens, rights and interests of all other
Persons except for Permitted Liens;

	(e)	Any inventory which is obsolete, unsaleable or
damaged; and

	(f)	The portion of any inventory shown on the books
of Borrower representing any purchase price discount earned by Borrower.

	"Eligible Quantum Europe Accounts" shall mean, with respect to Quantum Europe, the aggregate net amount of all accounts (as defined in the California Uniform Commercial Code) of Quantum Europe, except, to the extent not already deducted, the following:

	(a)	Any account which does not arise from the sale or
lease of goods or services rendered to the account debtor thereon in the ordinary course of Borrower's business, or which arises from a sale, lease or service which has not been fully performed by Quantum Europe;

	(b)	Any account or portion thereof to the extent the
same is subject to any right of discount, credit, allowance, rescission, setoff, claim or defense or which is otherwise not valid and enforceable against the account debtor thereon;

	(c)	Any account which is not subject to a first
priority perfected security interest (or Similar Lien) in favor of Borrower as security for the Quantum Europe Note and assigned as security to Administrative Agent for the benefit of the Agents and Banks;

	(d)	Any account which is not owned by Quantum Europe
free and clear of all Liens, rights and interests of all other Persons except for Permitted Liens;

	(e)	Any account which is unpaid more than ninety (90)
days after the invoice date therefor;

	(f)	Any account arising from a consignment by Quantum
Europe as consignee or a COD shipment;

	(g)	Any account payable by (i) a government or any
department, agency or other subdivision thereof, (ii) a Person located in any jurisdiction in which Borrower's security interest in Quantum Europe's accounts is not enforceable in a manner reasonably satisfactory to Agents
(except to the extent secured by a letter of credit acceptable to Agents) or (iii) an Affiliate of Quantum
Europe;

	(h)	Any account payable by an account debtor
(i) which is the subject of any bankruptcy, insolvency, liquidation or similar proceeding, (ii) which has made an assignment for the benefit of its creditors, (iii) for which a receiver has been appointed or (iv) which has admitted in writing its inability to pay its debts as such debts become due;

	(i)	All accounts payable by an account debtor which
has failed to pay within ninety (90) days of their invoice date twenty percent (20%) or more of its total accounts payable owed to Quantum Europe;

	(j)	Accounts owed by an account debtor having either
(i) a long-term debt rating of at least BBB (or its equivalent) from Standard and Poor's Ratings Group or Baa2
(or its equivalent) from Moody's Investors Service, Inc. or
(ii) a short-term debt rating of at least A-1 (or its equivalent) from Standard and Poor's Ratings Group or P-1 (or its equivalent) from Moody's Investors Service, Inc., to the extent the total accounts owed by such account debtor to Quantum Europe exceed thirty percent (30%) of Quantum
Europe's total accounts;

	(k)	Accounts owed by an account debtor not satisfying
the requirements set forth in clause (j) above to the extent the total accounts owed by such account debtor to Quantum
Europe exceed twenty-five percent (25%) of Quantum Europe's
total accounts; and
	(l)	Any other account which Agents reasonably determine is not
likely to be paid in full within 90 days after the invoice date.

(As used in clauses (a)-(l) of this definition, the term "account" when used in the singular form shall mean an account arising from a single invoice.)

	"Employee Benefit Plan" shall mean any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

	"Environmental Laws" shall mean all Requirements of Law relating to the protection of human health and the environment, including, without limitation, all Requirements of Law, pertaining to reporting, licensing, permitting, transportation, storage, disposal, investigation, and remediation of emissions, discharges, releases, or threatened releases of hazardous materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature.

	"Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

	"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

	"ERISA Affiliate" shall mean any Person which is treated as a single employer with Borrower under Section 414 of the Code.

	"Event of Default" shall have the meaning given to that term in Paragraph 6.01.

	"Excluded Accounts" shall have the meaning given to that term in the Borrower Security Agreement.

	"Excluded Foreign Subsidiary Equipment Transfers" shall mean production equipment used in the manufacture or testing of heads and disk drives which is transferred to a wholly-owned Subsidiary of Borrower if (a) Administrative Agent has a perfected first priority security interest in the stock of each such Subsidiary to the extent provided in the Borrower Security Agreement with respect to Equity Securities of Foreign Subsidiaries and (b) the net book value of such equipment so transferred during the term of this Agreement does not exceed $80,000,000 in the aggregate.

	"Executive Officer" shall mean, with respect to Borrower, the Chairman, Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, Treasurer, General Counsel,
Vice President of Human Resources or Vice President of Corporate Development and Planning of Borrower or any division President or Executive Vice President of Borrower (or, if the titles are changed, the persons having similar responsibilities for Borrower).

	"Federal Funds Rate" shall mean, for any day, the Federal funds effective rate as set forth in the weekly statistical release designated as H.15(519) published by the Federal Reserve Bank of New York for such day, or in any successor publication (or, if such rate is not so published for any day, the average rate quoted to Administrative Agent on and for such day by three (3) Federal funds brokers of recognized standing selected by Administrative Agent).

	"Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

	"Financial Statements" shall mean, with respect to any accounting period for any Person, statements of income, shareholders' equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

	"Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any period, the ratio, determined on a consolidated basis in accordance with GAAP where applicable, of;

	(a)	The remainder of (i) EBITDA of such Person and
its Subsidiaries for such period, minus (ii) all Capital
Expenditures of such Person and its Subsidiaries for such period;

to

	(b)	All Interest Expenses of such Person and its
Subsidiaries for such period.

	"Foreign Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary.

	"Funding Losses" shall mean, with respect to any repayment, prepayment or conversion of any Revolving LIBOR Loan or Term LIBOR Loan Portion as set forth in clause (a) of Paragraph 2.12, any failure to borrow any Revolving LIBOR Loan or Term LIBOR Loan Portion as set forth in clause (b) of Paragraph 2.12 or any failure to convert into any Revolving LIBOR Loan or Term LIBOR Loan Portion as set forth in clause (c) of Paragraph 2.12, the amount (which shall not be less than zero) computed in accordance with the following formula:

		Funding Losses = (R-T) x P x D
						360

		where R =	the interest rate that was or would have been
applicable to such Revolving LIBOR Loan or Term
LIBOR Loan Portion;

			 T=	the LIBO Rate for the date of such repayment,
prepayment, conversion, failure to borrow or failure to convert for new Revolving LIBOR Loans or Term LIBOR Loan Portions, as applicable, of the same principal amount made for an assumed
Interest Period (the "Remaining Period") which begins on the date of such repayment, prepayment, conversion, failure to borrow or failure to convert and ends on the last day of the actual
Interest Period that was or would have been applicable to the Revolving LIBOR Loan or the Term LIBOR Loan Portion that was repaid, prepaid or converted or that was not borrowed or converted;

			 P =	the principal amount of the Revolving LIBOR Loan
or the Term LIBOR Loan Portion that was repaid, prepaid or converted or that was not borrowed or converted; and

			 D =	the number of days in the Remaining Period.

	"GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

	"Governmental Authority" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

	"Governmental Charges" shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

	"Governmental Rule" shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

	"Guaranty Obligation" shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the liability in respect thereof reasonably anticipated under GAAP.

	"Hazardous Materials" shall mean all materials, substances and wastes which are classified or regulated as "hazardous," "toxic" or similar descriptions under any Environmental Law or which are hazardous, toxic, harmful or dangerous to human health.

	"Indebtedness" of any Person shall mean, without duplication:

	(a)	All obligations of such Person evidenced by
notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money;

	(b)	All obligations of such Person for the deferred
purchase price of property or services (including obligations under letters of credit and other credit facilities which secured or financed such purchase price), other than trade payables incurred by such Person in the ordinary course of its business on ordinary terms;

	(c)	All obligations of such Person under conditional
sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property);

	(d)	All obligations of such Person as lessee under or
with respect to Capital Leases;

	(e)	All obligations of such Person, contingent or
otherwise, under or with respect to letters of credit, acceptances or other similar facilities;

	(f)	All obligations of such Person, contingent or
otherwise, under or with respect to interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts or other similar agreements;

	(g)	All Contingent Obligations of such Person with
respect to the obligations of such Person or other Persons of the types described in clauses (a) - (f) above; and

	(h)	All obligations of other Persons of the types
described in clauses (a) - (f) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such person has not assumed or become liable for the payment of such obligations.

	"Interest Account" shall have the meaning given to that term in Subparagraph 2.07(c).

	"Interest Expenses" shall mean, with respect to any Person for any period, the sum, determined on a consolidated basis in accordance with GAAP, of (a) all interest accruing on the indebtedness of such Person during such period (including interest attributable to Capital Leases) and (b) all letter of credit fees payable by such Person accruing during such period.

	"Interest Period" shall mean, with respect to any Revolving LIBOR Loan or Term LIBOR Borrowing Portion, the time periods selected by Borrower pursuant to Subparagraph 2.01(b), Subparagraph 2.01(d), Subparagraph 2.02(b) or Subparagraph 2.02(d) which commences on the first day of such Loan or Portion or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by Borrower pursuant to Subparagraph 2.01(e) or Subparagraph 2.02(e) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.

	"Investment" of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business or the purchase by such Person in the ordinary course of business of residences for employees in connection with the relocation by such Person of such employees), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including any Guaranty Obligations of such Person and any Indebtedness of such Person of the type described in clause (h) of the definition of "Indebtedness" on behalf of any other Person); provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales of inventory in the ordinary course of such Person's business or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.

	"La Cie" shall mean La Cie, Ltd., an Oregon corporation.

	"Leverage Ratio" shall mean, with respect to any Person at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

	(a)	The difference between (i) the total liabilities
of such Person and its Subsidiaries at such time and
(ii) with respect to Borrower, all Subordinated Debt of Borrower at such time;

to

	(b)	The sum of (i) the Net Worth of such Person and
its Subsidiaries at such time and (ii) with respect to Borrower, all Subordinated Debt of Borrower at such time.

	"LIBO Rate" shall mean, with respect to any Interest Period for the Revolving LIBOR Loans in any Revolving Loan Borrowing consisting of Revolving LIBOR Loans or the Term LIBOR Loan Portions in any Term LIBOR Borrowing Portion, a rate per annum equal to the quotient of (a) the arithmetic mean (rounded upward if necessary to the nearest 1/16 of one percent) of the rates per annum appearing on the Reuters screen LIBO page (or any successor publication) on the second Business Day prior to the first day of such Interest Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period, divided by (b) one minus the Reserve Requirement for such Loans or Portion in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, at the Administrative Agent's discretion, (i) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (ii) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the second Business Day prior to the commencement of such Interest Period at or about 10:00 A.M. (New York time) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Loan or Portion to be made or funded by the Administrative Agent as part of such Revolving Loan Borrowing or Term Loan Portion.

	"Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

	"Lien Acknowledgment Agreements" shall have the meaning given to that term in Subparagraph 2.13(a).

	"Loan" shall mean a Revolving Loan or Term Loan.

	"Managing Agents" shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

	"Managing Agents' Fee Letter" shall mean the letter agreement dated September 28, 1994 among Borrower and the Managing Agents.

	"Margin Stock" shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board, as amended from time to time, and any successor regulation thereto.

	"Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or financial or other condition of Borrower and its Subsidiaries taken as a whole;
(b) the business, assets, operations, prospects or financial or other condition of Rocky Mountain as a result of any limitation or restriction on the ownership or right to use any patents, other intellectual property or technology which Rocky Mountain owns, has the right to use or uses as of the Closing Date; (c) the ability of Borrower or any of its Material Subsidiaries to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents; (d) the rights and remedies of the Agents and the Banks under this Agreement or any other Credit Documents taken as a whole; or (e) the value of the Collateral, any Agent's or Bank's security interest in the Collateral or the perfection or priority of such security interests.

	"Material Subsidiaries" shall mean (a) Quantum Europe, Rocky Mountain, Quantum Malaysia and Quantum Holdings and (b) each other Subsidiary of Borrower which has assets with a total book value greater than $50,000,000; provided, however, that, if Borrower sells all of the Equity Securities held by Borrower in any Subsidiary set forth in clause (a) above pursuant to the terms of this Agreement, such Subsidiary shall cease to be a Material Subsidiary.

	"maturity" shall mean, with respect to any Loan, interest, fee or other amount payable by Borrower under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

	"Maturity Date" shall have the meaning given to that term in Subparagraph 2.01(a).

	"MKE" shall mean Matsushita-Kotobuki Electronics Industries, Ltd., a Japanese corporation.

	"MKE Subordinated Debt" shall mean subordinated Indebtedness issued by Borrower to MKE pursuant to clause (viii) of Subparagraph 5.02(a).

	"Multiemployer Plan" shall mean any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate.

	"Net Proceeds" shall mean:

	(a)	With respect to any sale of any asset by any
Person, the aggregate consideration received by such Person from such sale less the sum of (i) the amount of liabilities for taxes incurred by such Person in connection with such sale (after taking into account available deductions, credits, carry-backs, carry-forwards or similar items) based on the overall effective tax rate payable by the Borrower for the tax year in question, (ii) the sum of the actual amount of fees and commissions payable to Persons other than such Person or any Affiliate of such Person, legal expenses and other costs and expenses reasonably related to such sale that are to be paid by such Person, (iii) the amount of any indebtedness (other than the Obligations) which is secured by such asset and is required to be repaid or prepaid by such Person as a result of such sale and (iv) appropriate amounts provided by such Person as a reserve or other liability in accordance with GAAP against any liabilities incurred in connection with such sale and retained by such Person after such sale, including pension and post-employment benefit liabilities, environmental liabilities and liabilities under related indemnification obligations; and

	(b)	With respect to any sale or issuance of any
Equity Security or other security by any Person (including in the case of Borrower, any sale or issuance of any Subordinated Debt), the aggregate consideration received by such Person from such sale or issuance less the actual amount of fees and commissions payable to Persons other than such Person or any Affiliate of such Person.

	"Net Worth" shall mean, with respect to any Person at any time, the remainder at such time, determined on a consolidated basis in accordance with GAAP, of (a) the total assets of such Person and its Subsidiaries minus (b) the sum (without limitation and without duplication of deductions) of (i) the total liabilities of such Person and its Subsidiaries and (ii) all reserves established by such Person and its Subsidiaries for anticipated losses and expenses (to the extent not deducted in calculating total assets in clause (a) above).

	"Note" shall mean a Revolving Loan Note or a Term Loan Note.

	"Notice of Borrowing" shall mean a Notice of Revolving Loan Borrowing or the Notice of Term Loan Borrowing.

	"Notice of Interest Period Selection" shall mean a Notice of Revolving Loan Interest Period Selection or Notice of Term Loan
Interest Period Selection.

	"Notice of Loan Conversion" shall mean a Notice of Revolving Loan Conversion or Notice of Term Loan Conversion.

	"Notice of Revolving Loan Borrowing" shall have the meaning given to that term in Subparagraph 2.01(b).

	"Notice of Revolving Loan Conversion" shall have the meaning given to that term in Subparagraph 2.01(d).

	"Notice of Revolving Loan Interest Period Selection" shall have the meaning given to that term in Subparagraph 2.01(e).

	"Notice of Term Loan Borrowing" shall have the meaning given to that term in Subparagraph 2.02(b).

	"Notice of Term Loan Conversion" shall have the meaning given to that term in Subparagraph 2.02(d).

	"Notice of Term Loan Interest Period Selection" shall have the meaning given to that term in Subparagraph 2.02(e).

	"Obligations" shall mean and include, with respect to Borrower, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by Borrower to any Agent or any Bank of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or payable by Borrower hereunder or thereunder.

	"Origination Fees" shall have the meaning given to that term in Subparagraph 2.04(b).

	"Participant" shall have the meaning given to that term in Subparagraph 8.05(b).

	"PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

	"Permitted Indebtedness" shall have the meaning given to that term in Subparagraph 5.02(a).

	"Permitted Liens" shall have the meaning given to that term in Subparagraph 5.02(b).

	"Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a joint venture, a trust or other entity or a Governmental Authority.

	"Portion" shall mean (a) with respect to the Term Loan
Borrowing, a Term Base Rate Borrowing Portion or Term LIBOR
Borrowing Portion, and (b) with respect to any Term Loan, a Term
Base Rate Loan Portion or Term LIBOR Loan Portion.

	"Pricing Reduction Period" shall mean a period which:

	(a)	Commences on a day which is:

     (i)	The date (the "Commitment Reduction Date")
the sum of the Total Revolving Loan Commitment and the
outstanding principal amount of the Term Loans is
reduced to $250,000,000 or less if (A) Borrower's Fixed
Charge Coverage Ratio for the consecutive two-quarter
period which ended immediately prior to the Commitment
Reduction Date was 3.00 to 1.00 or more, (B) the
Administrative Agent has received prior to the
Commitment Reduction Date all Financial Statements
necessary to show that such Fixed Charge Coverage Ratio
for such period is 3.00 to 1.00 or more and (C) no
Event of Default has occurred and is continuing on the
Commitment Reduction Date; or
    (ii)	If any of the conditions set forth in clause (i) above is
not satisfied on the Commitment Reduction Date, the first date thereafter on which (A) Borrower's Fixed Charge
Coverage Ratio for the consecutive two-quarter period which ended immediately prior to such date was 3.00 to
1.00 or more, (B) the Administrative Agent has received prior to such date all Financial Statements necessary to show that such Fixed Charge Coverage Ratio for such period is 3.00 to 1.00 or more and (C) no Event of Default has occurred and is continuing on such date;
and

	(b)	Ends on the date any Event of Default occurs.

	"Prime Rate" shall mean the per annum rate publicly announced by the Administrative Agent from time to time at its New York
Branch. The Prime Rate is determined by the Administrative Agent from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by the Administrative Agent at any given time for any particular class of customers or credit extensions. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each change in the Prime Rate occurs.

	"Proportionate Share" shall mean, with respect to each Bank, the percentage set forth under the caption "Proportionate Share" opposite such Bank's name on Schedule I, or, if changed, such percentage as may be set forth for such Bank in the Register.

	"Quantum Europe" shall mean Quantum Peripherals (Europe)
S.A., a Swiss corporation.

	"Quantum Europe Deposit Accounts" shall mean those certain accounts numbered 600837058022 and 600837058014 maintained with Bank of America National Trust and Savings Association, London
Branch.

	"Quantum Europe Loan" shall mean the loan to be made by Borrower to Quantum Europe on the Closing Date in the original principal amount of $50,000,000.

	"Quantum Europe Loan Documents" shall mean the Quantum Europe Note, the Quantum Europe Security Documents and all other documents, instruments and agreements delivered by Quantum Europe or Borrower in connection with the Quantum Europe Loan.

	"Quantum Europe Note" shall have the meaning given to that term in Schedule 3.01.

	"Quantum Europe Security Documents" shall mean the instruments, agreements, filings, notices, registrations, certificates and other documents delivered to Administrative Agent pursuant to item
E.(4)(b) of Schedule 3.01 and all other instruments, agreements, filings, notices, registrations, certificates and other documents delivered to Borrower, Administrative Agent, any other Agent or any Bank in connection with or to secure the Quantum Europe Loan or the Quantum Europe Note.

	"Quantum Holdings" shall mean Quantum Data Storage B.V., a Netherlands corporation.

	"Quantum Malaysia" shall mean Quantum Peripherals (Malaysia) Sdn. Bhd., a Malaysia corporation.

	"Quantum/Quantum Europe Stock Transfer" shall mean the transfer by Borrower to Quantum Europe of the stock of Digital Equipment Storage Products (Malaysia), Sdn. Bhd., a Malaysian corporation, to be acquired by Borrower from DEC in the DEC Acquisition on the Closing Date.

	"Quantum/Quantum Holdings Stock Transfer" shall mean the transfer by Borrower to Quantum Holdings of the stock of the following Subsidiaries of Borrower owned by Borrower on the Closing
Date:

	(a)	Quantum Europe;

	(b)	Quantum Malaysia;

	(c)	Quantum Foreign Sales Corporation, a Barbados corporation;

	(d)	Quantum GmbH, a German corporation;

	(e)	Quantum Peripheral Products, Ltd., a United
Kingdom corporation;

	(f)	Quantum France SARL, a French corporation;

	(g)	Quantum Asia Pacific Pte., Ltd., a Singapore corporation;

	(h)	Quantum Japan Corporation, a Japanese corporation;

	(i)	Quantum Peripheral Products (Ireland), Ltd., an
Ireland corporation;

	(j)	Quantum Korea Corporation, a Korean corporation;

	(k)	Quantum Hong Kong, Ltd., a Hong Kong corporation;
and

	(l)	PT Digital Equipment Storage Indonesia (to be
renamed PT Quantum Peripherals Indonesia), an Indonesian corporation.

	"Quick Ratio" shall mean, with respect to any Person at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

	(a)	The sum at such time of all cash and accounts
receivable of such Person and its Subsidiaries (less all reserves therefor);

to

	(b)	The current liabilities of such Person and its
Subsidiaries at such time.

	"Register" shall have the meaning given to that term in Subparagraph 8.05(d).

	"Reportable Event" shall have the meaning given to that term in ERISA and applicable regulations thereunder.

	"Required Banks" shall mean (a) at any time Revolving Loans or Term Loans are outstanding, Banks holding sixty-six and two-thirds percent (66 2/3%) or more of the aggregate principal amount of such Loans and (b) at any time no Revolving Loans or Term Loans are outstanding, Banks whose Proportionate Shares equal or exceed sixty-six and two-thirds percent (66 2/3%).

	"Requirement of Law" applicable to any Person shall mean
(a) the Articles or Certificate of Incorporation and By-laws, Partnership Agreement or other organizational or governing documents of such Person, (b) any Governmental Rule binding upon such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any final judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

	"Reserve Requirement" shall mean, with respect to any day in an Interest Period for a Revolving LIBOR Loan or Term LIBOR
Portion, the aggregate of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term "reserve requirement" shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on Bank by any Governmental Authority.

	"Restructuring Charges" shall mean all charges in connection with restructuring or integration arising out of or related to the DEC Acquisition.

	"Revolving Base Rate Loan" shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (i) of Subparagraph 2.01(c).

	"Revolving LIBOR Loan" shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (ii) of Subparagraph 2.01(c).

	"Revolving Loan" shall have the meaning given to that term in Subparagraph 2.01(a).

	"Revolving Loan Borrowing" shall mean a borrowing by Borrower consisting of the Revolving Loans made by each of the Banks on the same date and of the same Type pursuant to a single Notice of Revolving Loan Borrowing.

	"Revolving Loan Commitment" shall mean, with respect to any Bank at any time, such Bank's Proportionate Share at such time of the Total Revolving Loan Commitment at such time.

	"Revolving Loan Note" shall have the meaning given to that term in Subparagraph 2.07(a).

	"Rocky Mountain" shall mean Rocky Mountain Magnetics, Inc., a Delaware corporation.

	"Rocky Mountain Stockholders Agreement" shall mean that certain Stockholders Agreement dated August 19, 1992 between DEC and Storage Tech relating to their ownership of Rocky Mountain.

	"Security Documents" shall mean and include the Borrower Mortgages, the Borrower Security Agreement, the Borrower Pledge Agreement, the Borrower Intellectual Property Security Agreement, the Subsidiary Mortgages, the Subsidiary Security Agreements, the Lien Acknowledgment Agreements and all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) delivered to Administrative Agent, any other Agent or any Bank in connection with any Collateral or to secure the Obligations.

	"Silicon Storage Technology" shall mean Silicon Storage
Technology, Inc., a California corporation.

	"Similar Lien" shall mean, when used in reference to a first priority perfected security interest, a Lien, governed by the laws of a jurisdiction or jurisdictions other than California, which provides to the holder of such Lien rights and remedies similar to the rights and remedies provided to a secured party having a first priority perfected security interest under California law.

	"Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

	"Storage Tech" shall mean Storage Technology Corporation, a
Delaware corporation.

	"Subordinated Debt" shall mean the Convertible Subordinated Debentures, the DEC Loan, any MKE Subordinated Debt and any other subordinated debt permitted by Subparagraph 5.02(a).

	"Subsidiary" of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis.

	"Subsidiary Security Agreement" shall have the meaning given to such term in Subparagraph 2.13(a).

	"Taxes" shall have the meaning given to such term in Subparagraph 2.11(a).

	"Term Base Rate Borrowing Portion" shall mean, at any time, any portion of the Term Loan Borrowing which then bears interest at a rate specified in clause (i) of Subparagraph 2.02(c).

	"Term Base Rate Loan Portion" shall mean, at any time, any portion of a Term Loan which then bears interest at a rate specified in clause (i) of Subparagraph 2.02(c).

	"Term LIBOR Borrowing Portion" shall mean, at any time, any portion of the Term Loan Borrowing which then bears interest at a rate specified in clause (ii) of Subparagraph 2.02(c).

	"Term LIBOR Loan Portion" shall mean, at any time, any portion of a Term Loan which then bears interest at a rate specified in clause (ii) of Subparagraph 2.02(c).

	"Term Loan" shall have the meaning given to that term in Subparagraph 2.02(a).

	"Term Loan Borrowing" shall mean the borrowing by Borrower consisting of the Term Loans made by each of the Banks.

	"Term Loan Commitment" shall mean, with respect to any Bank at any time, such Bank's Proportionate Share at such time of the Total Term Loan Commitment at such time.

	"Term Loan Installment Date" shall have the meaning given to that term in Subparagraph 2.02(f).

	"Term Loan Note" shall have the meaning given to that term in Subparagraph 2.07(b).

	"Total Revolving Loan Commitment" shall have the meaning given to that term in Subparagraph 2.01(a).

	"Total Term Loan Commitment" shall have the meaning given to that term in Subparagraph 2.02(a).

	"Type" shall mean, with respect to any Loan, Borrowing or Portion at any time, the classification of such Loan, Borrowing or Portion by the type of interest rate it then bears, whether an interest rate based on the Base Rate or the LIBO Rate.

	"Unused Commitment" shall mean, at any time after this Agreement is executed by Borrower, the Agents and Banks, the remainder of (a) the Total Revolving Loan Commitment at such time minus (b) the sum of the aggregate principal amount of all Revolving Loans then outstanding.

	1.02.	GAAP.  Unless otherwise indicated in this Agreement or any
other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP. If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, Borrower, the Banks and Agents agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until Borrower, the Banks and Agents so amend this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

	1.03.	Headings.  Headings in this Agreement and each of the other
Credit Documents are for convenience of reference only and are not part of the substance hereof or thereof.

	1.04.	Plural Terms.  All terms defined in this Agreement or any
other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

	1.05.	Time.  All references in this Agreement and each of the
other
Credit Documents to a time of day shall mean New York time unless otherwise indicated.

	1.06.	Governing Law.  This Agreement and each of the other Credit
Documents (unless otherwise provided in such other Credit Documents) shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

	1.07.	Construction.  This Agreement is the result of negotiations
among, and has been reviewed by, Borrower, each Bank, each Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower, any Bank or any Agent.

	1.08.	Entire Agreement.  This Agreement, the Agents' Fee Letters
and each of the other Credit Documents, taken together, constitute and contain the entire agreement of Borrower, the Banks and Agents and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof (including the commitment letter dated as of August 18, 1994 among Borrower and the Managing Agents).

	1.09.	Calculation of Interest and Fees.  All calculations of
interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan bears interest based upon the Prime Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

	1.10.	Other Interpretive Provisions.  References in this Agreement to "Recitals," "Sections," "Paragraphs," "Subparagraphs," "Exhibits" and "Schedules" are to recitals, sections, paragraphs, subparagraphs, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement and each of the other Credit Documents to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.


SECTION II.	CREDIT FACILITIES.

	2.01.	Revolving Loan Facility.

	(a)	Revolving Loan Availability.  Subject to the terms and
conditions of this Agreement (including the amount limitations set forth in Paragraph 2.03), each Bank severally agrees to advance to Borrower from time to time during the period beginning on the Closing Date and ending on September 30, 1997 (the "Maturity Date") such revolving loans as Borrower may request under this Paragraph
2.01 (individually, a "Revolving Loan"); provided, however, that
(i) the aggregate principal amount of all Revolving Loans made by such Bank at any time outstanding shall not exceed such Bank's Revolving Loan Commitment at such time and (ii) the aggregate principal amount of all Revolving Loans made by all Banks at any time outstanding shall not exceed Two Hundred Twenty-Five Million Dollars ($225,000,000) (such amount, as reduced from time to time pursuant to this Agreement, to be referred to herein as the "Total Revolving Loan Commitment"). All Revolving Loans shall be made on a pro rata basis by the Banks in accordance with their respective Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Bank equal to such Bank's Proportionate Share of such Revolving Loan Borrowing. Except as otherwise provided herein, Borrower may borrow, repay and reborrow Revolving Loans until the Maturity Date.

	(b)	Notice of Revolving Loan Borrowing.  Borrower shall
request each Revolving Loan Borrowing by delivering to Administrative Agent an irrevocable written notice in the form of Exhibit A, appropriately completed (a "Notice of Revolving Loan
Borrowing"), which specifies, among other things:

			(i)	The principal amount of the requested Revolving
Loan Borrowing, which shall be in the amount of (A)
$1,000,000 or an integral multiple of $500,000 in excess thereof in the case of a Borrowing consisting of Revolving
Base Rate Loans or (B) $10,000,000 or an integral multiple of $500,000 in excess thereof in the case of a Borrowing consisting of Revolving LIBOR Loans;

		    (ii)	Whether the requested Revolving Loan Borrowing
is to consist of Revolving Base Rate Loans or Revolving LIBOR
Loans;

		   (iii)	If the requested Revolving Loan Borrowing is to
consist of Revolving LIBOR Loans, the initial Interest Period selected by Borrower for such Revolving Loans in accordance with Subparagraph 2.01(e); and

		    (iv)	The date of the requested Revolving Loan
Borrowing, which shall be a Business Day.

Borrower shall give each Notice of Revolving Loan Borrowing to Administrative Agent at least three (3) Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Revolving LIBOR Loans and at least one (1) Business Day before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Revolving Base Rate Loans. Each Notice of Revolving Loan Borrowing shall be delivered by first-class mail or facsimile to Administrative Agent at the office or facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of any Notice of Revolving Loan Borrowing initially delivered by facsimile. Borrower may request that one or more Revolving Loan Borrowings be made on the same day. Administrative Agent shall promptly notify each Bank of the contents of each Notice of Revolving Loan Borrowing and of the amount and Type of (and, if applicable, the Interest Period for) each Revolving Loan to be made by such Bank as part of the requested Revolving Loan Borrowing.

	(c)	Revolving Loan Interest Rates.  Borrower shall pay
interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until the maturity thereof, at one of the following rates per annum:

		(i)	During such periods as such Revolving Loan is a
Revolving Base Rate Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base
Rate shall change; and

		(ii)	During such periods as such Revolving Loan is a
Revolving LIBOR Loan, at a rate per annum equal at all times during each Interest Period for such Revolving LIBOR Loan to the LIBO Rate for such Interest Period plus the Applicable
Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change;

Provided, however, that (A) all Revolving Loans outstanding during the period commencing on the Closing Date and ending three (3) Business Days after the Closing Date shall be Revolving Base Rate Loans, and (B) all Revolving Loans outstanding during the period commencing on the fourth (4th) Business Day after the Closing Date and ending on the earlier of (1) three (3) Business Days after the date Administrative Agent notifies Borrower that syndication has been completed or (2) thirty (30) days after the Closing Date, shall be either Revolving Base Rate Loans or Revolving LIBOR Loans with an Interest Period of one (1) week. All Revolving Loans in each Revolving Loan Borrowing shall, at any given time prior to maturity, bear interest at one, and only one, of the above rates. The number of Revolving Loan Borrowings consisting of Revolving LIBOR Loans plus the number of Term LIBOR Borrowing Portions shall not exceed twenty (20) at any time.

	(d)	Conversion of Revolving Loans.  Borrower may convert
any Revolving Loan Borrowing from one Type of Revolving Loan Borrowing to the other Type. Borrower shall request such a conversion by an irrevocable written notice to Administrative Agent in the form of Exhibit B, appropriately completed (a "Notice of Revolving Loan Conversion"), which specifies, among other things:

		(i)	The Revolving Loan Borrowing which is to be
converted;

		 (ii)	The Type of Loans into which such Revolving Loans
are to be converted;

		 (iii) If such Revolving Loans are to be converted into Revolving LIBOR Loans, the initial Interest Period selected by Borrower for such Revolving Loans in accordance with Subparagraph 2.01(e); and

		 (iv)	The date of the requested conversion, which shall
be a Business Day.

Borrower shall give each Notice of Revolving Loan Conversion to Administrative Agent at least three (3) Business Days before the date of the requested conversion in the case of a conversion into Revolving LIBOR Loans and at least one (1) Business Day before the date of the requested conversion in the case of a conversion into Revolving Base Rate Loans. Each Notice of Revolving Loan Conversion shall be delivered by first-class mail or facsimile to Administrative Agent at the office or to the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of any Notice of Revolving Loan Conversion initially delivered by facsimile. Administrative Agent shall promptly notify each Bank of the contents of each Notice of Revolving Loan Conversion.
	(e)	Revolving LIBOR Loan Interest Periods.

			(i)	The initial and each subsequent Interest Period
selected by Borrower for a Revolving LIBOR Loan shall be one
(1), three (3) or six (6) months (or, during the period referred to in clause (B) of the proviso in Subparagraph
2.01(c) only, one (1) week) as Borrower may specify;
provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next
Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding
Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (C) no Interest
Period shall end after the Maturity Date.

		    (ii)	Borrower shall notify Administrative Agent by an
irrevocable written notice in the form of Exhibit C, appropriately completed (a "Notice of Revolving Loan Interest
Period Selection"), at least three (3) Business Days prior to the last day of each Interest Period for Revolving LIBOR
Loans of the Interest Period selected by Borrower for the next succeeding Interest Period for such Revolving LIBOR
Loans.  Each Notice of Revolving Loan Interest Period
Selection shall be given by first-class mail or facsimile to the office or the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of any Notice of Revolving Loan Interest Period Selection initially delivered by facsimile. If Borrower fails to notify Administrative Agent of the next Interest Period for Revolving LIBOR Loans in accordance with this Subparagraph
2.01(e), such Revolving LIBOR Loans shall automatically convert to Revolving Base Rate Loans on the last day of the current Interest Period therefor.

	(f)	Scheduled Revolving Loan Payments.  Borrower shall
repay the unpaid principal amount of all Revolving Loans on the Maturity Date. Borrower shall pay accrued interest on the unpaid principal amount of the Revolving Loans in arrears (i) in the case of Revolving Base Rate Loans, on the last Business Day in each calendar quarter; (ii) in the case of Revolving LIBOR Loans, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three (3) months, every three (3) months after the first day of such Interest Period); and (iii) in the case of all Revolving Loans, upon prepayment (to the extent thereof) and at maturity.

	(g)	Purpose.  Borrower shall use the proceeds of the
Revolving Loans solely to finance (i) the DEC Acquisition
(including payment of the DEC Note), (ii)the Quantum Europe Loan or
(iii) Borrower's working capital and general corporate needs.

	2.02.	Term Loan Facility.

	(a)	Term Loan Availability.  Subject to the terms and
conditions of this Agreement (including the amount limitations set forth in Paragraph 2.05), each Bank severally agrees to advance to Borrower on or prior to October 31, 1994, a term loan under this Paragraph 2.02 (individually, a "Term Loan") in the principal amount of such Bank's Term Loan Commitment; provided, however, that the aggregate principal amount of all Term Loans made by all Banks shall not exceed One Hundred Twenty-Five Million Dollars ($125,000,000) (such amount to be referred to herein as the "Total Term Loan Commitment"). The Term Loans shall be made on a pro rata basis by the Banks in accordance with their respective Proportionate Shares, with the Term Loan Borrowing to be comprised of a Term Loan by each Bank equal to such Bank's Proportionate Share of the Term Loan Borrowing. Each Bank shall advance its Term Loan in a single advance. Borrower may not reborrow the principal amount of a Term Loan after repayment or prepayment thereof.

	(b)	Notice of Term Loan Borrowing.  Borrower shall request
the Term Loan Borrowing by delivering to Administrative Agent an irrevocable written notice in the form of Exhibit D, appropriately completed (a "Notice of Term Loan Borrowing"). Borrower shall give the Notice of Term Loan Borrowing to Administrative Agent at least one (1) Business Day before the Closing Date. The Notice of Term
Loan Borrowing shall be delivered by first-class mail or facsimile to Administrative Agent at the office or facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of the Notice of Term Loan Borrowing if initially delivered by facsimile. Administrative Agent shall promptly notify each Bank of the contents of the Notice of Term Loan Borrowing.

	(c)	Term Loan Interest Rates.  Borrower shall pay interest
on the unpaid principal amount of each Term Loan from the date of such Term Loan until the maturity thereof, at the following rates per annum:

	(i)	During such periods as any Portion of such Term
Loan is a Term Base Rate Loan Portion, at a rate per annum on such Portion equal to the Base Rate plus the Applicable
Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and

		    (ii)	During such periods as any Portion of such Term
Loan is a Term LIBOR Loan Portion, at a rate per annum on such Portion equal at all times during each Interest Period for such Portion to the LIBO Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin shall change;
Provided, however, that (A) all Portions of the Term Loans outstanding during the period commencing on the Closing Date and ending three
(3) Business Days after the Closing Date shall be Term Base Rate
Loan Portions, and (B) all Portions of the Term Loans outstanding during the period commencing on the fourth (4th)
Business Day after the Closing Date and ending on the earlier of
(1) three (3) Business Days after the date Administrative Agent notifies Borrower that syndication has been completed or (2) thirty
(30) days after the Closing Date shall be either Term Base Rate
Loan Portions or Term LIBOR Loan Portions with an Interest Period of one (1) week. Each Term Base Rate Borrowing Portion shall be in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof, and each Term LIBOR Borrowing Portion shall be in a minimum amount of $10,000,000 or an integral multiple of $500,000 in excess thereof (except to the extent that any lesser
Portion results from a mandatory prepayment of the Term Loan
Borrowing pursuant to Subparagraph 2.05(c)). The number of Revolving Loan Borrowings consisting of Revolving LIBOR Loans plus the number of Term LIBOR Borrowing Portions shall not exceed twenty
(20) at any time.

	(d)	Conversion of Term Loans.  Borrower may convert any
Portion of the Term Loan Borrowing from one Type of Portion to another Type. Borrower shall request such a conversion by an irrevocable written notice to Administrative Agent in the form of Exhibit E, appropriately completed (a "Notice of Term Loan Conversion"), which specifies, among other things:

	(i)	The Portion of the Term Loan Borrowing which is
to be converted;

		    (ii)	The amount and Type of each Portion of the Term
Loan Borrowing into which it is to be converted;

		   (iii)	If any Portion of the Term Loan Borrowing is to
be converted into a Term LIBOR Borrowing Portion, the initial
Interest Period selected by Borrower for such Portion in accordance with Subparagraph 2.02(e); and

		    (iv)	The date of the requested conversion, which
shall be a Business Day.

Borrower shall give each Notice of Term Loan Conversion to Administrative Agent at least three (3) Business Days before the date of the requested conversion in the case of any conversion into Term LIBOR Loan Portions and at least one (1) Business Day before the date of the requested conversion in the case of any conversion into Term Base Rate Loan Portions. Each Notice of Term Loan Conversion shall be delivered by first-class mail or facsimile to Administrative Agent at the office or to the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of any Notice of Term Loan Conversion initially delivered by facsimile. Administrative Agent shall promptly notify each Bank of the contents of each Notice of Term Loan Conversion.

	(e)	Term LIBOR Loan Portion Interest Periods.

			(i)	The initial and each subsequent Interest Period
selected by Borrower for all Term LIBOR Loan Portions in a Term LIBOR Borrowing Portion shall be one (1), three (3) or six (6) months (or, during the period referred to in clause
(B) of the proviso in Subparagraph 2.02(c) only, one (1)
week) as Borrower may specify; provided, however, that
(A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (C) no Interest Period shall end after the Maturity Date.

		    (ii) Borrower shall notify Administrative Agent by an irrevocable written notice in the form of Exhibit F, appropriately completed (a "Notice of Term Loan Interest
Period Selection"), at least three (3) Business Days prior to the last day of each Interest Period for the Term LIBOR Loan
Portions in a Term LIBOR Borrowing Portion of the Interest
Period selected by Borrower for the next succeeding Interest
Period for such Portions.  Each Notice of Term Loan Interest
Period Selection shall be given by first-class mail or facsimile to the office or the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of any Notice of Term Loan Interest Period
Selection initially delivered by facsimile. If Borrower fails to notify Administrative Agent of the next Interest
Period for the Term LIBOR Loan Portions in a Term LIBOR
Borrowing Portion in accordance with this Subparagraph
2.02(e), such Portions shall automatically convert to Term
Base Rate Loan Portions on the last day of the current
Interest Period therefor.

	(f)	Scheduled Term Loan Payments.  Subject to Subparagraph
2.05(d), Borrower shall repay the principal amount of the Term
Loans in five (5) equal installments of $25,000,000 each payable on the last day of each March and September, commencing September 30, 1995 and ending on the Maturity Date (each such date to be referred to herein as a "Term Loan Installment Date"); provided, however, that the principal payment due on the Maturity Date shall be in the amount necessary to pay all remaining unpaid principal on all Term Loans. Borrower shall pay accrued interest on the unpaid principal amount of the Term Loans in arrears (i) in the case of Term Base
Rate Loan Portions, on the last Business Day in each calendar quarter, (ii) in the case of Term LIBOR Loan Portions, on the last day of each Interest Period therefor (and, if any such Interest
Period is longer than three (3) months, every three (3) months after the first day of such Interest Period); and (iii) in the case of all Term Loans, upon prepayment (to the extent thereof) and at maturity.

	(g)	Purpose.  Borrower shall use the proceeds of the Term
Loans solely to finance (i) the DEC Acquisition (including payment of the DEC Note), (ii) the Quantum Europe Loan or (iii) Borrower's working capital and general corporate needs.

	2.03.	Additional Amount Limitations, Commitment Reductions, Etc.

	(a)	Borrowing Base.

     (i)	The aggregate principal amount of all Revolving
Loans outstanding at any time shall not exceed an amount (the
"Borrowing Base") equal to the remainder at such time of:

	(A)	The lesser of:

	(1)	The Total Revolving Loan Commitment; and

	(2)	The sum at such time of:

	(x)	Eighty percent (80%) of
Eligible Borrower Accounts;

	(y)	The lesser at such time of (I)
thirty percent (30%) of Eligible Borrower
Inventory and (II) $50,000,000; and

	(z)	If the Quantum Europe Note and
Borrower's Lien in the accounts of Quantum
Europe securing the Quantum Europe Note are then subject to a first priority perfected security interest (or Similar Lien) in favor of Administrative Agent for the benefit of the Agents and Banks, the lesser at such time of (I) the outstanding principal amount of the Quantum Europe Note and (II) sixty percent (60%) of the Eligible Quantum Europe Accounts securing the Quantum Europe Note;

minus

	(B)	The outstanding principal amount of the DEC
Note at such time.
    (ii)	For the purposes of this Agreement, the Borrowing Base on
any
date of determination shall be presumed to be the Borrowing
Base determined pursuant to the most recent of (A) the latest
Borrowing Base Certificate delivered by Borrower prior to such date of determination and (B) the latest audit conducted by or on behalf of an Agent or Bank prior to such date of determination.

	(b)	Optional Reduction or Cancellation of Commitments.
Borrower may, upon three (3) Business Days written notice to Administrative Agent, permanently reduce the Total Revolving Loan Commitment by the amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof or cancel the Total Revolving Loan Commitment in its entirety; provided, however, that:

     (i)	Borrower may not reduce the Total Revolving Loan
Commitment if, after giving effect to such reduction, the aggregate principal amount of all Revolving Loans then outstanding would exceed the Total Revolving Loan Commitment as so reduced; and

    (ii)	Borrower may not cancel the Total Revolving Loan
Commitment if, after giving effect to such cancellation, any Revolving Loan would remain outstanding.

	(c)	Automatic Cancellation of Commitments.  If, at any time
Storage Tech exercises its right of first refusal under the Rocky Mountain Stockholders Agreement with respect to the pledge by Borrower of its shares in Rocky Mountain, the Total Revolving Loan Commitment shall be automatically and permanently cancelled immediately after the satisfaction of the conditions necessary for such exercise.

	(d)	Effect of Commitment Reductions.  From the effective
date of any reduction of the Total Revolving Loan Commitment, the Commitment Fees payable pursuant to Subparagraph 2.04(c) shall be computed on the basis of the Total Revolving Loan Commitment as so reduced. Any reduction of the Total Revolving Loan Commitment pursuant to this Paragraph 2.03 shall be applied ratably to reduce each Bank's Revolving Loan Commitment in accordance with clause (i) of Subparagraph 2.09(a).

2.04.	Fees.

	(a)	Agents' Fees.  Borrower shall pay to Agents, for their
own accounts, the fees in the amounts and at the times set forth in the Agents' Fee Letters.

	(b)	Origination Fees.  Borrower shall pay to Administrative
Agent, for payment to the Banks as directed by the Managing Agents, nonrefundable origination fees (the "Origination Fees") in amounts and at the times set forth in the Managing Agents' Fee Letter.

	(c)	Commitment Fees.  Borrower shall pay to Administrative
Agent, for the ratable benefit of the Banks as provided in clause (iv) of Subparagraph 2.09(a), nonrefundable commitment fees (the "Commitment Fees") equal to the Commitment Fee Percentage on the daily average Unused Commitment for the period beginning on the date of this Agreement and ending on the Maturity Date. Borrower shall pay the Commitment Fees quarterly in arrears on the last day in each calendar quarter (commencing December 31, 1994) and on the Maturity Date (or if the Total Revolving Loan Commitment is cancelled on a date prior to the Maturity Date, on such prior date).

	2.05.	Prepayments.

	(a)	Terms of all Prepayments.  Upon the prepayment of any
Loan (whether such prepayment is an optional prepayment under Subparagraph 2.05(b), a mandatory prepayment required by Subparagraph 2.05(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including, without limitation, a prepayment upon acceleration), Borrower shall pay to the Administrative Agent for the benefit of the Bank which made such Loan (i) all accrued interest to the date of such prepayment on the amount prepaid and (ii) if such prepayment is the prepayment of a Revolving LIBOR Loan or a Term LIBOR Loan Portion on a day other than the last day of an Interest Period for such Loan or Portion, all amounts payable to such Bank pursuant to Paragraph 2.12.

	(b)	Optional Prepayments.  At its option, Borrower may,
upon three (3) Business Days notice to Administrative Agent for Revolving LIBOR Loans and Term LIBOR Loan Portions and one (1) Business Day notice to Administrative Agent for Revolving Base Rate Loans and Term Base Rate Loan Portions, prepay any Borrowing in part, in an aggregate principal amount of $1,000,000 or more in the case of the Term Loan Borrowing or $500,000 or more in the case of a Revolving Loan Borrowing, or in whole.

	(c)	Mandatory Prepayments.  Borrower shall prepay the Loans
as follows:

     (i)	If, at any time, the aggregate principal amount
of all Revolving Loans outstanding exceeds the Borrowing Base at such time, Borrower shall immediately prepay Revolving
Loans in an aggregate principal amount equal to such excess.

    (ii)	If, for Borrower's fiscal year ending March 31,
1995 or any fiscal year thereafter, Designated Asset Sale Proceeds exceed $20,000,000, Borrower shall, immediately after the completion of each sale which results in such an excess or an increase in such an excess, prepay Term Loans in an aggregate principal amount equal to seventy-five percent (75%) of such excess or such increase in such excess, subject however to the qualification in the next succeeding sentence. If, at the time any mandatory prepayment would otherwise become payable pursuant to the immediately preceding sentence as a result of Designated Asset Sale Proceeds for any fiscal year exceeding $20,000,000, the Designated Asset Sale
Proceeds for such year received by Borrower and its Subsidiaries in the form of cash or cash equivalents is insufficient to make such mandatory prepayment in full, Borrower shall make such mandatory prepayment (A) at that time only to the extent of such cash or cash equivalents and
(B) thereafter as and when Borrower and its Subsidiaries receive Designated Asset Sale Proceeds for such fiscal year in the form of cash or cash equivalents (or Designated Asset Sale Proceeds previously received by Borrower and its Subsidiaries for such fiscal year in any other form are paid in or converted to cash or cash equivalents).

   (iii)	If, at any time within twelve (12) months after
the Closing Date, Borrower issues or sells any MKE
Subordinated Debt, Borrower shall, immediately after such issuance or sale, prepay Term Loans in an aggregate principal amount equal to fifty percent (50%) of the Net Proceeds of such debt.

    (iv)	If, at any time on or after twelve (12) months
from the Closing Date, Borrower issues or sells any MKE
Subordinated Debt, Borrower shall, immediately after such issuance or sale, prepay Term Loans in an aggregate principal amount equal to one hundred percent (100%) of the Net
Proceeds of such debt.

     (v)	If, at any time after the Closing Date, Borrower
issues or sells any other Subordinated Debt (other than any MKE Subordinated Debt), Borrower shall, immediately after such issuance or sale, prepay Term Loans in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such debt.

    (vi)	If, at any time after the Closing Date, Borrower
issues or sells any other Indebtedness for borrowed money, including Indebtedness evidenced by notes, bonds, debentures or other similar instruments (other than Subordinated Debt), Borrower shall, immediately after such issuance or sale, prepay Term Loans in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such debt.

   (vii)	If, at any time after the Closing Date, Borrower
issues or sells any Equity Securities, Borrower shall, immediately after such issuance or sale, prepay Term Loans in an aggregate principal amount equal to fifty percent (50%) of the Net Proceeds of such Equity Securities.

   (viii)	If, at any time Storage Tech exercises its right
of first refusal under the Rocky Mountain Stockholders
Agreement with respect to the pledge by Borrower of its shares in Rocky Mountain, Borrower shall, immediately after the satisfaction of the conditions necessary for such exercise, prepay all outstanding Term Loans and all Revolving
Loans in full.

	(d)	Application of Loan Prepayments.  All optional
prepayments of Term Loan Borrowings made by Borrower pursuant to Subparagraph 2.05(b) shall reduce the aggregate principal payable by Borrower on the then remaining Term Loan Installment Dates pro rata. All mandatory prepayments of Term Loan Borrowings made by Borrower pursuant to Subparagraph 2.05(c) shall (i) in the case of prepayments made pursuant to clause (ii) or (iii) thereof, reduce the aggregate principal amount payable by Borrower on the then remaining Term Loan Installment Dates pro rata and (ii) in the case of prepayments made pursuant to clause (iv), (v), (vi) or (vii) thereof, reduce the aggregate principal amount payable by Borrower on the then remaining Term Loan Installment Dates in inverse order commencing with the Maturity Date. Without modifying the order of application of prepayments set forth above, (A) all prepayments of the Revolving Loans shall, to the extent possible, be first applied to prepay Revolving Base Rate Loans and then, if any funds remain, to prepay Revolving LIBOR Loans and (B) all prepayments of the Term Loans shall, to the extent possible, be first applied to prepay Term Base Rate Loan Portions and then, if any funds remain, to prepay Term LIBOR Loan Portions.

	2.06.	Other Payment Terms.

	(a)	Place and Manner.  Except as otherwise expressly
provided herein, Borrower shall make all payments due to each Bank hereunder by payments to Administrative Agent, for the account of such Bank and such Bank's Applicable Lending Office, at Administrative Agent's office, located at the address specified in Paragraph 8.01, in lawful money of the United States and in same day or immediately available funds not later than 11:00 A.M. on the date due. Administrative Agent shall promptly disburse to each Bank each such payment received by Administrative Agent for such Bank.

	(b)	Date.  Whenever any payment due hereunder shall fall
due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

	(c)	Late Payments.  If any amounts required to be paid by
Borrower under this Agreement or the other Credit Documents (including, without limitation, principal or interest payable on any Loan, any fees or other amounts) remain unpaid after such amounts are due, Borrower shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Base Rate plus two and one-half percent (2.50%), such rate to change from time to time as the Base Rate shall change.

	(d)	Application of Payments.  All payments hereunder shall
be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Loans.

	(e)	Failure to Pay Administrative Agent.  Unless
Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to any Banks hereunder that Borrower will not make such payment in full, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, cause to be distributed to the appropriate Banks on such due date an amount equal to the amount then due such Banks. If and to the extent Borrower shall not have so made such payment in full to Administrative Agent, each such Bank shall repay to Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Administrative Agent, at (i) the Federal Funds Rate for the first three (3) days and (ii) the per annum rate applicable to Revolving Base Rate Loans thereafter. A certificate of Administrative Agent submitted to any Bank with respect to any amounts owing by such Bank under this Subparagraph 2.06(e) shall be conclusive absent manifest error.

2.07.	Notes and Interest Account.

	(a)	Revolving Loan Notes.  The obligation of Borrower to
repay the Revolving Loans made by each Bank and to pay interest thereon at the rates provided herein shall be evidenced by a promissory note in the form of Exhibit G (individually, a "Revolving Loan Note") which note shall be (i) payable to the order of such Bank, (ii) in the amount of such Bank's Revolving Loan Commitment, (iii) dated the Closing Date and (iv) otherwise appropriately completed. Borrower authorizes each Bank to record on the schedule annexed to such Bank's Revolving Loan Note the date and amount of each Revolving Loan made by such Bank and of each payment or prepayment of principal thereon made by Borrower, and agrees that all such notations shall constitute prima facie evidence of the matters noted. Borrower further authorizes each Bank to attach to and make a part of such Bank's Revolving Loan
Note continuations of the schedule attached thereto as necessary.

	(b)	Term Loan Notes.  The obligation of Borrower to repay
the Term Loan made by each Bank and to pay interest thereon at the rates provided herein shall be evidenced by a promissory note in the form of Exhibit H (individually, a "Term Loan Note") which note shall be (i) payable to the order of such Bank, (ii) in the amount of such Bank's Term Loan, (iii) dated the Closing Date and
(iv) otherwise appropriately completed.

	(c)	Interest Account.  Borrower authorizes Administrative
Agent to record in an account or accounts maintained by Administrative Agent on its books (the "Interest Account") (i) the interest rates applicable to all Loans and Portions and the effective dates of all changes thereto, (ii) the Interest Period for each Revolving LIBOR Loan and Term LIBOR Portion, (iii) the date and amount of each principal and interest payment on each Loan and Portion and (iv) such other information as Administrative Agent may determine is necessary for the computation of interest payable by Borrower hereunder.

	2.08.	Loan Funding, Etc.

	(a)	Bank Funding and Disbursement to Borrower.  Each Bank
shall, before 11:00 A.M. on the date of each Revolving Loan
Borrowing and the Term Loan Borrowing, make available to Administrative Agent at its office specified in Paragraph 8.01, in same day or immediately available funds, such Bank's Proportionate Share of such Borrowing. After Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section III, Administrative Agent will promptly disburse such funds in same day or immediately available funds to Borrower. Unless otherwise directed by Borrower, Administrative Agent shall disburse the proceeds of each Revolving Loan Borrowing and the Term Loan Borrowing to Borrower by disbursement to the account or accounts specified in the applicable Notice of Borrowing.

	(b)	Bank Failure to Fund.  Unless Administrative Agent
shall have received notice from a Bank prior to the date of any Revolving Loan Borrowing or the Term Loan Borrowing that such Bank will not make available to Administrative Agent such Bank's Proportionate Share of such Borrowing, Administrative Agent may assume that such Bank has made such portion available to Administrative Agent on the date of such Borrowing in accordance with Subparagraph 2.08(a), and Administrative Agent may, in reliance upon such assumption, make available to Borrower (or otherwise disburse) on such date a corresponding amount. If any Bank does not make the amount of its Proportionate Share of any Revolving Loan Borrowing or the Term Loan Borrowing available to Administrative Agent on or prior to the date of such Borrowing, such Bank shall pay to Administrative Agent, on demand, interest which shall accrue on such amount until made available to Administrative Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such Borrowing through the third Business Day thereafter and (ii) the Base Rate thereafter. A certificate of Administrative Agent submitted to any Bank with respect to any amounts owing under this Subparagraph 2.08(b) shall be conclusive absent manifest error. If any Bank's Proportionate Share of any Revolving Loan Borrowing or the Term Loan Borrowing is not in fact made available to Administrative Agent by such Bank within three (3) Business Days after the date of such Borrowing, Borrower shall pay to Administrative Agent, on demand, an amount equal to such Proportionate Share together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is repaid to Administrative Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.

	(c)	Banks' Obligations Several.  The failure of any Bank to
make the Loan to be made by it as part of any Revolving Loan
Borrowing or the Term Loan Borrowing shall not relieve any other
Bank of its obligation hereunder to make its Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

	2.09.	Pro Rata Treatment.

	(a)	Borrowings, Commitment Reductions, Etc.  Except as
otherwise provided herein:

     (i)	Each Revolving Loan Borrowing, each reduction of
the Total Revolving Loan Commitment and the Term Loan
Borrowing shall be made or shared among the Banks pro rata according to their respective Proportionate Shares;

    (ii)	Each payment of principal of Loans in any
Borrowing shall be shared among the Banks which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans so made or funded by such Banks;

   (iii)	Each payment of interest on Loans in any
Borrowing shall be shared among the Banks which made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Banks and (B) the dates on which such Banks so made or funded such Loans;

    (iv)	Each payment of Commitment Fees shall be shared
among the Banks pro rata according to (A) their respective Proportionate Shares and (B) in the case of each Bank which becomes a Bank hereunder after the date hereof, the date upon which such Bank so became a Bank;

     (v)	Each payment of interest (other than interest on
Loans) shall be shared among the Banks and Agents owed the amount upon which such interest accrues pro rata according to
(A) the respective amounts so owed such Banks and (B) the dates on which such amounts became owing to such Banks; and

    (vi)	All other payments under this Agreement and the
other Credit Documents shall be for the benefit of the Person or Persons specified.

	(b)	Sharing of Payments, Etc.  If any Bank shall obtain any
payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans owed to it in excess of its ratable share of payments on account of such Loans obtained by all Banks entitled to such payments, such Bank shall forthwith purchase from the other Banks such participations in the Loans as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase shall be rescinded and each other Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (i) the amount of such other Bank's required repayment to (ii) the total amount so recovered from the purchasing
Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.
Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Subparagraph 2.09(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but only as provided in Paragraph 8.06) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation.

	2.10.	Change of Circumstances.

	(a)	Inability to Determine Rates.  If, on or before the
first day of any Interest Period for any Revolving LIBOR Loan or Term LIBOR Borrowing Portion, Agents shall determine that (i) the LIBO Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or
(ii) the rates of interest for such Revolving LIBOR Loans or Term LIBOR Borrowing Portions, as the case may be, do not adequately and fairly reflect the cost to the Banks of making or maintaining such Revolving LIBOR Loans or Term LIBOR Borrowing Portions, Administrative Agent shall immediately give notice of such condition to Borrower and the Banks. After the giving of any such notice and until Administrative Agent shall otherwise notify Borrower that the circumstances giving rise to such condition no longer exist, Borrower's right to request the making of or conversion to, and the Banks' obligations to make or convert to Revolving LIBOR Loans or Term LIBOR Borrowing Portions shall be suspended. Any Revolving LIBOR Loans or Term LIBOR Borrowing Portions outstanding at the commencement of any such suspension shall, unless fully repaid, be converted at the end of the then current Interest Period for such Revolving LIBOR Loans or Term LIBOR Borrowing Portions into Revolving Base Rate Loans or Term Base Rate Borrowing Portions, as the case may be, unless such suspension has then ended.

	(b)	Illegality.  If, after the date of this Agreement, the
adoption of any Governmental Rule, any change in any Governmental
Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental
Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Bank with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Bank to make or maintain any Revolving LIBOR Loan or Term LIBOR Loan Portion, such Bank shall immediately notify Administrative Agent and Borrower of such Change of Law. Upon receipt of such notice, (i) Borrower's right to request the making of or conversion to, and such Bank's obligation to make or convert to, Revolving LIBOR Loans or Term LIBOR Loan Portions shall be terminated, and (ii) Borrower shall, at the request of such Bank, either (A) pursuant to Subparagraph 2.01(d) or Subparagraph 2.02(d), as the case may be, convert any such then outstanding Revolving LIBOR Loans or Term LIBOR Loan Portions of such Bank into Revolving Base Rate Loans or Term Base Rate Loan Portions, as the case may be, at the end of the current Interest Period for such Revolving LIBOR Loans or Term LIBOR Loan Portions, or (B) immediately repay or convert any such Revolving LIBOR Loans or Term LIBOR Loan Portions if such Bank shall notify Borrower that such Bank may not lawfully continue to fund and maintain such Revolving LIBOR Loans or Term LIBOR Loan Portions. Any conversion or prepayment of Revolving LIBOR Loans or Term LIBOR Loan Portions made pursuant to the preceding sentence prior to the last day of an Interest Period for such Revolving LIBOR Loans or Term LIBOR Loan Portions shall be deemed a prepayment thereof for purposes of Paragraph 2.12. After any Bank notifies Administrative Agent and Borrower of such a Change of Law and until such Bank notifies Administrative Agent and Borrower that it is no longer unlawful or impossible for such Bank to make or maintain any Revolving LIBOR
Loan or Term LIBOR Loan Portion, all Revolving Loans and all
Portions of the Term Loan of such Bank shall be Revolving Base Rate Loans and Term Base Rate Loan Portions, respectively.

	(c)	Increased Costs.  If, after the date of this Agreement,
any Change of Law:

	(i)	Shall subject any Bank to any tax, duty or other
charge with respect to any Revolving LIBOR Loan or Term LIBOR Borrowing Portion, or shall change the basis of taxation of payments by Borrower to any Bank on such a Revolving LIBOR
Loan or Term LIBOR Borrowing Portion or in respect to such a Revolving LIBOR Loan or Term LIBOR Borrowing Portion under this Agreement (except for changes in the rate of taxation on the overall net income of any Bank imposed by its jurisdiction of incorporation or the jurisdiction in which its principal executive office is located); or

    (ii)	Shall impose, modify or hold applicable any
reserve (excluding any Reserve Requirement or other reserve
to the extent included in the calculation of the LIBO Rate
for any Loans or Portions), special deposit or similar
requirement against assets held by, deposits or other
liabilities in or for the account of, advances or loans by,
or any other acquisition of funds by any Bank for any
Revolving LIBOR Loan or Term LIBOR Borrowing Portion; or
   (iii)	Shall impose on any Bank any other condition related to any
Revolving LIBOR Loan or Term LIBOR Borrowing Portion or such
Bank's Commitments;

And the effect of any of the foregoing is to increase the cost to such Bank of making, renewing, or maintaining any such Revolving LIBOR Loan or Term LIBOR Borrowing Portion or such Bank's Commitments or to reduce any amount receivable by such Bank hereunder, then Borrower shall from time to time, within five (5) days after demand by such Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for the calculation of the amount demanded), pay to such Bank additional amounts sufficient to reimburse such Bank for such increased costs or to compensate such Bank for such reduced amounts; provided, however, that Borrower shall not be obligated to pay any Bank for any such increased costs or reduced amounts incurred more than sixty (60) days prior to the date of such Bank's demand for payment if such demand was made more than sixty (60) days after the latest of (A) the date such Bank received actual notice of such increased cost or reduced amount, (B) the effective date of such Change in Law, or (C) the date such Change in Law occurred or was enacted. A certificate as to the amount of such increased costs or reduced amounts submitted by such Bank to Borrower shall constitute prima facie evidence of such increased costs or reduced amounts. The obligations of Borrower under this Subparagraph 2.10(c) shall survive the payment and performance of the Obligations and the termination of this Agreement.

	(d)	Capital Requirements.  If, after the date of this
Agreement, any Bank determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Bank or any Person controlling such Bank (a "Capital Adequacy Requirement") and (ii) the amount of capital maintained by such Bank or such Person which is reasonably attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Bank's or such Person's policies with respect to capital adequacy), Borrower shall pay to such Bank or such Person, within five (5) days after demand of such Bank (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for the calculation of the amount demanded), such amounts as such Bank or such Person shall reasonably determine are necessary to compensate such Bank or such Person for the increased costs to such Bank or such Person of such increased capital. A certificate of any Bank setting forth in reasonable detail the computation of any such increased costs delivered by such Bank to Borrower shall constitute prima facie evidence of such increased costs. The obligations of Borrower under this Subparagraph 2.10(d) shall survive the payment and performance of the Obligations and the termination of this Agreement.

	(e)	Mitigation.  As promptly as practical after any Bank
becomes aware of (i) any Change of Law which will make it unlawful or impossible for such Bank to make or maintain any Revolving LIBOR Loan or Term LIBOR Loan Portion or (ii) any obligation by Borrower to pay any amount pursuant to Subparagraph 2.10(c) or Subparagraph 2.10(d), such Bank shall notify Borrower and Administrative Agent (and, if any Bank has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Bank shall promptly so notify Borrower and Administrative Agent). Each Bank affected by any Change of Law which makes it unlawful or impossible for such Bank to make or maintain any Revolving LIBOR Loan or Term LIBOR Loan Portion or to which
Borrower is obligated to pay any amount pursuant to Subparagraph 2.10(c) or Subparagraph 2.10(d) shall use reasonable commercial efforts (including changing the jurisdiction of its Applicable Lending Office) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which Borrower is obligated to pay pursuant to Subparagraph 2.10(c) or Subparagraph 2.10(d) if, in the reasonable opinion of such Bank, such efforts would not be disadvantageous to such Bank or contrary to such Bank's normal banking practices.

	2.11.	Taxes on Payments.

	(a)	Payments Free of Taxes.  All payments made by Borrower
under this Agreement and the other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except (i) net income taxes and franchise taxes in lieu of net income taxes imposed on any Agent or Bank by its jurisdiction of incorporation or the jurisdiction in which its Applicable Lending Office is located and (ii) withholding taxes required to be paid for Banks who do not comply with Subparagraph 2.11(b) at the time they first become Banks hereunder) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called
"Taxes"). Subject to Subparagraph 2.11(c), if any Taxes are required to be withheld from any amounts payable to any Agent or any Bank hereunder or under the other Credit Documents, the amounts so payable to such Agent or such Bank shall be increased to the extent necessary to yield to such Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Credit Documents. Whenever any Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to Administrative Agent for its own account or for the account of such other Agent or such Bank, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent the required receipts or other required documentary evidence, Borrower shall indemnify Agents and the Banks for any incremental taxes, interest or penalties that may become payable by any Agent or any Bank as a result of any such failure.
The obligations of Borrower under this Subparagraph 2.11(a) shall survive the payment and performance of the Obligations and the termination of this Agreement.

	(b)	Withholding Exemption Certificates.  On or prior to the
Closing Date, each Bank which is not incorporated under the laws of the United States of America or a state thereof shall deliver to Borrower and Administrative Agent either two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal taxes. Each Bank which delivers to Borrower and Administrative Agent a Form 1001 or 4224 pursuant to the immediately preceding sentence further undertakes to deliver to Borrower and Administrative Agent two further copies of Form 1001 or 4224, or successor applicable forms, or other manner of certification or procedure, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to Borrower and Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by Borrower or Administrative Agent, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises Borrower and Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

	(c)	Mitigation.  Any Agent or Bank claiming any additional
amounts payable pursuant to this Paragraph 2.11 shall use reasonable commercial efforts to file any certificate or document requested in writing by Borrower (including without limitation copies of Internal Revenue Service Form 1001, or successor forms, reflecting a reduced rate of withholding) or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or such change in the jurisdiction of its Applicable
Lending Office would avoid the need for or materially reduce the amount of any such additional amounts which may thereafter accrue and if, in the reasonable opinion of such Agent or Bank in the case of a change in the jurisdiction of its Applicable Lending Office, such change would not be disadvantageous to such Agent or Bank or contrary to such Agent's or Bank's normal banking practices.

	(d)	Tax Returns.  Nothing contained in this Paragraph 2.11
shall require any Agent or Bank to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

	2.12.	Funding Loss Indemnification.  If Borrower shall (a) repay,
prepay or convert any Revolving LIBOR Loan or Term LIBOR Loan Portion on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise),
(b) fail to borrow any Revolving LIBOR Loan or Term LIBOR Loan Portion for which a Notice of Borrowing has been delivered to Administrative
Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (c) fail to convert any Revolving Loans into Revolving LIBOR Loans or any Portion of any Term Loan into a Term LIBOR Loan Portion in accordance with a Notice of Loan Conversion delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), Borrower shall, upon demand by any Bank, reimburse such Bank for and hold such Bank harmless from all Funding Losses and all related incidental costs and expenses (such as administrative costs and expenses) incurred by such Bank as a result of such repayment, prepayment or failure. Each Bank demanding payment under this Paragraph 2.12 shall deliver to Borrower, with a copy to Administrative Agent, a certificate setting forth the amount of Funding Losses and related incidental costs and expenses for which demand is made, which certificate shall set forth in reasonable detail the calculation of the amount demanded. Such a certificate so delivered to Borrower shall constitute prima facie evidence of such Funding Losses and related incidental costs and expenses. The obligations of Borrower under this Paragraph 2.12 shall survive the payment and performance of the Obligations and the termination of this Agreement.

	2.13.	Security.

	(a)	Mortgages, Security Agreements, Etc.  The Obligations
shall be secured by the following:

	(i)	 A Mortgage, Security Agreement and Financing
Statement in the form of Exhibit I covering the real property located in Shrewsbury, Massachusetts to be acquired by Borrower from DEC in the DEC Acquisition, duly executed by Borrower (the "Borrower Mortgage");

    (ii)	A Security Agreement in the form of Exhibit J,
duly executed by Borrower (the "Borrower Security
Agreement");

   (iii)	An Intellectual Property Security Agreement in
the form of Exhibit K, duly executed by Borrower (the
"Borrower Intellectual Property Security Agreement");

    (iv) A Pledge Agreement in the form of Exhibit L, duly executed by Borrower (the "Borrower Pledge Agreement");

	(v)	Security Agreements in the form of Exhibit M,
duly executed by La Cie and each other Domestic Subsidiary of Borrower (other than Rocky Mountain) which is a Material Subsidiary (individually, a "Subsidiary Security Agreement"); and

    (vi) Lien Acknowledgment Agreements in the form of Exhibit N, one appropriately completed and duly executed by Borrower, Quantum Europe and Administrative Agent and one appropriately completed and duly executed by Borrower, Quantum Holdings and Administrative Agent (collectively, the "Lien Acknowledgment Agreements").

	(b)	Further Assurances.  Borrower shall deliver, and shall
cause its Material Subsidiaries to deliver, to Administrative Agent such additional mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language) and other instruments, agreements, certificates, opinions and documents
(including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as Administrative Agent may reasonably request to:

     (i)	Grant, perfect, maintain, protect and evidence
security interests in favor of Administrative Agent, for the benefit of the Agents and Banks, in any or all present and future real and personal property of Borrower and the Material Subsidiaries (except Rocky Mountain and Foreign Subsidiaries) prior to the Liens or other interests of any Person, except for Permitted Liens;

    (ii)	Grant, perfect, maintain, protect and evidence
security interests in favor of Borrower, as security for the Quantum Europe Loan, in any or all present and future real and personal property of Quantum Europe prior to the Liens or other interests of any Person, except for Permitted Liens; or

   (iii)	Otherwise establish, maintain, protect and
evidence the rights provided to Administrative Agent, for the benefit of the Agents and Banks, pursuant to the Security Documents (including the rights provided to Administrative Agent in the Quantum Europe Loan and the Quantum Europe Loan Documents).

Borrower shall fully cooperate with the Agents and the Banks and perform all additional acts reasonably requested by any Agent or Bank to effect the purposes of this Paragraph 2.13.

	2.14.	Replacement of Banks.  If any Bank shall (a) become a
Defaulting Bank more than two (2) times in a period of twelve (12) consecutive months, (b) continue as a Defaulting Bank for more than five
(5) Business Days at any time, (c) suspend its obligation to make or maintain Revolving LIBOR Loans or Term LIBOR Loan Portions pursuant to Subparagraph 2.10(b) for a reason which is not applicable to the Banks (or a material number of the Banks) generally, or (d) demand any payment under Subparagraph 2.10(c), 2.10(d) or 2.11(a) for a reason which is not applicable to the Banks (or a material number of Banks) generally, then Administrative Agent may (or upon the written request of Borrower or Agents, shall) replace such Bank (the "affected Bank"), or cause such affected Bank to be replaced, with another bank (the "replacement bank") satisfying the requirements of an Assignee Bank under Subparagraph 8.05(c)., by having the affected Bank sell and assign all of its rights and obligations under this Agreement and the other Credit Documents to the replacement bank pursuant to Subparagraph 8.05(c); provided, however, that if Borrower seeks to exercise such right, it must do so within sixty
(60) days after it first knows or should have known of the occurrence of the event or events giving rise to such right, and neither Administrative
Agent nor any Agent nor any Bank shall have any obligation to identify or locate a replacement bank for Borrower. Upon receipt by any affected Bank of a written notice from Administrative Agent stating that Administrative Agent is exercising the replacement right set forth in this Paragraph 2.14, such affected Bank shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents to the replacement bank pursuant to an Assignment Agreement and
Subparagraph 8.05(c) for a purchase price equal to the sum of the principal amount of the affected Bank's Loans so sold and assigned, all accrued and unpaid interest thereon and its ratable share of all fees to which it is entitled.


SECTION III.	CONDITIONS PRECEDENT.

	3.01.	Initial Conditions Precedent.  The obligations of the Banks
to make the Loans comprising the initial Borrowing are subject to receipt by Administrative Agent, on or prior to the Closing Date, of each item listed in Schedule 3.01, each in form and substance reasonably satisfactory to the Banks, and with sufficient copies for, Administrative
Agent and each Bank.

	3.02.	Conditions Precedent to Each Credit Event.  The occurrence
of
each Credit Event (including the initial Borrowing) is subject to the further conditions that:

	(a)	Borrower shall have delivered to Administrative Agent
the Notice of Borrowing, Notice of Conversion or Notice of Interest Period Selection, as the case may be, for such Credit Event in accordance with this Agreement;

	(b)	On the date such Credit Event is to occur and after
giving effect to such Credit Event, the following shall be true and correct:

     (i)	The representations and warranties of Borrower
and its Subsidiaries set forth in Paragraph 4.01 and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

    (ii)	No Default or Event of Default has occurred and
is continuing or will result from such Credit Event; and

   (iii)	In the case of Credit Events with respect to
Revolving Loan Borrowings, no adverse change in the Borrowing
Base shall have occurred since the date of the most recent
Borrowing Base Certificate; and

	(c)	On the date such Credit Event is to occur and after
giving effect to such Credit Event, all of the Credit Documents are in full force and effect.

The submission by Borrower to Administrative Agent of each Notice of Borrowing, each Notice of Conversion (other than a notice for a conversion to a Revolving Base Rate Loan or a Term Base Rate Loan
Portion) and each Notice of Interest Period Selection shall be deemed to be a representation and warranty by Borrower as of the date thereon as to the above.


SECTION IV.	REPRESENTATIONS AND WARRANTIES.

	4.01.	Borrower's Representations and Warranties.  In order to
induce the Agents and Banks to enter into this Agreement, Borrower hereby represents and warranties to the Agents and Banks as follows:

	(a)	Due Incorporation, Qualification, etc.  Each of
Borrower and Borrower's Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed is reasonably likely to have a Material Adverse Effect.

	(b)	Authority.  The execution, delivery and performance by
Borrower and its Material Subsidiaries of each Credit Document,
Quantum Europe Loan Document and DEC Purchase Document executed, or to be executed, by such Person and the consummation of the transactions contemplated thereby (i) are within the corporate power of such Person and (ii) have been duly authorized by all necessary corporate actions on the part of such Person.

	(c)	Enforceability.  Each Credit Document, Quantum Europe
Loan Document and DEC Purchase Document executed, or to be executed, by Borrower or any Material Subsidiary has been, or will be, duly executed and delivered by such Person and constitutes, or will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

	(d)	Non-Contravention.  The execution and delivery by
Borrower and its Subsidiaries of the Credit Documents, Quantum Europe Loan Documents and DEC Purchase Documents executed by such Persons and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to such Persons; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligations of such Persons which could reasonably be expected to have a Material Adverse Effect; or
(iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Persons (except such Liens as may be created in favor of Administrative Agent pursuant to this Agreement or the other Credit Documents).

	(e)	Approvals.  No material consent, approval, order or
authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including the shareholders of any Person) is required in connection with the execution and delivery of the Credit Documents, the Quantum Europe Loan Documents or the DEC Purchase Documents executed by Borrower or any Material Subsidiary or the performance and consummation of the transactions contemplated thereby except for:

     (i)	Filings necessary to perfect the security
interests granted pursuant to the Credit Documents; and

    (ii)	Consents, approvals, orders, authorizations,
registrations, declarations or filings set forth in Schedule 4.01(e), all of which have been obtained or made or which will have been obtained or made as of the Closing Date and the date of each subsequent Credit Event unless, in the case of any such consents, approvals, orders, authorizations, registrations, declarations or filings required in connection with the execution, delivery and performance of the DEC Purchase Documents, the failure to obtain or make any such consents, approvals, orders, authorizations, registrations, declarations or filings is not reasonably likely to have a Material Adverse Effect.

	(f)	No Violation or Default.  Neither Borrower nor any of
Borrower's Subsidiaries is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person or
(ii) any Contractual Obligation of such Person, where, in each case, such violation or default is reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, after giving effect to the DEC Acquisition, neither Borrower nor any of Borrower's Subsidiaries (A) is in violation of any Environmental Laws, (B) has any liability or potential liability under any Environmental Laws or (C) has received written notice or other written communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where, in each case, such violation, liability or investigation could reasonably be expected to have a Material Adverse Effect, nor have any Hazardous Materials been released or disposed of on any of the properties owned by Borrower or its Subsidiaries (including, to Borrower's knowledge, properties acquired from DEC) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Event of Default or Default has occurred and is continuing.

	(g)	Litigation.  Except as set forth in the Disclosure
Letter, no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Borrower, threatened against Borrower or any of Borrower's Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to have a Material Adverse Effect or
(ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance of the Credit Documents or the DEC Purchase Documents or the transactions contemplated thereby.

	(h)	Title; Possession Under Leases.  Set forth in Part A of
Schedule 4.01(h) (as supplemented by Borrower from time to time in a written notice to Administrative Agent pursuant to clause (viii)
of Subparagraph 5.01(a) or otherwise) is a complete list of all real property owned by Borrower or any of its Material
Subsidiaries, with the owner of such property, the location of such property, a brief description of such property and the use of such property. Set forth in Part B of Schedule 4.01(h) (as supplemented by Borrower from time to time in a written notice to Administrative
Agent pursuant to clause (viii) of Subparagraph 5.01(a) or
otherwise) is a complete list of all real property (other than sales offices) leased by Borrower or any of its Material
Subsidiaries as lessee or sublessee, with the lessee or sublessee of such property, the location of such property, a brief
description of such property, the use of such property, the owner of such property and the date and title of and parties to the lease for such property (including all amendments thereof). Borrower and Borrower's Subsidiaries (i) own and have good and marketable title
(without regard to minor defects of title) to the real property referred to in Part A of Schedule 4.01(h), (ii) have valid
leasehold interests in the real property referred to in Part B of
Schedule 4.01(h), (iii) own and have good title (without regard to minor defects of title) to all their other respective properties and assets which are material to the business of Borrower and its
Subsidiaries taken as a whole, as reflected in the most recent
Financial Statements delivered to Administrative Agent (except those assets and properties disposed of since the date of such
Financial Statements in compliance with this Agreement) and (iv)
own and have good title (without regard to minor defects of title)
to all respective properties and assets acquired by Borrower and
Borrower's Subsidiaries since such date which are material to the business of Borrower and its Subsidiaries taken as a whole (except those assets and properties disposed of in compliance with this
Agreement).  Such assets and properties are subject to no Lien, except for Permitted Liens.  Each of Borrower and Borrower's
Subsidiaries enjoys peaceful and undisturbed possession under all leases, except for any failure to enjoy such possession which
(alone or in the aggregate with any other such failures) is not reasonably likely to have a Material Adverse Effect.
	(i)	Financial Statements.  The Financial Statements of Borrower
which have been delivered to Administrative Agent, (i) are in accordance with the books and records of Borrower, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and (iii) fairly present the financial condition and results of operations of Borrower as of the date thereof and for the periods covered thereby. As of the date of each of the Financial Statements of Borrower delivered pursuant to Paragraph 3.01 or clause (i) or (ii) of Subparagraph 5.01(a), neither Borrower nor any of Borrower's Subsidiaries has any contingent obligations, liability for taxes or other outstanding obligations which are reasonably likely, in the aggregate, to have a Material Adverse Effect, except as disclosed in such Financial
Statements.

	(j)	[Reserved].

	(k)	No Agreements to Sell Assets; Etc.  As of the Closing
Date, neither Borrower nor any of Borrower's Subsidiaries has any legal obligation, absolute or contingent, to any Person to sell all or any material part of the assets of Borrower or any of Borrower's Subsidiaries (other than sales in the ordinary course of business), or to effect any merger, consolidation or other reorganization of Borrower or any of Borrower's Subsidiaries or to enter into any agreement with respect thereto.

	(l)	Employee Benefit Plans.

	(i)	Based on the latest valuation of each Employee
Benefit Plan that either Borrower or any ERISA Affiliate maintains or contributes to, or has any obligation under (which occurred within twelve months of the date of this representation), the aggregate benefit liabilities of such plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such plan. Neither Borrower nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan contribution coverage is not reasonably likely to have a Material Adverse Effect.

    (ii)	Each Employee Benefit Plan complies, in both form
and operation, in all material respects, with its terms, ERISA and the Code, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by either Borrower or any ERISA Affiliate of any material liability, fine or penalty. Each Employee
Benefit Plan, related trust agreement, arrangement and commitment of Borrower or any ERISA Affiliate is legally valid and binding and in full force and effect. No Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. Neither Borrower nor any ERISA Affiliate has nor, to the knowledge of Borrower or any ERISA Affiliate, has any fiduciary of any Employee Benefit Plan engaged in a prohibited transaction under section 406 of ERISA or section
4975 of the Code.

   (iii)	Neither Borrower nor any ERISA Affiliate has any
material contingent obligations to any Multiemployer Plan. Neither Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in
Section 4204 of ERISA.  Neither Borrower nor any ERISA
Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of
Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

	(m)	Other Regulations.  Neither Borrower nor any of its
Subsidiaries is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

	(n)	Patent and Other Rights.  Borrower and Borrower's
Subsidiaries own or license under validly existing agreements, and have the full right to license without the consent of any other Person, all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are material to conduct the businesses of Borrower and its Subsidiaries (taken as a whole) as now conducted.

	(o)	Governmental Charges.  Borrower and Borrower's
Subsidiaries have filed or caused to be filed all material tax returns which are required by law to be filed by them. Borrower and Borrower's Subsidiaries have paid, or made provision for the payment of, all taxes and other Governmental Charges which have become due pursuant to said returns or otherwise, except such Governmental Charges, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided or which are not reasonably likely to have a Material Adverse Effect if unpaid.

	(p)	Margin Stock.  Borrower owns no Margin Stock which, in
the aggregate, would constitute a substantial part of the assets of Borrower, and no proceeds of any Loan will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.

	(q)	Subsidiaries, etc.  Set forth in Schedule 4.01(q) (as
supplemented by Borrower from time to time in a written notice to Administrative Agent) is a complete list of all of Borrower's Subsidiaries, the jurisdiction of incorporation of each, the classes of Equity Securities of each and the percentages of shares of each such class owned directly or indirectly by Borrower. Except for such Subsidiaries, Borrower has no Subsidiaries, is not a partner in any partnership or a joint venturer in any joint venture. On the date of this Agreement, Borrower has no Domestic Subsidiary which is a Material Subsidiary, and, on the Closing
Date, Borrower will have no Domestic Subsidiary which is a Material Subsidiary other than Rocky Mountain.

	(r)	Solvency, Etc.  Borrower and each of its Subsidiaries
is Solvent and, after the execution and delivery of the Credit
Documents, the Quantum Loan Documents and the DEC Purchase
Documents and the consummation of the transactions contemplated thereby, will be Solvent.

	(s)	Catastrophic Events.  Neither Borrower nor any of
Borrower's Subsidiaries and none of their properties is affected by any fire, explosion, strike, lockout or other labor dispute, earthquake, embargo or other casualty that is reasonably likely to have a Material Adverse Effect. As of the Closing Date, there are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower or any of Borrower's Subsidiaries is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Borrower, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate are reasonably likely to have a Material Adverse Effect.

	(t)	DEC Acquisition.  All of the representations and
warranties made by Borrower or, to Borrower's actual knowledge on the Closing Date, DEC in the DEC Purchase Agreement and the other DEC Purchase Documents are true and correct in all material respects.

	(u)	No Material Adverse Effect.  No event has occurred and
no condition exists which could reasonably be expected to have a Material Adverse Effect.

	(v)	Accuracy of Information Furnished.  None of the Credit
Documents and none of the other certificates, statements or information furnished to Bank by or on behalf of Borrower or any of its Subsidiaries in connection with the Credit Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

	4.02.	Reaffirmation.  Borrower shall be deemed to have reaffirmed, for the benefit of the Agents and Banks, each representation and warranty contained in Paragraph 4.01 on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).


SECTION V.	COVENANTS.

	5.01.	Affirmative Covenants.  Until the termination of this
Agreement and the satisfaction in full by Borrower of all Obligations, Borrower will comply, and will cause compliance, with the following affirmative covenants, unless Required Banks shall otherwise consent in writing:

	(a)	Financial Statements, Reports, etc.  Borrower shall
furnish to Administrative Agent (and Administrative Agent shall promptly thereupon furnish to each Bank) the following, each in such form and such detail as Administrative Agent shall reasonably request:

    (i)	As soon as available and in no event later than
forty-five (45) days after the last day of each fiscal quarter of Borrower which is not a fiscal year end, a copy of the unaudited Financial Statements of Borrower and Borrower's Subsidiaries for such quarter and for the fiscal year to date (prepared on a consolidated and consolidating basis), certified by an Executive Officer of Borrower to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

   (ii)	As soon as available and in no event later than
ninety (90) days after the close of each fiscal year of Borrower, (A) copies of the audited consolidated Financial Statements of Borrower and Borrower's Subsidiaries for such fiscal year, audited by a nationally recognized accounting firm, (B) copies of the unqualified opinions (or qualified opinions reasonably acceptable to Agents), (C) certificates of all such accountants to Administrative Agent stating that, in making the examination necessary for their audit, nothing has come to their attention that would lead or cause them to believe that Borrower has failed to comply with the provisions of Subparagraph 5.02(g) or 5.02(m), with the understanding that such audit was not directed toward obtaining knowledge of any such non-compliance, or if any such non-compliance has come to their attention, a statement as to the nature thereof and (D) a copy of the unaudited, internally prepared consolidating balance sheet of Borrower and Borrower's Subsidiaries as of the last day of such fiscal year, certified by an Executive Officer of Borrower to have been prepared in accordance with Borrower's standard accounting practices and policies;

   (iii)	Contemporaneously with the quarterly and year-end
Financial Statements required by the foregoing clauses (i) and (ii), (A) a certificate of an Executive Officer of Borrower in the form of Exhibit O, appropriately completed, together with such financial computations as Agents may request to determine compliance with the terms of this Agreement (a "Compliance Certificate") and (B) management's discussion of Borrower's operations for the period covered by such Financial Statements in the form supplied to Borrower's stockholders, including a comparison with Borrower's operations for the corresponding quarter in the immediately preceding fiscal year or with the immediately preceding fiscal year, as the case may be;

    (iv)	As soon as possible and in no event later than
five (5) Business Days after any Executive Officer of
Borrower knows of the occurrence or existence of (A) any Reportable Event under any Employee Benefit Plan or Multiemployer Plan, (B) any litigation, suits or claims against Borrower or its Subsidiaries involving claimed monetary damages payable by Borrower or any of its Subsidiaries of $10,000,000 or more not covered by insurance,
(C) any other event or condition which is reasonably likely to have a Material Adverse Effect, or (D) any Default or Event of Default; the statement of an Executive Officer of Borrower setting forth details of such event, condition, Default or Event of Default and the action which Borrower proposes to take with respect thereto;

     (v)	As soon as available and in no event later than
five (5) Business Days after they are sent, made available or filed, copies of (A) all registration statements and reports filed by Borrower or any of its Subsidiaries with any securities exchange or the Securities and Exchange
Commission; (B) all reports, proxy statements and financial statements sent or made available by Borrower or any of its Subsidiaries to its public security holders generally; and
(C) all press releases and other similar public statements concerning any material developments in the business of Borrower or any of Borrower's Subsidiaries made available by Borrower or any of Borrower's Subsidiaries to the public generally;

    (vi)	No later than thirty (30) days after the first
day of each fiscal year of Borrower, the consolidated plan and forecast of Borrower and its Subsidiaries for such fiscal year, including quarterly cash flow projections and quarterly projections of Borrower's compliance with each of the covenants set forth in Subparagraph 5.02(g) and Subparagraph 5.02(m);

   (vii)	Within twenty (20) days after the last day of
each fiscal month, a certificate in the form of Exhibit P (or other form acceptable to the Agents), appropriately completed (a "Borrowing Base Certificate"), which sets forth the calculation of the Borrowing Base as of such last day of such month, certified by an Authorized Financial Officer of Borrower;

  (viii)	At least thirty (30) days prior to the
acquisition by Borrower of any leasehold or ownership interest in real property consisting of 60,000 or more square feet, a written supplement to Schedule 4.01(h);

    (ix)	As soon as possible and in no event later than
five (5) Business Days after the issuance or sale of any Equity Securities, any Subordinated Debt or any other Indebtedness which requires a prepayment pursuant to Subparagraph 2.05(c), or the sale of any assets which generates Designated Asset Sale Proceeds for any year in excess of $20,000,000, the statement of an Executive Officer of Borrower setting forth the details of such issuance or sale;

     (x)	Contemporaneously with the year-end Financial
Statements required by the foregoing clause (ii), a report, certified by an Authorized Financial Officer of Borrower, which sets forth (A) the total Designated Asset Sales Proceeds for the year covered by such Financial Statements;
(B) if the total Designated Asset Sales Proceeds for such year exceed $20,000,000, a description of such Designated Asset Sales Proceeds (including the amount and form of all cash and non-cash consideration) and (C) if any mandatory prepayment required by clause (ii) of Subparagraph 2.05(c) as a result of annual excess Designated Asset Sales Proceeds prior to such year has not been paid in full prior to such year, a summary of all cash and non-cash payments and other proceeds received by Borrower and its Subsidiaries in connection with such earlier Designated Asset Sales Proceeds and all payments, if any, made by Borrower to the Banks therefrom;

    (xi)	Not later than (A) thirty (30) days prior to the
establishment or acquisition by Borrower or any of its Subsidiaries of any Domestic Subsidiary of Borrower which will be a Material Subsidiary (other than Rocky Mountain) and
(B) thirty (30) days after the date any existing Domestic
Subsidiary of Borrower (other than Rocky Mountain) becomes a
Material Subsidiary, written notice thereof; and

   (xii)	Such other certificates, opinions, statements,
documents and information relating to the operations or condition (financial or otherwise) of Borrower or any of its Subsidiaries, and compliance by Borrower and the Material Subsidiaries with the terms of this Agreement and the other Credit Documents as any Bank through Administrative Agent may from time to time reasonably request.

Notwithstanding the foregoing, it is understood and agreed that to the extent Borrower files Forms 10-K and 10-Q (or any successor forms) with the Securities and Exchange Commission (or any successor agency) and such forms are required to contain the same information as required by clauses (i) and (ii) of Subparagraphs 5.01(a), Borrower may deliver copies of such forms with respect to the relevant time periods in lieu of the deliveries specified in clauses (i) and (ii) of Subparagraphs 5.01(a).

	(b)	Books and Records.  Borrower and its Subsidiaries shall
at all times keep proper books of record and account in accordance with good business practices and GAAP (and, in the case of Foreign Subsidiaries, local accounting rules or GAAP to the extent required).
	(c)	Inspections.  Borrower and its Subsidiaries shall permit
personnel of Administrative Agent and, if no Default or Event of Default has occurred and is continuing, with the consent of Borrower (which consent shall not be unreasonably withheld or delayed), any Person designated by Administrative Agent, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of Borrower and its Subsidiaries, to conduct audits of any or all of the Collateral at Borrower's expense, to examine the books and records of Borrower and its Subsidiaries and make copies thereof and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as Administrative
Agent may reasonably request; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, audits of the Collateral shall be conducted at reasonable cost and shall not be conducted at Borrower's expense more than twice in any twelve (12) month period.

	(d)	Insurance.  Borrower and its Subsidiaries shall:

     (i)	Carry and maintain insurance of the types and in
the amounts customarily carried from time to time during the term of this Agreement by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker's compensation;

    (ii)	Carry and maintain each policy for such insurance
with (A) a company which is rated A or better by A.M. Best and Company at the time such policy is placed and at the time of each annual renewal thereof or (B) any other insurer which is reasonably satisfactory to the Agents;

   (iii)	Obtain and maintain endorsements for such
insurance as specified in Exhibit Q; and

    (iv)	Deliver to Administrative Agent from time to
time, as Administrative Agent may request, schedules setting forth all insurance then in effect.

	(e)	Governmental Charges.  Borrower and its Subsidiaries
shall promptly pay and discharge when due all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon which, if unpaid, are reasonably likely to have a Material Adverse Effect, except such taxes and other Governmental Charges as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves are maintained in accordance with GAAP.

	(f)	Use of Proceeds.  Borrower shall use the proceeds of
the Loans only for the respective purposes set forth in Subparagraph 2.01(g) and Subparagraph 2.02(g). Borrower shall not use any part of the proceeds of any Loan, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve Borrower, any Bank or any Agent in a violation of Regulations G, T, U or X issued by the Federal Reserve Board.

	(g)	General Business Operations.  Each of Borrower and its
Subsidiaries shall (i) preserve and maintain its corporate existence and all of its material rights, privileges and franchises reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person, the violation of which is reasonably likely to have a Material Adverse Effect, (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and (iv) pay all Contractual Obligations as and when due (except to the extent disputed in good faith by Borrower or the appropriate Subsidiary and where non-payment could not have a Material Adverse Effect). Borrower shall maintain its chief executive office and principal place of business in the United
States and shall not relocate its chief executive office or principal place of business outside of California except upon not less than ninety (90) days prior written notice to Administrative Agent.

	(h)	DEC Note.  Borrower shall prepay the DEC Note in full
not later than 180 days after the date of issuance of the DEC Note.

	(i)	Quantum Europe Loan.  Until the Quantum Europe Loan is
repaid in full, Borrower shall at all times maintain a first priority perfected security interest (or Similar Lien) on all of Quantum Europe's property (including all of Quantum Europe's accounts) pursuant to the Quantum Europe Security Documents as security for the Quantum Europe Loan. Borrower shall cause Quantum Europe to direct all of its account debtors to make all payments of or on Quantum Europe's accounts to the Quantum Europe Deposit
Accounts and shall not permit, cause or suffer Quantum Europe to change such direction to its account debtors without the prior written consent of the Administrative Agent.

	5.02.	Negative Covenants.  Until the termination of this Agreement and the satisfaction in full by Borrower of all Obligations, Borrower will comply, and will cause compliance, with the following negative covenants, unless Required Banks shall otherwise consent in writing:

	(a)	Indebtedness.  Neither Borrower nor any of its
Subsidiaries shall create, incur, assume or permit to exist any Indebtedness or any Guaranty Obligations except for the following
("Permitted Indebtedness"):

     (i)	The Obligations of Borrower under the Credit
Documents;

    (ii)	Indebtedness listed in Schedule 5.02(a) existing
on the date of this Agreement;

   (iii)	Indebtedness under purchase money loans and
Capital Leases incurred by Borrower or any of its Subsidiaries to finance the acquisition by such Person of real property, fixtures or equipment provided that (A) in each case, (y) such Indebtedness is incurred by such Person at the time of, or not later than thirty (30) days after, the acquisition by such Person of the property so financed and
(z) such Indebtedness does not exceed the purchase price of the property so financed and (B) the aggregate amount of such Indebtedness outstanding at any time does not exceed $30,000,000;

    (iv) Indebtedness arising from the endorsement of instruments for collection in the ordinary course of Borrower's or a Subsidiary's business;

     (v)	Indebtedness of Borrower under the Convertible
Subordinated Debentures;

    (vi)	Indebtedness of Borrower under the DEC Note,
provided that (A) such Indebtedness does not exceed $70,000,000 in principal amount, (B) such Indebtedness bears interest at a per annum rate of twelve percent (12%) or less,
(C) such Indebtedness permits prepayment without penalty at any time up to 180 days after its date of issuance, (D) such Indebtedness is fully subordinated to the Obligations on terms acceptable to the Agents on the Closing Date and (E) the terms of such Indebtedness are otherwise acceptable to the Agents on the Closing Date;

   (vii)	Indebtedness of Rocky Mountain to Borrower
exclusively or to Borrower, Storage Tech and/or MKE jointly, provided that (A) any such Indebtedness to Borrower, Storage Tech and/or MKE jointly is on a pro rata basis in proportion to their respective ownership interests in Rocky Mountain as permitted by this Agreement and (B) any Indebtedness of Rocky Mountain to MKE does not exceed $10,000,000 at any one time;

  (viii)	Indebtedness of Borrower to MKE, provided that
such Indebtedness is subordinated to the Obligations on terms and conditions no less favorable to the Agents and Banks than those set forth on Exhibit R or as otherwise approved by the Required Banks;

    (ix)	Indebtedness of Borrower and its Subsidiaries
under interest rate protection, currency swap and foreign exchange arrangements, provided that all such arrangements are entered into in connection with bona fide hedging operations and not for speculation;

     (x)	Indebtedness of Borrower and its Subsidiaries
with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business;

    (xi)	Indebtedness of Borrower and its Subsidiaries
under initial or successive refinancings of any Indebtedness permitted by clause (ii) or (iii) above, provided that (A) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced and
(B) the material terms and provisions of any such refinancing (including maturity, redemption, prepayment, default and subordination provisions) are no less favorable to the Banks than the Indebtedness being refinanced;

   (xii)	Indebtedness of Borrower and its Subsidiaries for
trade accounts payable, provided that (A) such accounts arise in the ordinary course of business and (B) no material part of such account is more than ninety (90) days past due
(unless subject to a bona fide dispute and for which adequate reserves have been established);

  (xiii)	Indebtedness of Borrower and its Subsidiaries for
expense accruals in the ordinary course of business;

   (xiv)	Guaranty Obligations of Borrower in respect of
Permitted Indebtedness of its Subsidiaries;

    (xv)	Indebtedness of Borrower to any of Borrower's
Subsidiaries, Indebtedness of any of Borrower's Subsidiaries to Borrower or Indebtedness of any of Borrower's Subsidiaries to any of Borrower's other Subsidiaries, provided that any Indebtedness of any of Borrower's Foreign Subsidiaries to Borrower or to any of Borrower's Domestic Subsidiaries shall be subject to the limitations set forth in clause (x) of Subparagraph 5.02(e);

   (xvi)	Indebtedness of Borrower's Foreign Subsidiaries
to Persons other than Borrower or Borrower's Subsidiaries, provided that (A) any such Indebtedness of Quantum Europe (including any such Indebtedness listed in Schedule 5.02(a)) is unsecured and (B) the aggregate principal amount of all such Indebtedness (including any such Indebtedness listed in Schedule 5.02(a)) does not exceed $60,000,000 at any time;

  (xvii)	Indebtedness of Borrower (other than MKE
Subordinated Debt) which is subordinated to the Obligations, provided that (A) the payment terms, interest rate and subordination provisions of such Indebtedness are reasonably acceptable to Required Banks and (B) all Net Proceeds of such Indebtedness are applied to prepay the Term Loans pursuant to clause (v) of Subparagraph 2.05(c); and

 (xviii)	Other Indebtedness of Borrower and its
Subsidiaries, provided that the aggregate principal amount of all such Indebtedness does not exceed $25,000,000 at any time.

	(b)	Liens.  Neither Borrower nor any of its Subsidiaries
shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following
("Permitted Liens"):

     (i)	Liens in favor of any Agent or any Bank securing
the Obligations;

    (ii)	Liens listed in Schedule 5.02(b) existing on the
date of this Agreement;

   (iii)	Liens for taxes or other governmental charges not
at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

    (iv)	Liens of carriers, warehousemen, mechanics,
materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

     (v)	Deposits under workers' compensation,
unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

    (vi)	Zoning restrictions, easements, rights-of-way,
title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

   (vii)	Liens securing Indebtedness which constitutes
Permitted Indebtedness under clause (iii) of Subparagraph 5.02(a) provided that, in each case, such Lien (A) covers only those assets, the acquisition of which was financed by such Permitted Indebtedness, and (B) secures only such Permitted Indebtedness;

  (viii)	Liens on the property or assets of any Subsidiary
of Borrower in favor of Borrower or any other Subsidiary of Borrower;

    (ix)	Liens on the property or assets of a Foreign
Subsidiary of Borrower (other than Quantum Europe) securing
Indebtedness permitted under clause (xvi) of Subparagraph 5.02(a);

     (x)	Banker's Liens and similar Liens (including set-
off rights) in respect of bank deposits;

    (xi)	Liens incurred in connection with the extension,
renewal or refinancing of the Indebtedness secured by the Liens described in clause (ii) or (vii) above, provided that any extension, renewal or replacement Lien (A) is limited to the property covered by the existing Lien and (B) secures Indebtedness which is no greater in amount and has material terms no less favorable to the Banks than the Indebtedness secured by the existing Lien;

   (xii)	Liens on property or assets of any corporation
which becomes a Subsidiary of Borrower after the date of this Agreement, provided that (A) such Liens exist at the time the stock of such corporation is acquired by Borrower and (B) such Liens were not created in contemplation of such acquisition by Borrower;

  (xiii)	Judgment Liens, provided that such Liens do not
have a value in excess of $5,000,000 or such Liens are released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy and, if so stayed, such stay is not thereafter removed;

   (xiv)	Rights of vendors or lessors under conditional
sale agreements, Capital Leases or other title retention agreements, provided that, in each case, (A) such rights secure or otherwise relate to Permitted Indebtedness, (B) such rights do not extend to any property other than property acquired with the proceeds of such Permitted Indebtedness and
(C) such rights do not secure any Indebtedness other than such Permitted Indebtedness;

    (xv)	Liens in favor of customs and revenue authorities
arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of Borrower's and its Subsidiaries' businesses; and

   (xvi)	Liens on insurance proceeds in favor of insurance
companies with respect to the financing of insurance premiums.

	(c)	Asset Dispositions.  Neither Borrower nor any of its
Subsidiaries shall sell, lease, transfer or otherwise dispose of all or any substantial part of its assets or property, whether now owned or hereafter acquired, except for the following:

     (i)	Sales of inventory by Borrower and its
Subsidiaries in the ordinary course of their businesses;

    (ii)	Sales of surplus, damaged, worn or obsolete
equipment or inventory for not less than fair market value;

   (iii)	Sales or other dispositions of Investments
permitted by clauses (i)-(vi) and (ix)-(xiv) of Subparagraph
5.02(e) for not less than fair market value;

    (iv)	Sales or assignments of defaulted receivables to
a collection agency in the ordinary course of business;

     (v)	Licenses by Borrower or its Subsidiaries of its
patents, copyrights, trademarks, trade names and service marks in the ordinary course of its business provided that, in each case, (A) the terms of the transaction are terms which then would prevail in the market for similar transactions between unaffiliated parties dealing at arm's length and (B) all steps necessary to perfect Administrative Agent's security interest in the license agreement, royalty payments and other rights of Borrower in connection therewith have been taken;

    (vi)	Sales or other dispositions of assets and
property by Borrower to any of Borrower's Subsidiaries or by any of Borrower's Subsidiaries to Borrower or any of its other Subsidiaries, provided that (A) any such assets or property which are subject to a Lien in favor of Administrative Agent (except for Excluded Foreign Subsidiary Equipment Transfers) continue to be subject to such Lien with no loss of priority or perfection, (B) Quantum Europe does not sell or dispose of any assets or property to any of Borrower's other Subsidiaries except as otherwise permitted by this Agreement (including the preceding clause (A)), (C) in the case of any sale or disposition of assets and property by Borrower or any of its Domestic Subsidiaries to any of Borrower's Foreign Subsidiaries which is made in connection with any Investment in such Foreign Subsidiary, such Investment is permitted by this Agreement (including clause
(x) of Subparagraph 5.02(e)) and (D) in the case of the Quantum/Quantum Europe Stock Transfer and the Quantum/Quantum Holdings Stock Transfer, such transfers do not occur prior to the grant and perfection of a security interest in favor of Administrative Agent in the stock transferred to Quantum Europe and Quantum Holdings in connection therewith;

   (vii)	Sales or other dispositions of the assets which
are designated for sale in the Disclosure Letter (including the assets and property acquired from DEC in connection with the DEC Acquisition which are so listed) for not less than fair market value;

  (viii)	Sale by Borrower to MKE of a portion of
Borrower's eighty-one percent (81%) ownership interest in Rocky Mountain, provided that (A) Borrower retains not less than a fifty-one percent (51%) ownership interest in Rocky
Mountain and (B) the terms of any such sale are reasonably acceptable to Required Banks; and

    (ix)	Other sales, leases, transfers and disposals of
assets and property, provided that the aggregate value of all such assets and property (based upon the greater of the fair market or book value of such assets and property) so sold, leased, transferred or otherwise disposed of in any fiscal year does not exceed $25,000,000 per year;

Provided, however, that the non-cash consideration (including the deferred portion of any purchase price) received by Borrower and its Subsidiaries at the time of any sale permitted above (other than sales permitted by clauses (i), (ii), (iii), (iv) and (vi) or licenses permitted by clause (v)) in connection with any such sale of assets and property having an aggregate value of $5,000,000 or more (based upon the greater of the fair market or book value of such assets and property) does not exceed thirty percent (30%) of the aggregate consideration or total purchase price received or receivable by Borrower and its Subsidiaries in connection with such sale.

	(d)	Mergers, Acquisitions, Etc.  Neither Borrower nor any
of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, acquire or establish any Subsidiary or acquire all or substantially all of the assets of any other Person, except that:

     (i)	Borrower may effect the DEC Acquisition;

    (ii)	Any Subsidiary of Borrower may merge into any
other Subsidiary of Borrower if, after giving effect to the merger, the surviving Subsidiary is a wholly-owned Subsidiary of Borrower;

   (iii)	Any Subsidiary may merge into Borrower provided
that Borrower is the surviving corporation;

    (iv)	Borrower and its Subsidiaries may acquire assets
of other Persons to the extent such acquisitions constitute
Capital Expenditures and such Capital Expenditures are otherwise permitted under the terms of this Agreement; and

     (v)	In addition to the transactions permitted by
clauses (i)-(iv), Borrower and its Subsidiaries may acquire other assets of other Persons and establish or acquire Subsidiaries, provided that (A) in the case of the establishment or acquisition of any Subsidiary, Borrower or one of its Domestic Subsidiaries establishes or acquires such Subsidiary and grants to Administrative Agent a first priority perfected security interest (or Similar Lien) in the stock of such Subsidiary (to the extent provided in the Borrower
Pledge Agreement with respect to Equity Securities of Foreign Subsidiaries) and (B) the aggregate cost of all such assets so acquired and all such Subsidiaries so established or acquired plus the aggregate amount of Investments made by Borrower and its Subsidiaries pursuant to clause (xiv) of Subparagraph 5.02(e) during the term of this Agreement does not exceed $25,000,000.

	(e)	Investments.  Neither Borrower nor any of its
Subsidiaries shall make any Investment except the following:

     (i)	Direct obligations of, or obligations the
principal and interest on which are unconditionally guaranteed by, the United States of America or obligations of any agency of the United States of America to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

    (ii)	Certificates of deposit maturing within one year
from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Bank, provided that (A) such deposits are denominated in Dollars,
(B) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 and (C) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Group or P-1 (or its equivalent) by Moody's Investors Service, Inc.;

   (iii)	Open market commercial paper maturing within 270
days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof, provided such commercial paper is rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Group or P-1 (or its equivalent) by Moody's Investors Service, Inc.;

    (iv)	Any repurchase agreement entered into with a
commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Bank, provided that (A) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000, (B) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Group or P-1 (or its equivalent) by Moody's Investors Service, Inc., (C) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (i), (ii) or (iii) above and (D) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations;

     (v)	Any transaction permitted by Subparagraph 5.02(a)
or Subparagraph 5.02(d);

    (vi)	Money market mutual funds registered with the
Securities and Exchange Commission, meeting the requirements of Rule 2a-7 promulgated under the Investment Company Act of 1940;

   (vii)	Investments listed in Schedule 5.02(e) existing
on the date of this Agreement;

  (viii)	Investments received by Borrower and its
Subsidiaries in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

    (ix)	Investments arising from rights received by
Borrower and its Subsidiaries upon the required payment of any permitted Contingent Obligations of Borrower and its Subsidiaries;

     (x)	Investments by Borrower and its Subsidiaries in
each other, except that Investments by Borrower and its Domestic Subsidiaries in Foreign Subsidiaries shall be limited to the following:

	(A)	The Quantum Europe Loan, provided that (1)
such loan is evidenced by the Quantum Europe Note, (2) the outstanding principal amount of such loan does not exceed $50,000,000 at any time, (3) Borrower has a first priority perfected security interest (or Similar
Lien) in the accounts of Quantum Europe, the Quantum
Europe Deposit Accounts, inventory of Quantum Europe held by other Subsidiaries of Borrower and all other assets of Quantum Europe as security for such loan, (4)
Administrative Agent has a first priority perfected security interest (or Similar Lien) in such loan and, to the extent it secures such loan, the security therefor for the benefit of the Banks and Agents as security for the Obligations and (5) the terms of such loan and the security therefor are otherwise reasonably acceptable to the Agents on the Closing Date; and

	(B)	Other Investments by Borrower and its
Domestic Subsidiaries in Foreign Subsidiaries (in addition to the Quantum Europe Loan), provided that (1) the aggregate amount of all such Investments constituting Indebtedness for borrowed money of Foreign
Subsidiaries, purchases of Equity Securities of Foreign
Subsidiaries and other capital contributions to Foreign
Subsidiaries does not exceed $350,000,000 at any time and (2) if at the end of any fiscal quarter the Indebtedness for borrowed money owed by any Foreign
Subsidiary to Borrower and its Domestic Subsidiaries exceeds $10,000,000, (I) such Subsidiary immediately delivers to Borrower a promissory note evidencing such Indebtedness, which note is in the amount of such Indebtedness and in a form reasonably acceptable to the Agents and (II) all steps necessary to grant to Administrative Agent a first priority perfected security interest (or Similar Lien) in each such note for the benefit of the Banks and Agents as security for the Obligations are taken;

Provided, however, that any Investment in the Equity Securities of any existing or new Subsidiary otherwise permitted by clause (B) (including capital contributions) shall be permitted only if (1) such Investment is made by Borrower or one of its Domestic Subsidiaries which is a Material Subsidiary (other than Rocky Mountain) and (2) at the time of such Investment, Administrative Agent is granted (or then has) a first priority perfected security interest (or Similar Lien) in such Equity Securities (to the extent provided in the Borrower Pledge Agreement with respect to Equity Securities of Foreign Subsidiaries);

    (xi)	Investments consisting of loans to employees,
officers and directors, the proceeds of which shall be used to purchase equity securities of Borrower or its Subsidiaries and other loans to employees, officers and directors;

   (xii)	Investments of Borrower and its Subsidiaries in
interest rate protection, currency swap and foreign exchange arrangements, provided that all such arrangements are entered into in connection with bona fide hedging operations and not for speculation;;

  (xiii)	Deposit accounts; and

   (xiv)	Other Investments, provided that the aggregate
amount of such other Investments plus the aggregate cost of assets acquired and Subsidiaries established or acquired by Borrower and its Subsidiaries pursuant to clause (v) of Subparagraph 5.02(d) does not exceed $25,000,000 during the term of this Agreement.

	(f)	Dividends, Redemptions, Etc.  Neither Borrower nor any
of its Subsidiaries shall pay any dividends or make any distributions on its Equity Securities; purchase, redeem, retire, defease or otherwise acquire for value any of its Equity
Securities; return any capital to any holder of its Equity
Securities as such; make any distribution of assets, Equity
Securities, obligations or securities to any holder of its Equity
Securities as such; or set apart any sum for any such purpose, except as follows:

     (i)	Either Borrower or any of its Subsidiaries may
pay dividends on its capital stock payable solely in such Person's own capital stock, provided that, in the case of any such dividend payable by a Subsidiary to Borrower or another Subsidiary, such dividend is delivered and pledged to Administrative Agent; and

    (ii)	Any Subsidiary of Borrower may pay dividends to
Borrower, Quantum Holdings or Quantum Europe;

   (iii)	Rocky Mountain may pay dividends to Storage Tech
and, if applicable, MKE, provided that such dividends are paid pro rata to Borrower, Storage Tech and MKE according to their respective ownership interests in Rocky Mountain; and

    (iv)	Borrower may repurchase its Equity Securities
from management pursuant to valid stock repurchase arrangements, provided that the aggregate amount of such repurchases does not exceed $3,000,000 in any fiscal year.

	(g)	Capital Expenditures.  Borrower and its Subsidiaries
shall not pay or incur (without duplication) in any of the periods set forth below Capital Expenditures in an aggregate amount which exceeds the amount set forth opposite such period below (plus, during the first sixty (60) days of any such period, any portion of such permitted amounts of Capital Expenditures not paid or incurred during the immediately preceding period):

      Closing Date -
           March 31, 1995 .........     $100,000,000;
      April 1, 1995 -
           March 31, 1996               $225,000,000;
      April 1, 1996 -
           March 31, 1997               $225,000,000;
      April 1, 1997 -
           Maturity Date                $100,000,000.

	(h)	Change in Business.  Neither Borrower nor any of its
Subsidiaries shall engage, either directly or indirectly through Affiliates, in any business different in any material respect from its present business or businesses incidental or ancillary thereto.

     (i)	Certain Indebtedness Payments, Etc.  Neither Borrower
nor any of its Subsidiaries shall (i) pay, prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled payment thereof any Subordinated Debt, (ii)amend, modify or otherwise change the terms of any document, instrument or agreement evidencing Subordinated Debt so as to increase its obligations thereunder or accelerate the scheduled payment thereof or (iii) amend, modify or otherwise change any of the subordination or other provisions of any document, instrument or agreement evidencing Subordinated Debt in a manner which adversely affects the material rights of the Agents and Banks; provided, however, that Borrower shall prepay the DEC Note as required under Subparagraph 5.01(h).

	(j)	ERISA.  Neither Borrower nor any ERISA Affiliate shall
(i) adopt or institute any defined benefit Employee Benefit Plan that is an employee pension benefit plan within the meaning of
Section 3(2) of ERISA, (ii) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan,
(iii) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the Code involving any Employee Benefit Plan or Multiemployer Plan which would subject either Borrower or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify,
(iv) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the Code or section 302 of ERISA), excluding all extensions permitted by law or contract,
(v) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan,
(vi) fail to comply with the requirements of section 4980B of the Code or Part 6 of Title I(B) of ERISA, or (vii) adopt any amendment to any Employee Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the Code, if any of such actions or inactions described in clauses (i) - (vii), either individually or cumulatively, would have a Material Adverse Effect.

	(k)	Transactions With Affiliates.  Neither Borrower nor any
of its Subsidiaries shall enter into any Contractual Obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Borrower or such Subsidiary as an arms-length transaction with unaffiliated
Persons.

	(l)	Accounting Changes.  Neither Borrower nor any of its
Subsidiaries shall change (i) its fiscal year (currently April 1 - March 31) or (ii) its accounting practices except as permitted by GAAP.

	(m)	Financial Covenants.

	(i)	Borrower shall not permit its cumulative Fixed
Charge Coverage Ratio for each period set forth below to be less than the ratio set forth opposite such period below:

            October 1, 1994 - December 31, 1994 ..........  1.50;
            October 1, 1994 - March 31, 1995    ..........  1.50;
            October 1, 1994 - June 30, 1995     ..........  2.00;
            Each consecutive four-quarter
              period ending on the last day
              of each quarter thereafter        ..........  2.50.

    (ii)	Borrower shall not permit its cumulative Debt
Service Coverage Ratio for each period set forth below to be less than the ratio set forth opposite such period below:

            October 1, 1994 - March 31, 1995    ..........  1.00;
            October 1, 1994 - June 30, 1995                 1.00;
            Each consecutive four-quarter
              period ending on the last day
              of each quarter thereafter                    1.00.

   (iii)	Borrower shall not permit its Net Worth on any
date of determination (such date to be referred to herein as a "determination date") which occurs after the last day of the quarter in which the DEC Acquisition is effected (such last day to be referred to herein as the "base date") to be less than the sum on such determination date of the following:

	(A)	Eighty-five percent (85%) of Borrower's Net
Worth on the base date (plus, to the extent the pre-tax
Restructuring Charges for the quarter ending on the base date exceed $125,000,000, the amount of such excess);

	(B)	Seventy-five percent (75%) of the sum of
Borrower's consolidated quarterly net income (ignoring any quarterly losses) for each quarter after the base date through and including the quarter ending immediately prior to the determination date;

	(C)	One hundred percent (100%) of the Net
Proceeds of all Equity Securities issued by Borrower and its Subsidiaries during the period commencing on the base date and ending on the determination date; and

	(D)	One hundred percent (100%) of the Net
Proceeds derived from the conversion of the Convertible
Subordinated Debentures;

Provided, however, that, if GAAP requires the Restructuring Charges to be accrued in more than one quarter, any quarterly loss incurred by Borrower in any of the first three (3) quarters after the quarter in which the DEC Acquisition occurs shall not be ignored for purposes of clause (B) above to the extent (1) any such loss in any such quarter results from the required accrual of the Restructuring Charges in such quarter and (2) the aggregate amount of the pre-tax Restructuring Charges taken by Borrower in the quarter in which the DEC Acquisition occurs and each of the first three
(3) quarters thereafter does not exceed $125,000,000.

    (iv)	Borrower shall not permit its Leverage Ratio
during any period set forth below to be more than the ratio set forth opposite such period below:

                   From the Closing Date to
                      the earlier of
                      (A) March 31, 1996 and
                      (B) the date Borrower
                      issues MKE Subordinated Debt
                      of $100,000,000 or more         1.50;

                   If Borrower issues MKE
                      Subordinated Debt of
                      $100,000,000 or more
                      prior to March 31, 1996,
                      from the date of such
                      issuance to March 31, 1996      1.35;

                    Thereafter                        1.10.

     (v)	Borrower shall not permit (A) its EBIT for more
than two quarters in any consecutive four-quarter period to be losses or (B) its cumulative EBIT quarterly losses
(ignoring any EBIT quarterly profits) for any consecutive four-quarter period to exceed $25,000,000.

    (vi)	Borrower shall not permit its Quick Ratio to be
less than 0.75 at any time.

	(n)	Rocky Mountain Financing.  Borrower shall not cause,
permit or suffer Rocky Mountain to obtain any financing or incur, sell or issue any Indebtedness except solely (i) in the case of debt financing or incurrence, sale or issuance of Indebtedness, from or to Borrower exclusively or jointly with Storage Tech and MKE on a pro rata basis in proportion to their respective ownership interests in Rocky Mountain permitted by this Agreement, provided that any Indebtedness of Rocky Mountain to MKE shall not exceed $10,000,000 at any time; and (ii) in the case of equity contribution or the sale or issuance of Equity Securities, from or to Borrower exclusively or jointly with Storage Tech and, if applicable, MKE on a pro rata basis in proportion to their respective ownership interests, and not from any loans or equity contributions from or the sale or issuance of any Equity Securities or Indebtedness to any other Persons.


SECTION VI.	DEFAULT.

	6.01.	Events of Default.  The occurrence or existence of any
one or more of the following shall constitute an "Event of Default" hereunder:

	(a)	Borrower (i) shall fail to pay when due any principal
or interest on the Loans or (ii) shall fail to pay when due any other payment required under the terms of this Agreement or any of the other Credit Documents and such failure shall continue for two
(2) Business Days after notice thereof has been given to Borrower by any Agent; or

	(b)	Borrower shall fail to observe or perform any covenant,
obligation, condition or agreement set forth in clauses (i) or
(iii) of Subparagraph 5.01(d), in Subparagraph 5.01(h) or in
Paragraph 5.02; or

	(c)	Borrower or any Material Subsidiary shall fail to
observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the other Credit Documents and such failure shall continue for fifteen (15) Business Days after the earlier of the date Borrower obtains knowledge or notice of such failure or the date Administrative Agent gives Borrower notice of such failure; or

	(d)	Any written representation, warranty, certificate,
information or other statement (financial or otherwise) made or furnished by Borrower or any of its Subsidiaries to any Agent or any Bank in or in connection with this Agreement or any of the other Credit Documents shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

	(e)	Borrower or any of Borrower's Subsidiaries (i) shall
fail to make a payment or payments in an aggregate amount of $1,000,000 or more when due under the terms of any bond, debenture, note or other evidence of indebtedness to be paid by such Person (excluding this Agreement and the other Credit Documents or any intercompany Indebtedness between Borrower and any of its Subsidiaries, but including any other evidence of indebtedness of Borrower or any of its Subsidiaries to any Bank) and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) shall fail to make any other payment or payments when due under or otherwise default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of indebtedness, and the effect of such failure or default is to cause, or permit the holder or holders thereof to cause indebtedness in an aggregate amount of $5,000,000 or more to become due prior to its stated date of maturity; or

	(f)	Borrower or any of Borrower's Material Subsidiaries
shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature,
(iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part,
(v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

	(g)	Proceedings for the appointment of a receiver, trustee,
liquidator or custodian of Borrower or any of Borrower's
Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or any of Borrower's Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

	(h)	(i) A final judgment or order for the payment of money
in excess of $5,000,000 (exclusive of amounts which are covered by insurance issued by an insurer satisfying the requirements set forth in Subparagraph 5.01(d)) shall be rendered against Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed or (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process having a value in excess of $5,000,000 shall be issued or levied against the property of Borrower or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or

 	(i)	Any Credit Document or any material term thereof shall
cease to be, or be asserted by Borrower or any of its Subsidiaries not to be, a legal, valid and binding obligation of Borrower or any of its Subsidiaries enforceable in accordance with its terms, the effect of which is or could reasonably be expected to be to interfere with, hinder or impair in any material respect the practical or effective realization of the rights, benefits or remedies of the Agents or the Banks under any Credit Documents taken as a whole; or

	(j)	Any Reportable Event occurs which constitutes grounds
for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan, or any Employee Benefit Plan shall be terminated with unfunded liabilities within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Employee Benefit Plan, in each case which could reasonably be expected to have a Material Adverse Effect; or

	(k)	Any Change of Control shall occur; or

	(l)	Any event or condition which Required Banks determine
is reasonably likely to have a Material Adverse Effect shall occur or exist and Administrative Agent shall notify Borrower in writing of such determination and the basis therefor.

(Any of the events or conditions set forth in Subparagraphs 6.01(a)-(l), prior to the giving of any required notice or the expiration of any specified grace period, shall constitute a "Default" hereunder.)

	6.02.	Remedies.  Upon the occurrence or existence of any Event of
Default (other than an Event of Default referred to in Subparagraph
6.01(f) or 6.01(g)) and at any time thereafter during the continuance of such Event of Default, Administrative Agent may, with the consent of the Required Banks, or shall, upon instructions from the Required Banks, by written notice to Borrower, (a) terminate the Commitments and the obligations of the Banks to make Loans and/or (b) declare all outstanding
Obligations payable by Borrower to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Subparagraph 6.01(f) or 6.01(g), immediately and without notice, (1) the Commitments and the obligations of the Banks to make Loans shall automatically terminate and (2) all outstanding Obligations payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Administrative Agent may exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both. Immediately after taking any action under this Paragraph 6.02, Administrative Agent shall notify each Bank of such action.


SECTION VII.	AGENTS AND RELATIONS AMONG BANKS.

	7.01.	Appointment, Powers and Immunities.  Each Bank hereby
appoints and authorizes Administrative Agent and the Managing Agents to act as its agents hereunder and under the other Credit Documents with such powers as are expressly delegated to Administrative Agent and the Managing Agents by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Neither Administrative Agent nor any Managing Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Bank or have any fiduciary duty to any Bank. Notwithstanding anything to the contrary contained herein, neither Administrative Agent nor any Managing Agent shall be required to take any action which is contrary to this Agreement or any other Credit Document or applicable law. Neither Administrative Agent nor any Managing Agent nor any Bank shall be responsible to any other Agent or Bank for any recitals, statements, representations or warranties made by Borrower or any of Borrower's Subsidiaries contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Credit Document or for any failure by Borrower to perform its obligations hereunder or thereunder. Administrative Agent and the Managing Agents may employ agents and attorneys-in-fact and shall not be responsible to any Bank for the negligence or misconduct of any such agents or attorneys-in-fact selected by them with reasonable care. None of the Administrative Agent, the Managing Agents or their directors, officers, employees or agents shall be responsible to any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Administrative Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Banks. The Administrative Agent shall promptly furnish to each Bank copies of all material documents, reports, certificates, financial statements and notices furnished to Administrative Agent by Borrower; provided, however, that Administrative Agent shall not be liable to any Bank for its failure to provide copies of such material documents, reports, certificates, financial statements and notices unless such failure constitutes gross negligence or willful misconduct by the Administrative Agent.

	7.02.	Reliance by Agents.  Administrative Agent and the Managing
Agents shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by them in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent and the Managing Agents with reasonable care. As to any other matters not expressly provided for by this Agreement, neither Administrative Agent nor any Managing Agent shall be required to take any action or exercise any discretion, but Administrative Agent shall be required to act or to refrain from acting upon instructions of the Required Banks and shall in all cases be fully protected by the Banks in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on the Administrative Agent and all of the Managing Agents and Banks.

	7.03.	Defaults.  Neither Administrative Agent nor any Managing
Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Administrative Agent and the Managing Agents have received a notice from a Bank or Borrower, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default". If Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Managing Agents and the Banks. Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, however, that until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks.

	7.04.	Indemnification.  Without limiting the Obligations of
Borrower hereunder, each Bank agrees to indemnify Administrative Agent and the Managing Agents, ratably in accordance with such Bank's Proportionate Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Administrative Agent and the Managing Agents in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from Administrative Agent and the Managing Agents' gross negligence or willful misconduct. Administrative Agent and the Managing Agents shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Bank under this Paragraph 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Bank ceasing to be a party to this Agreement.

	7.05.	Non-Reliance.  Each Bank represents that it has,
independently and without reliance on Administrative Agent, any Managing Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower and the Subsidiaries and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Administrative Agent, any Managing Agent or any Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither Administrative Agent nor any Managing Agent nor any Bank shall be required to keep any other Agent or Bank informed as to the performance or observance by Borrower or its Subsidiaries of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by Administrative Agent hereunder, neither any Administrative Agent nor any Managing Agent nor any Bank shall have any duty or responsibility to provide any Agent or Bank with any credit or other information concerning Borrower or its Subsidiaries, which may come into the possession of any Agent or Bank or any of its or their Affiliates.

	7.06.	Resignation or Removal of Administrative Agent.  Subject to
the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by giving notice thereof to the Banks, and Administrative Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent, which Administrative Agent shall be reasonably acceptable to Borrower. If no successor
Administrative Agent shall have been appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be (a) a bank having a combined capital, surplus and retained earnings of not less than U.S. $500,000,000 and (b) shall be reasonably acceptable to Borrower;
provided, however, that Borrower shall have no right to approve a successor Agent which is a Bank if an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

	7.07.	Removal of Managing Agents.  If, at any time, any Managing
Agent's share of the total credit facilities provided by all Banks hereunder is less than seven percent (7%), such Managing Agent may be removed by Borrower upon thirty (30) days prior written notice from Borrower to Administrative Agent and such Managing Agent. Upon any such removal, Borrower shall, at its election, have the right to appoint another Bank as successor to such removed Managing Agent, which successor Managing Agent shall be reasonably acceptable to the Required Banks. If no successor Managing Agent is appointed for any removed Managing Agent, all rights, powers and privileges vested in the Agents hereunder shall be exercised by Administrative Agent and the remaining Managing Agent(s) or, if no Managing Agent remains, by Administrative Agent alone. Upon the acceptance of any appointment as a Managing Agent hereunder by a successor Managing Agent, such successor Managing Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the removed Managing Agent, and the removed Managing Agent shall be discharged from its duties and obligations hereunder. After any Managing Agent's removal hereunder as a Managing Agent, the provisions of this Section VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as a Managing Agent. For the purposes of this Paragraph 7.07, a Managing Agent's share of the total credit facilities provided by all Banks hereunder at any time shall be (a) if Loans are then outstanding, (i) the aggregate principal amount of all Loans then outstanding which are held by such Managing Agent and its Affiliates as a Bank or as Banks hereunder, divided by (ii) the aggregate principal amount of all Loans then outstanding held by all Banks or (b) if no Loans are then outstanding, the aggregate
Proportionate Share at such time of such Managing Agent and its Affiliates as a Bank or as Banks hereunder.

	7.08.	Authorization.  Administrative Agent is hereby authorized by the Banks to execute, deliver and perform, each of the Credit Documents to which Administrative Agent is or is intended to be a party and each Bank agrees, subject to the terms of this Agreement, to be bound by all of the agreements of Administrative Agent contained in the Credit
Documents.

	7.09.	Agents in Their Individual Capacities.  Each Agent and its
affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower and its Subsidiaries and affiliates as though such Agent were not an Agent hereunder. With respect to Loans made by ABN, Barclays and CIBC as Banks, ABN, Barclays and CIBC shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise the same as though they were not Agents.

	7.10.	Agents' Communications Binding Upon Banks.  Subject to the
terms of this Agreement, the Banks agree that written communications from Administrative Agent and the Managing Agents to Borrower on behalf of the Banks shall be binding upon the Banks.

	7.11.	No Obligations of Borrower.  Nothing contained in this
Article VII shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by any Agent of its obligations to the Banks under any provision of this Agreement, and Borrower shall have no liability to any Agent or Bank in respect of any failure by any Agent or Bank to perform any of their respective obligations to each other under this Agreement. Without limiting the generality of the foregoing sentence, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Banks, Borrower's obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to Administrative Agent in the manner provided by this Agreement.

	7.12.	Co-Agents.  None of the Banks identified herein as a "co-
agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks identified as "co-agent" in deciding to enter into this Agreement or in taking or not taking action hereunder.


SECTION VIII.  MISCELLANEOUS.

	8.01.	Notices.  Except as otherwise provided herein, all notices,
requests, demands, consents, instructions or other communications to or upon Borrower, any Bank or any Agent under this Agreement or the other Credit Documents shall be in writing and faxed, mailed or delivered, if to Borrower or Administrative Agent at its respective facsimile number or address set forth below or, if to any Bank, at the address or facsimile number specified beneath the heading "Address for Notices" under the name of such Bank in Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the second Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt; provided, however, that any notice delivered to Administrative Agent under Section II shall not be effective until received by such Person.

Administrative Agent:    Canadian Imperial Bank of Commerce
                         425 Lexington Avenue
                         New York, New York  10017
                         Attn:  Arlene Tellerman
                                Syndications
                         Telephone:  (212) 856-3695
                         Facsimile:  (212) 856-3799

Borrower:                Quantum Corporation
                         500 McCarthy Boulevard
                         Milpitas, CA 95035
                         Attn: Joseph T. Rodgers,
                               Executive Vice President Finance
                               and Secretary
                         Telephone:  (408) 894-4212
                         Facsimile:  (408) 894-3223

Each Notice of Borrowing, Notice of Loan Conversion and Notice of Interest Period Selection shall be given by Borrower to Administrative Agent to the office of Administrative Agent located at the address referred to above during such Administrative Agent's normal business hours; provided, however, that any such notice received by any such Person after 1:00 P.M. on any Business Day shall be deemed received by such Person on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Borrower to any Agent or any Bank to be made by telephone or facsimile, any Agent or any Bank may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by such Agent or Bank is such a person.

	8.02.	Expenses.  Borrower shall pay on demand, whether or not any
Loan is made hereunder, (a) all reasonable fees and expenses payable to third parties, including each Agent's out-of-pocket expenses and reasonable attorneys' fees and expenses, incurred by Agents in connection with the preparation, negotiation, execution and delivery of, and the exercise of their duties under, the commitment letter dated as of August 18, 1994 among Borrower and the Managing Agents and the Agents' Fee Letters and their structuring of, due diligence relating to and syndication of the credit facilities set forth in this Agreement;
(b) all reasonable fees and expenses payable to third parties, including each Agent's out-of-pocket expenses and reasonable attorneys' fees and expenses, incurred by Agents in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder; (c) all reasonable fees and expenses payable to third parties, including reasonable attorneys' fees and expenses, incurred by Agents in connection with the exercise of their rights or duties under this Agreement and the other Credit Documents; and (d) all reasonable fees and expenses payable to third parties, including each Agent's and Bank's out-of-pocket expenses and reasonable attorneys' fees and expenses, incurred by any Agent or Bank in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Agents' or the Banks' rights and remedies (including all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving Borrower or any of its Subsidiaries). The obligations of Borrower under this Paragraph 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

	8.03.	Indemnification.  To the fullest extent permitted by law,
Borrower agrees to protect, indemnify, defend and hold harmless Agents, the Banks and their Affiliates and their respective directors, officers, employees, agents and advisors ("Indemnitees") from and against any and all liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with (a) any use by Borrower of any proceeds of the Loans,
(b) any violation or alleged violation of any Requirement of Law by Borrower or any of its Affiliates, (c) any Default or Event of Default,
(d) the DEC Acquisition or any other acquisition or proposed acquisition by Borrower or any of its Subsidiaries of the stock or assets (in whole or in part) of any other Person or (e) the execution, delivery and performance of this Agreement and the other Credit Documents by any of the Indemnitees (unless arising out of any violation by any of the Agents, the Banks or any of their Affiliates of any applicable law governing its banking powers), except to the extent such liability arises from the willful misconduct or gross negligence of such Indemnitee. Upon receiving knowledge of any suit, claim or demand asserted by a third party that any Agent or any Bank believes is covered by this indemnity, such Agent or such Bank shall give Borrower prompt written notice of the matter (specifying with reasonable particularity the basis therefor) and an opportunity (but not the obligation) to participate in and defend it, at Borrower's sole cost and expense, with legal counsel reasonably satisfactory to such Agent or such Bank, as the case may be. Any failure or delay of any Agent or any Bank to notify Borrower of any such suit, claim or demand as required by this Paragraph
8.03 or to cooperate in the defense thereof shall not relieve Borrower of its obligations under this Paragraph 8.03 but shall reduce such obligations to the extent of any increase in those obligations caused solely by any such failure or delay which is unreasonable. The obligations of Borrower under this Paragraph 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement.

	8.04.	Waivers; Amendments.  Any term, covenant, agreement or
condition of this Agreement or any other Credit Document may be amended or waived if such amendment or waiver is in writing and is signed by Borrower and the Required Banks; provided, however that:

	(a) Any amendment, waiver or consent which (i) increases the Total Revolving Loan Commitment or the Total Term Loan Commitment,
(ii) extends the Maturity Date, (iii) reduces the principal of or interest on any Loan or any fees or other amounts payable for the account of the Banks hereunder, (iv) postpones any date fixed for any payment of the principal of or interest on any Loans or any fees or other amounts payable for the account of the Banks hereunder or thereunder, (v) amends this Paragraph 8.04, (vi) releases any substantial part of the Collateral (other than sales or dispositions of assets permitted under Subparagraph 5.02(c)) or
(vii) amends the definition of Required Banks must be in writing and signed or approved in writing by all Banks;

	(b) Any amendment, waiver or consent which increases or decreases the Proportionate Share of any Bank must be in writing and signed by such Bank; and

	(c) Any amendment, waiver or consent which affects the rights or obligations of any Agent must be in writing and signed by such Agent.

No failure or delay by any Agent or any Bank in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

	8.05.	Successors and Assigns.

	(a)	Binding Effect.  This Agreement and the other Credit
Documents shall be binding upon and inure to the benefit of Borrower, the Banks, Agents, all future holders of the Notes and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of Agents and each Bank. All references in this Agreement to any Person shall be deemed to include all successors and assigns of such Person.

	(b)	Participations.  Any Bank may, in the ordinary course
of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under this Agreement and the other Credit Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and Borrower, such Bank shall retain the right to approve amendments and waivers and other voting rights hereunder and Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; provided, however, that any agreement pursuant to which any Bank sells a participating interest to a Participant may require the selling Bank to obtain the consent of such Participant in order for such Bank to agree in writing to any amendment of a type specified in clause (i), (ii), (iii) or (iv) of Subparagraph 8.04(a). Borrower agrees that if amounts outstanding under this Agreement and the other Credit Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any other Credit Documents; provided, however, that (i) no Participant shall exercise any rights under this sentence without the consent of Administrative Agent, (ii) no Participant shall have any rights under this sentence which are greater than those of the selling
Bank and (iii) such rights of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Subparagraph 2.09(b). Borrower also agrees that any Bank which has transferred all or part of its interests in the Commitments and the Loans to one or more Participants shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Bank under Paragraph 2.10, Paragraph 2.11, and Paragraph 2.12, as if such Bank had not made such transfer.

	(c)	Assignments.  Any Bank may, in the ordinary course of
its commercial banking business and in accordance with applicable law, at any time, sell and assign to any Bank, any affiliate of a Bank or any other bank or financial institution (individually, an "Assignee Bank") all or a portion of its rights and obligations under this Agreement and the other Credit Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an assignment agreement in the form of Exhibit S (an "Assignment Agreement"), executed by each Assignee Bank and such assignor Bank (an "Assignor Bank") and delivered to Administrative Agent for its acceptance and recording in the Register; provided, however, that:

			(i) Without the written consent of Borrower and Administrative Agent (which consent of Borrower and
Administrative Agent shall not be unreasonably withheld), no Bank may make any Assignment to any Assignee Bank which is not, immediately prior to such Assignment, a Bank hereunder or an affiliate which controls, is controlled by or is under common control with a Bank hereunder;

		    (ii) Without the written consent of Borrower and Administrative Agent (which consent of Borrower may be withheld in its sole and absolute discretion but which consent of Administrative Agent shall not be unreasonably withheld), no Bank may make any Assignment to any Assignee
Bank which is not, immediately prior to such Assignment, a Bank hereunder or an affiliate which controls, is controlled by or is under common control with a Bank hereunder if
(A) the principal amount of such Assignment is less than the lesser of 4.29% of the Aggregate Credit Facilities at the time of such Assignment or all of the Assignor Bank's Loans and Commitments hereunder or (B) if, after giving effect to such Assignment, the sum of the Assignor Bank's Revolving
Loan Commitment and Term Loan would be greater than zero but less than 4.29% of the Aggregate Credit Facilities at the time of such Assignment;

		   (iii) Without the written consent of Borrower and Administrative Agent (which consent of Borrower and
Administrative Agent shall not be unreasonably withheld), no Bank may make any Assignment to any Assignee Bank which is, immediately prior to such Assignment, a Bank hereunder or an affiliate which controls, is controlled by or is under common control with a Bank hereunder if the principal amount of such Assignment is less than the lesser of Five Million Dollars
($5,000,000) or all of the Assignor Bank's Loans and Commitments hereunder; and

		    (iv) No Bank may make any Assignment which does not assign and delegate an equal pro rata interest in such Bank's
Revolving Loans, Term Loans, Commitments and all other rights, duties and obligations of such Bank under this Agreement and the other Credit Documents.

Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Bank thereunder shall be a Bank hereunder with a Proportionate Share as set forth on Attachment 1 to such Assignment Agreement and shall have the rights, duties and obligations of such a Bank under this Agreement and the other Credit Documents, and (B) the Assignor Bank thereunder shall be a Bank with a Proportionate Share as set forth on Attachment 1 to such Assignment Agreement, or, if the Proportionate Share of the Assignor Bank has been reduced to 0%, the Assignor Bank shall cease to be a Bank; provided, however, that any such Assignor Bank which ceases to be a Bank shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend
Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Bank, the deletion of each Assignor Bank which reduces its Proportionate Share to 0% and the resulting adjustment of Proportionate Shares arising from the purchase by each Assignee Bank of all or a portion of the rights and obligations of an Assignor Bank under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, Borrower, at its own expense, shall execute and deliver to Administrative Agent, in exchange for the surrendered Revolving Loan Note and Term Loan Note of the Assignor Bank thereunder, a new Revolving Loan Note and Term Loan Note to the order of each Assignee Bank thereunder (with each new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment assumed by such Assignee Bank and each new Term Loan Note to be in the original principal amount of the Term Loan then held by such Assignee Bank) and, if the Assignor Bank is continuing as a Bank hereunder, a new Revolving Loan Note and Term Loan Note to the order of the Assignor Bank (with the new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment retained by it and the new Term Loan Note to be in the original principal amount of the Term Loan retained by it). Each such new Note shall be dated the Closing Date and otherwise be in the form of the Note replaced thereby (provided that Borrower shall not be obligated to pay any additional interest to any Assignee Bank in respect to any principal payments made prior to the Effective Date of the Assignment to such Assignee Bank). The Notes surrendered by the Assignor Bank shall be returned by Administrative Agent to Borrower marked "replaced". Each Assignee Bank which was not previously a Bank hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a Bank, deliver to Borrower and Administrative Agent either two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

	(d)	Register.  Administrative Agent shall maintain at its
address referred to in Paragraph 8.01 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Proportionate Shares of each Bank from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, Agents and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

	(e)	Registration.  Upon its receipt of an Assignment
Agreement executed by an Assignor Bank and an Assignee Bank (and, to the extent required by Subparagraph 8.05(c), by Borrower and Administrative Agent), together with payment to Administrative Agent by Assignor Bank of a registration and processing fee of $3,500 if such assignment occurs more than thirty (30) days after the Closing Date, Administrative Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and Borrower. Administrative Agent may, from time to time at its election, prepare and deliver to the Banks and Borrower a revised Schedule I reflecting the names, addresses and respective Proportionate Shares of all Banks then parties hereto.

	8.06.	Setoff; Security Interest.

	(a)	Setoff.  In addition to any rights and remedies of the
Banks provided by law, each Bank shall have the right, with the prior consent of Administrative Agent, but without prior notice to or consent from Borrower, any such notice or consent being expressly waived by Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply, or to authorize or direct such Bank to set-off and apply, against any indebtedness, whether matured or unmatured, of Borrower to such Bank, any amount owing from such Bank to Borrower (except for the Excluded Accounts), at or at any time after, the happening of any of the above mentioned events, and as security for such indebtedness, Borrower hereby grants to Administrative Agent and each Bank a continuing security interest in any and all deposits, accounts or moneys of Borrower then or thereafter maintained with such Bank (except for the Excluded Accounts), subject in each case to Subparagraph 2.09(b). The aforesaid right of set-off may be exercised by any Bank against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Bank prior to the occurrence of an Event of Default. Any Bank which exercises its right of setoff agrees promptly to notify Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

	(b)	Security Interest.  As security for the Obligations,
Borrower hereby grants to each Bank, for the benefit of all Agents and Banks, a continuing security interest in any and all deposit accounts or moneys of Borrower now or hereafter maintained with such Bank (except for the Excluded Accounts). Each Bank shall have all of the rights of a secured party with respect to such security interest.

	8.07.	No Third Party Rights.  Nothing expressed in or to be
implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

	8.08.	Partial Invalidity.  If at any time any provision of this
Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

    	8.09.	Jury Trial.  EACH OF BORROWER, THE BANKS AND AGENTS, TO THE
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES
ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY
ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT.

	8.10.	Counterparts.  This Agreement may be executed in any number
of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

	8.11.	Confidentiality.  None of the Banks and Agents shall
disclose
to any Person any information with respect to Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement, except that any Bank or Agent may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other professional advisors and to its Affiliates if such Bank or Agent or such Bank's or such Agent's holding or parent company in its sole discretion determines that any such party should have access to such information; (b) to another Bank or Agent; (c) if generally available to the public; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Bank or Agent; (e) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by counsel; (f) to comply with any Requirement of Law applicable to such Bank or Agent; (g) to any Participant or Assignee Bank or any prospective Participant or Assignee Bank, provided that such Participant or Assignee or prospective Participant or Assignee agrees in writing to be bound by this Paragraph 8.12 prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower and its Subsidiaries under this Agreement and the other Credit Documents.

[The next page is the first signature page.]


	IN WITNESS WHEREOF, Borrower, the Banks and Agents have caused this
Agreement to be executed as of the day and year first above written.




BORROWER:                QUANTUM CORPORATION


                         By:/s/ JOSEPH T. RODGERS
                         Title: EXECUTIVE VICE PRESIDENT, FINANCE
                               AND SECRETARY




MANAGING AGENTS:         ABN AMRO BANK N.V., San Francisco
                         International Branch,
                         AS a Managing Agent


                         By:/s/ ROBERT HARTINGER
                         Title:GROUP VICE PRESIDENT


                         By:/s/ ROBIN S. YIM
                         Title: VICE PRESIDENT



                         BARCLAYS BANK PLC,
                         As a Managing Agent


                         By:/s/ JAMES K. ZACK
                         Title: DIRECTOR



                         CIBC INC.,
                         As a Managing Agent

                         By:/s/ STAN SAKAI
                         Title:VICE PRESIDENT

ADMINISTRATIVE AGENT:    CANADIAN IMPERIAL BANK OF COMMERCE,
                         As Administrative Agent


                         By:/s/ STAN SAKAI
                         Title:  VICE PRESIDENT




BANKS:                   ABN AMRO BANK N.V., San Francisco
                         International Branch,
                         As a Bank


                         By:/s/ ROBERT HARTINGER
                         Title:GROUP VICE PRESIDENT


                         By:/s/ ROBIN S. YIM
                         Title: VICE PRESIDENT


                         BARCLAYS BANK PLC,
                         As a Bank


                         By:/s/ JOHN B. ALTER
                         Title: ASSOCIATE DIRECTOR


                         By:/s/ JAMES K. ZACK
                         Title:DIRECTOR



                         CIBC INC.,
                         As a Bank

                         By:/s/ STAN SAKAI
                         Title:VICE PRESIDENT

                         BANK OF AMERICA NATIONAL TRUST &
                         SAVINGS ASSOCIATION,
                         As a co-agent and as a Bank


                         By:/s/ KEVIN MCMAHON
                         Title:VICE PRESIDENT



                         CHEMICAL BANK,
                         As a co-agent and as a Bank


                         By:/s/ TERRENCE J. ANDERSON
                         Title:VICE PRESIDENT



                         THE FIRST NATIONAL BANK OF BOSTON,
                         As a co-agent and as a Bank



                         By:/s/ ELIZABETH C. EVERETT
                         Title:VICE PRESIDENT

                         THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                         As a co-agent and as a Bank


                         By:/s/ MAKOTO MASUDA
                         Title:DEPUTY GENERAL MANAGER

                         THE BANK OF NOVA SCOTIA,
                         As a Bank


                         By:/s/ CHRIS JOHNSON
                         Title:REPRESENTATIVE



                         FLEET BANK OF MASSACHUSETTS, N.A.,
                         As a Bank


                         By:/s/ THOMAS W. DAVIES
                         Title:VICE PRESIDENT



                         THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                         As a Bank


                         By:/s/ YUTAKA KAMISAWA
                         Title:DEPUTY GENERAL MANAGER



                         THE NIPPON CREDIT BANK, LTD.,
                         As a Bank


                         By:/s/ KENNETH W. MCNERNEY
                         Title:VICE PRESIDENT & SENIOR MANAGER


                         By:/s/ AKIHIRO YAMASAKI
                         Title:VICE PRESIDENT




                         SANWA BANK CALIFORNIA,
                         As a Bank


                         By:/s/ ROBERT R. SHUTT
                         Title:VICE PRESIDENT



                         SHAWMUT BANK, N.A.,
                         As a Bank


                         By:/s/ FRANK BENESH
                         Title: DIRECTOR



                         THE SUMITOMO BANK, LIMITED,
                         As a Bank


                         By:/s/ KAZUAKI KAWAKATSU
                         Title: GENERAL MANAGER


                         By:/s/ HERMAN WHITE JR.
                         Title:VICE PRESIDENT



                         UNION BANK,
                         As a Bank


                         By:/s/ NANCI BRUSATI DIAS
                         Title:VICE PRESIDENT AND DISTRICT MANAGER

20819542-
121594-

EXHIBIT A

NOTICE OF REVOLVING LOAN BORROWING

[Date]


Canadian Imperial Bank of Commerce,
	as Administrative Agent
425 Lexington Avenue
New York, New York  10017
Attn:  Arlene Tellerman
       Syndications


	1.	Reference is made to that certain Credit Agreement,
dated as of October 3, 1994 (as amended from time to time, the "Credit Agreement"), among Quantum Corporation ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Banks"), ABN AMRO Bank N.V., San Francisco International Branch, Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Canadian Imperial Bank of Commerce, as administrative and collateral agent for the Banks (jointly in such capacities, "Administrative Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

	2.	Pursuant to Subparagraph 2.01(b) of the Credit
Agreement, Borrower irrevocably hereby requests a Revolving Loan
Borrowing upon the following terms:

	(a)	The principal amount of the requested Revolving Loan
Borrowing is to be $----------;

	(b)	The requested Revolving Loan Borrowing is to consist
of Revolving ["Base Rate" or "LIBOR"] Loans;

	(c)	If the requested Revolving Loan Borrowing is to
consist of Revolving LIBOR Loans, the initial Interest Period for such Revolving Loans will be [---------- month[s]][one week]; and

	(d)	The date of the requested Revolving Loan Borrowing is
to be ----------, ----.

	3.	Borrower hereby certifies to the Agents and the Banks
that, on the date of this Notice of Revolving Loan Borrowing and after giving effect to the requested Revolving Loan Borrowing:

	(a)	The representations and warranties of Borrower and its
Subsidiaries set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which are true as of such date); and

	(b)	No Default or Event of Default has occurred and is
continuing or will result from the requested Borrowing.

	4.	Please disburse the proceeds of the requested
Revolving Loan Borrowing to --------------------------------------------
- -
- --------------------------------------------------------------.

	IN WITNESS WHEREOF, Borrower has executed this Notice of Revolving Loan Borrowing on the date set forth above.

QUANTUM CORPORATION



By:
Name:
Title:

EXHIBIT B

NOTICE OF REVOLVING LOAN CONVERSION

[Date]


Canadian Imperial Bank of Commerce,
	as Administrative Agent
425 Lexington Avenue
New York, New York  10017
Attn:  Arlene Tellerman
	  Syndications


	1.	Reference is made to that certain Credit Agreement,
dated as of October 3, 1994 (as amended from time to time, the "Credit Agreement"), among Quantum Corporation ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Banks"), ABN AMRO Bank N.V., San Francisco International Branch, Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Canadian Imperial Bank of Commerce, as administrative and collateral agent for the Banks (jointly in such capacities, "Administrative Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

	2.	Pursuant to Subparagraph 2.01(d) of the Credit
Agreement, Borrower hereby irrevocably requests to convert a Revolving Loan Borrowing as follows:

	(a)	The Revolving Loan Borrowing to be converted consists
of Revolving ["Base Rate" or "LIBOR"] Loans in the aggregate principal amount of $---------- which were initially advanced to Borrower on -----
- -----, ----;

	(b)	The Revolving Loans in the Revolving Loan Borrowing
are to be converted into Revolving ["Base Rate" or "LIBOR"] Loans;

	(c)	If such Revolving Loans are to be converted into
Revolving LIBOR Loans, the initial Interest Period for such Revolving Loans commencing upon conversion will be [---------- month[s]][one week]; and

	(d)	The date of the requested conversion is to be --------
- --, ----.

	3.	If the requested conversion constitutes a Credit
Event, Borrower hereby certifies to the Agents and the Banks that, on the date of this Notice of Revolving Loan Conversion, and after giving effect to the requested conversion:

	(a)	The representations and warranties of Borrower and its
Subsidiaries set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which are true as of such date); and

	(b)	No Default or Event of Default has occurred and is
continuing or will result from the requested conversion.

	IN WITNESS WHEREOF, Borrower has executed this Notice of Revolving Loan Conversion on the date set forth above.

	QUANTUM CORPORATION



By:
Name:
Title:

EXHIBIT C

NOTICE OF REVOLVING LOAN INTEREST PERIOD SELECTION

[Date]


Canadian Imperial Bank of Commerce,
	as Administrative Agent
425 Lexington Avenue
New York, New York  10017
Attn:  Arlene Tellerman
	  Syndications


	1.	Reference is made to that certain Credit Agreement,
dated as of October 3, 1994 (as amended from time to time, the "Credit Agreement"), among Quantum Corporation ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Banks"), ABN AMRO Bank N.V., San Francisco International Branch, Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Canadian Imperial Bank of Commerce, as administrative and collateral agent for the Banks (jointly in such capacities, "Administrative Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

	2.	Pursuant to Subparagraph 2.01(e) of the Credit
Agreement, Borrower hereby irrevocably selects a new Interest Period for a Revolving Loan Borrowing as follows:

	(a)	The Revolving Loan Borrowing for which a new Interest
Period is to be selected consists of Revolving LIBOR Loans in the
aggregate principal amount of $          which were initially advanced
to Borrower on           ,     ;

	(b)	The last day of the current Interest Period for such
Revolving Loans is           ,     ; and

	(c)	The next Interest Period for such Revolving Loans
commencing upon the last day of the current Interest Period is to be [--
- ------- month[s]][one week].

	3.	Borrower hereby certifies to the Agents and the Banks
that, on the date of this Notice of Revolving Loan Interest Period Selection, and after giving effect to the requested selection:

	(a)	The representations and warranties of Borrower and its
Subsidiaries set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which are true as of such date); and
	(b)	No Default or Event of Default has occurred and is
continuing or will result from the requested selection.

	IN WITNESS WHEREOF, Borrower has executed this Notice of Revolving Loan Interest Period Selection on the date set forth above.


	QUANTUM CORPORATION



By:
Name:
Title:

EXHIBIT D

NOTICE OF TERM LOAN BORROWING

[Date]


Canadian Imperial Bank of Commerce,
	as Administrative Agent
425 Lexington Avenue
New York, New York  10017
Attn:  Arlene Tellerman
	  Syndications


	1.	Reference is made to that certain Credit Agreement,
dated as of October 3, 1994 (as amended from time to time, the "Credit Agreement"), among Quantum Corporation ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Banks"), ABN AMRO Bank N.V., San Francisco International Branch, Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Canadian Imperial Bank of Commerce, as administrative and collateral agent for the Banks (jointly in such capacities, the "Administrative Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

	2.	Pursuant to Subparagraph 2.02(b) of the Credit
Agreement, Borrower hereby requests the Term Loan Borrowing, in the aggregate principal amount of -------------- Dollars ($------), to be made on -----------, 1994 (the "Closing Date").

	3.	Borrower hereby certifies to the Agents and the Banks
that, on the date of this Notice of Term Loan Borrowing and after giving effect to the requested Term Loan Borrowing:

	(a)	The representations and warranties of Borrower and its
Subsidiaries set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which are true as of such date); and

	(b)	No Default or Event of Default has occurred and is
continuing or will result from the requested Borrowing.

	IN WITNESS WHEREOF, Borrower has executed this Notice of Term Loan Borrowing on the date set forth above.


	QUANTUM CORPORATION

By:
Name:
Title:

EXHIBIT E

NOTICE OF TERM LOAN CONVERSION

[Date]


Canadian Imperial Bank of Commerce,
	as Administrative Agent
425 Lexington Avenue
New York, New York  10017
Attn:  Arlene Tellerman
	  Syndications


	1.	Reference is made to that certain Credit Agreement,
dated as of October 3, 1994 (as amended from time to time, the "Credit Agreement"), among Quantum Corporation ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Banks"), ABN AMRO Bank N.V., San Francisco International Branch, Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Canadian Imperial Bank of Commerce, as administrative and collateral agent for the Banks (jointly in such capacities, the "Administrative Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

	2.	Pursuant to Subparagraph 2.02(d) of the Credit
Agreement, Borrower hereby requests to convert a Portion of the Term Loan Borrowing as follows:

	(a)	The Portion of the Term Loan Borrowing to be converted
is the Term ["Base Rate" or "LIBOR"] Borrowing Portion in the aggregate principal amount of $---------- [which has a current Interest Period of
- ---- month[s] expiring on ----------, ----];

	(b)	The Portion to be converted is to be converted into
[a] Portion(s) of [a] Type(s), in [an] amount(s), and, if such Portion(s) is [are] to include a Term LIBOR Borrowing Portion(s), the Interest Period(s) therefor is [are] as follows:

       Type       Amount        Interest Period

       ----      $-----         -----------------;
       ----      $-----         -----------------;
       ----      $-----         -----------------;
       ----      $-----         -----------------; and

	(c)	The date of the requested conversion is to be --------
- --, ----.

	3.	If the requested conversion constitutes a Credit
Event, Borrower hereby certifies to the Agents and the Banks that, on the date of this Notice of Term Loan Conversion and after giving effect to the requested conversion:

	(a)	The representations and warranties of Borrower and its
Subsidiaries set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which are true as of such date); and

	(b)	No Default or Event of Default has occurred and is
continuing or will result from the requested conversion.

	IN WITNESS WHEREOF, Borrower has executed this Notice of Term Loan Conversion on the date set forth above.


	QUANTUM CORPORATION


By:
Name:
Title:

EXHIBIT F

NOTICE OF TERM LOAN INTEREST PERIOD SELECTION

[Date]


Canadian Imperial Bank of Commerce,
	as Administrative Agent
425 Lexington Avenue
New York, New York  10017
Attn:  Arlene Tellerman
	  Syndications


	1.	Reference is made to that certain Credit Agreement,
dated as of October 3, 1994 (as amended from time to time, the "Credit Agreement"), among Quantum Corporation ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Banks"), ABN AMRO Bank N.V., San Francisco International Branch, Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Canadian Imperial Bank of Commerce, as administrative and collateral agent for the Banks (jointly in such capacities, "Administrative Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

	2.	Pursuant to Subparagraph 2.02(e) of the Credit
Agreement, Borrower hereby irrevocably selects a new Interest Period for the Portion of the Term Loan Borrowing as follows:

	(a)	The Portion of the Term Loan Borrowing for which a new
Interest Period is to be selected consists of Term LIBOR Loans in the
aggregate principal amount of $           which were initially [advanced
to] [converted by] Borrower on           ,     ;

	(b)	The last day of the current Interest Period for such
Portion of the Term Loan Borrowing is           ,     ; and

	(c)	The next Interest Period for such Portion of the Term
Loan Borrowing commencing upon the last day of the current Interest Period is to be [---------- month[s]][one week].

	3.	Borrower hereby certifies to the Agents and the Banks
that, on the date of this Notice of Term Loan Interest Period Selection, and after giving effect to the requested selection:

	(a)	The representations and warranties of Borrower and its
Subsidiaries set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date(except for representations and warranties expressly made as of a specified date, which are true as of such date); and

	(b)	No Default or Event of Default has occurred and is
continuing or will result from the requested selection.

	IN WITNESS WHEREOF, Borrower has executed this Notice of Term Loan Interest Period Selection on the date set forth above.


	QUANTUM CORPORATION



By:
Name:
Title:

EXHIBIT G

REVOLVING LOAN NOTE


$--------------                                 ---------, -------
                                                ------------, 1994


	FOR VALUE RECEIVED, QUANTUM CORPORATION, a Delaware corporation ("Borrower"), hereby promises to pay to the order of -------------------
- -, a -------------------- ("Bank"), the principal sum of ---------------
- --------------- DOLLARS ($----------), or such lesser amount as shall equal the aggregate outstanding principal balance of the Revolving Loans made by Bank to Borrower pursuant to the Credit Agreement referred to below (as amended from time to time, the "Credit Agreement"), on or before the Maturity Date specified in the Credit Agreement, and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

	Borrower shall make all payments hereunder, for the account of Bank's Applicable Lending Office, to Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

	Borrower hereby authorizes Bank to record on the schedule(s) annexed to this note the date and amount of each Revolving Loan and of each payment or prepayment of principal made by Borrower and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that the failure of Bank to make any such notation shall not affect Borrower's obligations hereunder.

	This note is one of the Revolving Loan Notes referred to in the Credit Agreement, dated as of October 3, 1994, among Borrower, Bank and the other financial institutions from time to time parties thereto (collectively, the "Banks"), ABN AMRO Bank N.V., San Francisco International Branch, Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Canadian Imperial Bank of Commerce, as administrative and collateral agent for the Banks. This note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein. The transfer, sale or assignment of any rights under or interest in this note is subject to certain restrictions contained in the Credit Agreement, including Paragraph 8.05 thereof. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

	Borrower shall pay all reasonable fees and expenses payable to third parties, including reasonable attorneys' fees, incurred by Bank in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. Borrower hereby waives notice of presentment, demand, protest or notice of any other kind. This note shall be governed by and construed in accordance with the laws of the State of California.


	QUANTUM CORPORATION


By:
Name:
Title:

                 LOANS AND PAYMENTS OF PRINCIPAL


                                    Amount of       Unpaid
      Type of  Amount of  Interest  Principal Paid  Principal  Notation
Date  Loan     Loan       Period    or Prepaid      Balance    Made By
- ----------------------------------------------------------------------
- ----------------------------------------------------------------------
- ----------------------------------------------------------------------
- ----------------------------------------------------------------------
- ----------------------------------------------------------------------
- ----------------------------------------------------------------------
- ----------------------------------------------------------------------

EXHIBIT H

TERM LOAN NOTE


$-----------                                           --------, -------
                                                      ------------, 1994


	FOR VALUE RECEIVED, QUANTUM CORPORATION, a Delaware corporation ("Borrower"), hereby promises to pay to the order of -------------------
- -, a -------------------- ("Bank"), the principal sum of ---------------
- --------------- DOLLARS ($----------) in installments, payable as provided in the Credit Agreement referred to below (as amended from time to time, the "Credit Agreement"), and to pay interest on the outstanding balance of said sum at the rates and on the dates provided in the Credit Agreement; provided, however, that all principal and accrued interest remaining unpaid shall be payable in full on the Maturity Date.

	Borrower shall make all payments hereunder, for the account of Bank's Applicable Lending Office, to Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

	This note is one of the Term Loan Notes referred to in the Credit Agreement, dated as of October 3, 1994, among Borrower, Bank and the other financial institutions from time to time parties thereto (collectively, the "Banks"), ABN AMRO Bank N.V., San Francisco International Branch, Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Canadian Imperial Bank of Commerce, as administrative and collateral agent for the Banks. This note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein. The transfer, sale or assignment of any rights under or interest in this note is subject to certain restrictions contained in the Credit Agreement, including Paragraph 8.05 thereof. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

	Borrower shall pay all reasonable fees and expenses payable to third parties, including reasonable attorneys' fees, incurred by Bank in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. Borrower hereby waives notice of presentment, demand, protest or notice of any other kind. This note shall be governed by and construed in accordance with the laws of the State of California.


QUANTUM CORPORATION



By:
Name:
Title:

EXHIBIT I

                                  MORTGAGE


RECORDING REQUESTED BY
AND WHEN RECORDED, RETURN TO:

Orrick, Herrington & Sutcliffe
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, CA  94111
Attn:  David C. Spielberg

- ----------------------------------------------------------------------

333 South Street
Shrewsbury, Massachusetts


                     MORTGAGE AND SECURITY AGREEMENT
                WITH ASSIGNMENT OF RENTS AND FIXTURE FILING


		THIS MORTGAGE AND SECURITY AGREEMENT WITH ASSIGNMENT OF RENTS AND FIXTURE FILING (this "Mortgage"), is executed on September --- , 1994 to be effective as of October 3, 1994, by QUANTUM CORPORATION, a Delaware corporation, as mortgagor ("Mortgagor"), to CANADIAN IMPERIAL BANK OF COMMERCE, as administrative and collateral agent for the ratable benefit of the Banks and the Agents under the Credit Agreement (as defined below), as mortgagee ("Mortgagee"). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

GRANT

		Mortgagor hereby grants, conveys, transfers, and assigns to Mortgagee with MORTGAGE COVENANTS and power of sale and right of entry and possession, all of Mortgagor's right, title and interest, whether now owned or hereafter acquired, in or to the property and rights listed in paragraphs (a) through (i) below (hereinafter collectively referred to as the "Property"):

		(a)	That certain real property located in the Town of
Shrewsbury, County of Worcester, Commonwealth of Massachusetts, described on Exhibit A attached hereto and by this reference incorporated herein (the "Site");

		(b)	All improvements, buildings, and structures, now or
hereafter located in, on, or under the Site, and all additions, enlargements, extensions, modifications, repairs, replacements and improvements thereto, now or hereafter located in, on, or under the Site (collectively, the "Improvements"); and to the extent permitted by law, the name or names, if any, as may now or hereafter be used for any or all of the Improvements, and the goodwill associated therewith;

		(c)	All (i) easements, licenses, rights-of-way, strips and
gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights, development rights, reversions, remainders, liberties, tenements, hereditaments, and appurtenances of any nature whatsoever, including without limitation all licenses, approvals, permits, variances, permissive uses, consents and other agreements, that now or hereafter in any way belong, relate, or pertain to the Site or the Improvements, (ii) land lying in the bed of any street, road or avenue, proposed, opened, or abandoned that street, road or avenue, proposed, opened, or abandoned that adjoins the Site to the center line thereof, and (iii) other estates, rights, titles, interests, property, possessions, claims, and demands whatsoever, both at law and in equity, which Mortgagor now or hereafter possesses in and to or relating to all or part of the Site and the Improvements, together with the appurtenances thereto (collectively, the "Related Rights");

		(d)	All fixtures, including, but not limited to, all
heating, air conditioning, plumbing, lighting, electrical, communications and elevator equipment, and all landscaping and office furnishings and equipment, attached or affixed to the Site or the Improvements and all accessions thereto, renewals, and replacements thereof and substitutions therefore, of every kind and nature whatsoever now or hereafter owned by Mortgagor, or in which Mortgagor now or hereafter has an interest, which are now or hereafter located in, on, or under the Site or the Improvements (collectively, the "Fixtures"; and together with the Site, the Improvements, and the Related Rights, the "Real Property");

		(e)	All awards or payments, including interest thereon,
which may heretofore and hereafter be made with respect to the Property to the extent actually received by Mortgagor, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer of the Property or part thereof made in lieu of or in anticipation of the exercise of said right), or for any other damage to or decrease in the value of the Property;

		(f)	All leases, and other agreements of every type and
nature affecting the use, enjoyment, occupancy or ownership of the Property, or any part thereof, now or hereafter entered into (collectively, the "Leases and Agreements") and all rents, oil and gas or other mineral royalties, bonuses, revenues, security deposits, issues and profits, and other payments and proceeds from the Property (collectively, the "Rents") and all proceeds from the sale or other disposition of the Leases and Agreements and the right to receive and apply the Rents to the payment of the Obligations;

		(g)	All proceeds of and any unearned premiums on any
insurance policies covering the Property including, without limitation, the right to receive and apply the proceeds of any insurance, judgments (including with respect to a casualty thereto or condemnation thereof), or settlements made in lieu thereof, for damage to the Property;

		(h)	The right, in the name and on behalf of Mortgagor, to
appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Mortgagee in the Property; and

		(i)	Any and all other, further or additional title,
estate, interest or right which may at any time be acquired by Mortgagor in, to or relating to, and all proceeds of any or all of the property and rights described in, paragraphs (a) through (h) above.

STATUTORY CONDITION AND POWER OF SALE

		This Mortgage is made by the Mortgagor upon the STATUTORY CONDITION, and upon the further condition that all covenants and agreements on the part of Mortgagor herein shall be kept and fully and seasonably performed. For any breach of the STATUTORY CONDITION or any other condition specified herein, Mortgagee shall have the STATUTORY POWER OF SALE.

ASSIGNMENT OF RENTS

		Mortgagor absolutely and irrevocably assigns to Mortgagee the Rents upon the terms and conditions hereinafter set forth. The foregoing assignment shall not impose upon Mortgagee any duty to produce Rents from the Property, and said assignment shall not cause Mortgagee to be a "mortgagee in possession" for any purpose. This assignment of the Rents is intended to be an absolute assignment from Mortgagor to Mortgagee and not merely the passing of a security interest. Mortgagee is hereby authorized to collect and receive the Rents to give proper receipts and acquittances therefor, and to apply the same to the payment of the Obligations. Nevertheless, Mortgagee hereby grants Mortgagor a revocable license to collect and receive, and to use in accordance with the provisions of the Credit Documents the Rents until the occurrence of both (i) an Event of Default and (ii) delivery of written notice from Mortgagee to Mortgagor that such license has been revoked. Upon delivery of such written notice from Mortgagee to Mortgagor that the license has been revoked, and without the necessity of Mortgagee entering upon and taking and maintaining full control of the Property in person, by agent or by a court appointed receiver, Mortgagee shall immediately be entitled to possession of all Rents as the same shall become due and payable, including, but not limited to, Rents then due and unpaid. All such Rents thereafter collected by Mortgagor shall be held by Mortgagor as trustee in a constructive trust for the benefit of Mortgagee only. Mortgagor agrees that commencing upon delivery by Mortgagee of written notice that Mortgagor's license to collect and receive Rents has been revoked, each tenant of the Property shall make Rents payable to and pay Rents to Mortgagee or Mortgagee's agents on Mortgagee's written demand to each tenant, without any liability on the part of said tenant to inquire further as to the existence of an Event of Default or a revocation of Mortgagor's license hereunder.

		To the extent Mortgagee has not received any security deposit with respect to any Lease and Agreement, Mortgagee assumes no responsibility for any such security deposit until such time as such security deposit (specified as such with specific reference to the Lease and Agreement pursuant to which deposited) may be unconditionally transferred to Mortgagee and accepted by Mortgagee by notice to the lessee under said Lease and Agreement. No judgment or decree which may be entered on the Obligations shall operate or abrogate the effect of the assignment of Rents hereby effected, but the same shall continue in full force and effect until payment, discharge and performance in full of all of the Obligations, and the assignment of Rents hereby effected shall further remain in full force and effect during the pendency of any foreclosure proceedings under this Mortgage, both before and after any foreclosure sale, until the issuance of a deed pursuant to a foreclosure decree. The provisions of this assignment shall be deemed a special remedy given to Mortgagee and shall not be deemed exclusive of any of the remedies granted elsewhere in this Mortgage but shall be deemed an additional remedy and shall be cumulative with the remedies elsewhere granted to Mortgagee, all of which remedies shall be enforceable concurrently or successively.

OBLIGATIONS SECURED

		Mortgagor makes the foregoing grant for the purpose of securing the following obligations (collectively, the "Obligations"):

		1.	Payment to Mortgagee of all indebtedness evidenced by
and arising under that certain Credit Agreement dated October 3, 1994
(as amended from time to time, the "Credit Agreement") among Mortgagor
(as Borrower), the financial institutions from time to time parties thereto (the "Banks"), ABN AMRO Bank, N.V., San Francisco International Branch, Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Mortgagee (as Administrative Agent), providing for credit facilities in the principal amount of THREE HUNDRED FIFTY MILLION
DOLLARS ($350,000,000), together with interest thereon as set forth in the Credit Agreement, all Notes of Mortgagor delivered now and from time to time pursuant thereto, and any and all amendments, modifications, extensions or renewals thereof, including without limitation
(i) modifications of the required principal and/or interest payment dates, deferring or accelerating said payment dates in whole or in part, and/or (ii) modifications, extensions, renewals or reborrowings at a different rate of interest or interest periods, whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes;

		2.	The observance and performance by Mortgagor of each
covenant and obligation on the part of Mortgagor to be performed pursuant to the Credit Agreement and the other Credit Documents as the same may be amended, modified, restated, or replaced from time to time.

		3.	Payment of such further sums and/or performance of
such further obligations as the then record owner of the Property (including, without limitation, Mortgagor) may undertake to pay and/or perform (whether as principal, surety or guarantor), for the benefit of Mortgagee, its successors or assigns, when said borrowing and/or obligation is evidenced by a writing or writings reciting that it or they are so secured; and

		4.	The observance and performance of each covenant and
obligation of Mortgagor herein contained or incorporated herein by reference and payment of each fee, cost and expense by Mortgagor as herein set forth.

		This Mortgage secures, inter alia, Revolving Loans to Mortgagor, subject to the terms and conditions of the Credit Agreement and the other Credit Documents. Notwithstanding the advance, payment and readvance of the Revolving Loans from time to time, any Person taking a junior mortgage or other lien upon the Property shall take such interest subject to the rights of Mortgagee to make such Revolving Loans without notice to such junior interest holders and with the lien of this Mortgage continuing its first priority as to all subsequent advances evidencing Revolving Loans, up to the maximum principal amount of $350,000,000 for all Loans, over the rights of any such junior mortgages or liens.

		TO PROTECT THE SECURITY OF THIS MORTGAGE, THE PARTIES AGREE
AS FOLLOWS:

A.	RIGHTS AND DUTIES OF THE PARTIES.

		1.	Title.  Mortgagor warrants that (i) it has good,
record marketable, and insurable fee simple title to so much of the Property as is real property, and good and marketable absolute title to the balance of the Property, and that there does not exist on or with respect to the Property any mortgage, deed of trust, security interest, lien, pledge, or other encumbrance of any character whatsoever other than the Permitted Liens, and without limitation on the right to encumber, and (ii) there are no leases, occupancy agreements, tenancies, options or other agreements, whether oral or in writing, entitling any party other than Mortgagor to occupy or purchase all or any part of the Real Property. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

		2.	Taxes and Assessments.  Mortgagor shall pay, satisfy,
and discharge, at least ten (10) days prior to delinquency, all general and special taxes, assessments, levies, charges, rents, and premiums which are or may become a lien upon the Property, or any part thereof or interest therein. Mortgagor shall also pay, after notice and at least ten (10) days prior to delinquency, all taxes, assessments, levies and charges imposed by any public authority upon Mortgagee by reason of its interest in the Property created hereby or by reason of any payment, or portion thereof, made to Mortgagee hereunder or pursuant to any of the Obligations; provided, however, that Mortgagor shall have no obligation to pay or discharge Mortgagee's business or franchise taxes, federal or state income taxes or other taxes which are measured by and imposed upon Mortgagee's net income. If, by virtue of any statute, regulation, ordinance or judicial decision, Mortgagor is prohibited from paying or released from the obligation to pay any such taxes to Mortgagee, or Mortgagee is prohibited or precluded from enforcing any such obligation, then, at Mortgagee's sole option, all sums and obligations secured hereby, together with accrued interest, and without deduction or offset, shall become immediately due and payable, notwithstanding anything contained herein or in any law heretofore or hereinafter enacted.

		3.	Insurance.  Mortgagor shall provide, maintain and
deliver to Mortgagee such policies of insurance as are required under the Credit Agreement.

		4.	Assignments; Subleases.

		(a)	Mortgagor shall submit to Mortgagee for its prior
written approval any assignment of any lessee's interest under any Leases and Agreements under which it is lessor or any sublease of all or any part of its right, title and estate under any of the Leases and Agreements or any other portion of the Property, including approval of any tenant thereunder, and no such assignment or sublease shall be effective unless and until it has been approved by Mortgagee. In the event Mortgagee approves any such sublease, Mortgagor shall not accept prepayments of rent for any period in excess of one month and shall perform all covenants of the lessor under all subleases affecting the Property or any part thereof. As used herein, "sublease" includes any extensions or renewals thereof and any amendments thereto to which Mortgagee has consented. Mortgagor shall not amend or terminate any subleases without the prior written consent of Mortgagee and shall not consent to any assignment or subletting under any subleases without the prior written consent of Mortgagee. Mortgagor shall immediately give notice to Mortgagee of any default under any lease or other agreement under which it is lessor or under any of the subleases it receives or delivers. Mortgagee shall have the right but not the obligation to cure any default of Mortgagor upon notice under any such leases or subleases and all amounts disbursed in connection with said cure shall be deemed to be disbursements under the Credit Agreement and to be secured hereby.

		(b)	Each lease or sublease of any portion of the Mortgaged
Property shall be absolutely subordinate to the lien of this Mortgage, but shall contain a provision satisfactory to Mortgagee that, in the event of the exercise of the private power of sale or a judicial foreclosure hereunder, such lease or sublease, at the option of the purchaser at such sale, shall not be terminated, in which event the lessee or sublessee, as the case may be, thereunder shall attorn to such purchaser, if requested to do so, and shall enter into a new lease or sublease, as the case may be, for the balance of the term of such sublease then remaining upon the same terms and conditions.

		5.	Liens and Encumbrances.  Mortgagor shall pay, at or
prior to maturity, all obligations secured by or reducible to liens and encumbrances, other than Permitted Liens, which shall now or hereafter encumber or appear to encumber the Property or any part thereof or interest therein, whether senior or subordinate hereto, including, without limitation, all claims for work or labor performed, or materials or suppliers furnished, in connection with any work of demolition, alteration, improvement of or construction upon the Site or the Improvements. Mortgagor shall have the right to contest in good faith any such obligation or claim provided such contest shall be prosecuted diligently and in a manner not prejudicial to Mortgagee, and if a judgment adverse to Mortgagor is obtained, such judgment shall be fully paid or discharged within thirty (30) days after the entry of such judgment. Upon demand by Mortgagee, Mortgagor shall defend, indemnify and hold Mortgagee harmless against any such obligation or claim, so contested by Mortgagor, and upon demand by Mortgagee, Mortgagor shall make suitable provision by payment to Mortgagee or by posting a bond or other security satisfactory to Mortgagee for the possibility that the contest will be unsuccessful, including, if Mortgagee requests, a one-and-one half times bond with respect to mechanics' or materialmen's liens, if available. Such provision shall be made within ten (10) days after demand therefor and, if made by payment of funds to Mortgagee, the amount so deposited shall be disbursed in accordance with the resolution of the contest either to Mortgagor or the adverse claimant. If
Mortgagor fails to post a suitable bond or other acceptable security as provided, Mortgagee may remove or pay such lien or encumbrance at Mortgagor's expense. Notwithstanding anything in the foregoing to the contrary, if the lien or encumbrance to be contested is senior to the lien of this Mortgage, Mortgagor shall, within ten (10) days after Mortgagee's demand, remove or pay such lien or encumbrance, and, if Mortgagor shall fail to do so, Mortgagee may do so at Mortgagor's expense, and any amount so advanced by Mortgagee will be secured by this Mortgage.

		6.	Disposition of Insurance and Condemnation Proceeds.

		(a)	Mortgagor shall immediately notify Mortgagee, in
writing, of any damage to or loss of any or all of the Real Property, and if such damage or loss is or may be covered by any insurance policy, shall immediately notify the appropriate insurance carrier of any such damage or loss. In connection with any such damage or loss, Mortgagor hereby irrevocably authorizes Mortgagee, at Mortgagee's sole option and in Mortgagee's sold discretion, to act as Mortgagor's attorney-in-fact to establish proof of loss, to adjust, compromise, or settle any claim under any insurance policies, to appear in, direct, and prosecute any action arising from, under, or in connection with such insurance policies, and to collect and receive insurance proceeds. Any costs and expenses (including without limitation, attorneys' fees) incurred by Mortgagee in connection with any such insurance claims (whether or not insurance proceeds are ultimately paid), shall in accordance with paragraph A.17 below constitute sums advanced or paid by Mortgagee, and, pursuant to paragraph A.17 below, upon Mortgagee's request, Mortgagor shall immediately reimburse Mortgagee for all such costs and expenses; provided, however, that Mortgagee shall be entitled, in its sole discretion, to deduct any such costs and expenses from any insurance proceeds. Mortgagor further authorizes Mortgagee, in Mortgagee's sole discretion, regardless of whether there has been or may be any impairment of Mortgagee's security under this Mortgage, (i) to the extent permitted by applicable Requirements of Law, to apply any insurance proceeds collected, or any portion of them, to any or all of the Obligations, whether or not then due, in such order or combination as Mortgagee may determine, in its sole discretion, or (ii) to hold any insurance proceeds collected, or any portion of them, in an interest bearing or noninterest bearing account to be used to pay for the cost of the repair, restoration, or replacement of the Real Property in accordance with this paragraph A.6(a), or (iii) to release any insurance proceeds collected, or any portion of them, to Mortgagor. Mortgagor hereby acknowledges that the lien of this Mortgage attaches to any such insurance proceeds whether or not held by Mortgagee. If Mortgagee elects to hold the insurance proceeds used to reimburse Mortgagor for the costs of the repair, restoration, or replacement of the Real
Property: (i) Mortgagor shall cause the Real Property to be restored to the equivalent of its condition prior to the applicable damage or loss, or to such other condition as Mortgagee may approve in writing;
(ii) Mortgagee may, in its sole discretion, condition disbursement of any or all of the insurance proceeds on Mortgagee's determination that the value of the Property after such restoration will be equal to or greater than its value prior to any such damage or loss, and Mortgagee's approval of such plans and specifications as Mortgagee may require, prepared by architects and engineers acceptable to Mortgagee, contractor's cost estimates, architects' and engineers' certificates, lien waivers, and such other evidence of actual costs, estimated completion costs, percentage completion, and other items as Mortgagee may require; (iii) if at any time during the repair, restoration, or replacement, Mortgagee determines that its security under this Mortgage is impaired, Mortgagee may, in its sole discretion, immediately apply the balance of the insurance proceeds to any or all of the Obligations, whether or not then due, in such order or combination as Mortgagee may determine in its sole discretion; and (iv) if an Event of Default shall occur and be continuing, Mortgagee may, in its sole discretion, immediately apply the balance of insurance proceeds to any or all of the Obligations, whether or not then due, in such order or combination as Mortgagee may determine in its sole discretion. Mortgagee shall not be obligated to oversee, approve, or supervise the application of insurance proceeds that are released to Mortgagor. The payment or release to Mortgagor of insurance proceeds shall not constitute a payment or satisfaction of the Obligations, in whole or in part.

		(b)	Mortgagor shall immediately notify Mortgagee, in
writing, of the commencement or threatened commencement of any condemnation action or proceeding or any other action or proceeding under power of eminent domain. In connection with any such action or proceeding, Mortgagor hereby irrevocably authorizes Mortgagee, at Mortgagee's sole option and in Mortgagee's sole discretion, to act as Mortgagor's attorney-in-fact (such appointment being irrevocable and coupled with an interest) to commence, defend, appear in, and prosecute, in the name of Mortgagor or Mortgagee, or both, any action, claim, or proceeding relating to the condemnation or other taking of any or all of the Property, and to adjust, compromise, and settle any such action, claim, or proceeding. Any costs and expenses (including without limitation, attorneys' fees) incurred by Mortgagee in connection with any such action, claim, or proceeding shall in accordance with paragraph A.17. below constitute sums advanced or paid by Mortgagee, and, pursuant to paragraph A.17. below, upon Mortgagee's request, Mortgagor shall immediately reimburse Mortgagee for all such costs and expenses; provided, however, that Mortgagee shall be entitled, in its sole discretion, to deduct any such costs and expenses from any condemnation proceeds. In the event of a total taking of the Real Property, the proceeds from such taking shall be applied to the Obligations, whether or not then due, in such order or combination as Mortgagee may determine in its sole discretion, with the excess of such proceeds, if any, to be paid to Mortgagor. In the event of any partial taking of the Real Property, Mortgagor further authorizes Mortgagee, in Mortgagee's sole discretion, regardless of whether there has been or may be any impairment of Mortgagee's security under this Mortgage, to the extent permitted by Applicable Law, to apply any proceeds from such taking, or any portion of them, to any or all of the Obligations, whether or not then due, in such order or combination as Mortgagee may determine, in its sole discretion.

		7.	Maintenance and Preservation of the Property.

		(a)	Mortgagor covenants:  (i) to keep the Property in good
condition and repair; (ii) not to remove or demolish the Property or any part thereof; (iii) to complete or restore promptly and in good and workmanlike manner the Property or any part thereof which may be damaged or destroyed; (iv) to pay when due all claims for work performed and for materials furnished on or to the Property, and to pay any and all liens or encumbrances arising out of or resulting from work performed or materials supplied on or to the Property; (v) to comply with and not suffer violations of, (x) any and all laws, ordinances, regulations and standards, (y) any and all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character, and (z) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including, without limitation, such work of alteration, improvement or demolition as such laws, covenants or requirements mandate; (vi) subject to paragraph A.5 above, not to commit or permit waste of the Property or any part thereof;
(vii) to do all other acts which from the character or use of the Property may be reasonably necessary to maintain, preserve, and enhance its value; (viii) to perform all obligations required to be performed in leases, in the Rents and conditional sales contracts or like agreements affecting the Property or the operation, occupation or use thereof (and upon the occurrence and continuance of an Event of Default all right, title and interest of Mortgagor under any such leases, in the Rents and conditional sales contracts or like agreements shall be automatically assigned to Mortgagee hereunder, together with any deposits made in connection therewith); (ix) not to create any deed of trust, mortgage or other lien or encumbrance upon the Property other than the Permitted
Liens; (x) to make no further assignment of the Rents; and (xi) to execute and, where appropriate, acknowledge and deliver such further instruments as Mortgagee deems necessary or appropriate to preserve, continue, perfect and enjoy the security provided for herein, including, without limitation, assignments of Mortgagor's interest in the Rents and leases of the Property.

		(b)	Without the prior written consent of Mortgagee,
Mortgagor will not seek, make, or consent to any change in the zoning or conditions of use of the Property or make any alternations or construction to the Property which would materially impair the ability of Mortgagor to continue to operate the Property in its present use or which would adversely affect the compliance of the Property with Applicable Laws.

		8.	Defense and Notice of Actions.  Mortgagor shall,
without liability, cost or expense to Mortgagee, protect, preserve and defend (by counsel satisfactory to Mortgagee) title to the Property, the security hereof and the rights or powers of Mortgagee hereunder. Said protection, preservation and defense shall include protection, preservation and defense against all adverse claimants to title or any possessory or non-possessory interest therein, whether or not such claimants or encumbrances assert title paramount to that of Mortgagor or claim their interest on the basis of events or conditions arising subsequent to the date hereof. Mortgagor shall give Mortgagee prompt notice in writing of the filing of any such action or proceeding.

		9.	Books and Records.

		(a)	Mortgagor will keep adequate books and records of
account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Mortgagee will have the right to examine, copy, and audit Mortgagor's records and books of account at all reasonable times upon prior written notice to Mortgagor. Mortgagor shall deliver to Mortgagee such records, statements, and notices as may be required from time to time pursuant to the terms of the Credit Agreement.

		(b)	Mortgagor will promptly furnish, within fifteen (15)
days after Mortgagee's written request, a duly acknowledged written statement setting forth all amounts due on the monetary Obligations secured by this Mortgage and stating whether, to the best of Mortgagor's knowledge, any offsets or defenses exist, and containing such other matters as Mortgagee may reasonably require.

		10.	Collection of Rents, Issues and Profits.  Mortgagee
confers upon Mortgagor the authority to collect and retain Rents as they become due and payable; provided, however, that Mortgagee may revoke said authority and collect and retain the Rents assigned herein to Mortgagee upon the occurrence and continuance of an Event of Default by Mortgagor by giving written notice to Mortgagor, and without regard to the adequacy of any security for the Obligations, and without taking possession of all or any part of the Property or becoming a "mortgagee in possession." The right to collect Rents as herein provided shall not grant to Mortgagee the right to possession, except as expressly herein provided; nor shall said right impose upon Mortgagee the duty to produce Rents or maintain the Property in whole or in part. Mortgagor hereby agrees that it will do nothing to impair Mortgagee's ability to collect and retain the Rents and interests herein assigned and that any tenant or subtenant occupying the Property or any part thereof may pay any and all Rents or other charges directly to Mortgagee upon notice from Mortgagee without the necessity of any notice from Mortgagor. Mortgagee may apply, in its sole discretion, any Rents so collected by Mortgagee against any Obligations or any other obligations of Mortgagor to Mortgagee, whether existing on the date hereof or hereafter arising. Collection of any Rents by Mortgagee shall not cure or waive any default or notice of default or Event of Default hereunder or invalidate any acts done pursuant to such notice.

		11.	Right of Inspection.  Mortgagee, its agents,
contractors and employees, may enter the Property at any reasonable time upon prior written notice to Mortgagor for the purpose of inspecting the Property and ascertaining Mortgagor's compliance with the terms of this Mortgage and the other Credit Documents.

		12.	Acceleration Upon Sale or Encumbrance.  Upon a sale,
assignment or other transfer of all or any part of the Property (except as permitted under the Credit Agreement), or a Change of Control without the prior written consent of Mortgagee, Mortgagee may, at its sole option, accelerate the maturity date of the Notes and other Obligations and declare the unpaid principal balance of the Notes, together with all accrued interest thereon, immediately due and payable upon such sale, assignment or other transfer, except to the extent prohibited by law.

		13.	Defeasance.  Except as otherwise provided in
paragraphs A.15, A.16 and B.2(j) of this Mortgage and any other provision of this Mortgage or the other Credit Documents which survives the release of this Mortgage, the discharge of the Obligations or the repayment of the Loans, if all of the Obligations are paid in full in cash in accordance with the Credit Documents and all of the covenants, warranties, conditions, undertakings and agreements made in this Mortgage and the other Credit Documents are fully kept and performed, then in that event only, Mortgagee shall release this Mortgage in due form at Mortgagor's cost. When this Mortgage has been fully discharged by Mortgagee, the discharge hereof shall operate as a reassignment of all future Leases and Agreements with respect to the Property, unless such discharge expressly provides to the contrary. Notwithstanding the forgoing, this Mortgage shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Mortgagee (or any holder of any Note) in respect of the Obligations is rescinded or must otherwise be restored or returned by Mortgagee (or any such holder) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Mortgagor or upon the appointment of any intervenor or conservator of, or trustee or similar official for Mortgagor of any substantial part of its properties, or otherwise, as if such payments had not been made.

		14.	Certain Taxes.  In the event of the passage, whether
before or after the date of this Mortgage, of any law deducting from the value of the Property for the purpose of taxation, any lien thereon, or changing in any way the laws now in force for the taxation of deeds of trust or debts secured by deeds of trust or similar instruments, or the manner of the collection of any such taxes, so as to affect this Mortgage, or imposing payment of the whole or any portion of any taxes, assessments or other similar charges against the Property upon Mortgagee, Mortgagor shall pay such tax or increased portion and shall agree with Mortgagee in writing to pay, or reimburse Mortgagee for the payment of, any such tax or increased portion thereof when thereafter levied or assessed against the Property or any portion thereof. The obligations of Mortgagor under such agreement shall be secured by this Mortgage.

		15.  Environmental Matters.

		(a)	Definitions.  The following definitions apply to the
provisions of this paragraph A.15:

			(1)	The term "Responsible Person" shall mean
Mortgagor, and any other person who owns or acquires any interest in any part of the Property so long as Mortgagor continues to own the Property, including, but not limited to, any tenants, easement holders, licensees or other persons using or occupying the Property or any portion thereof and all persons in transit across any part of the Property.

			(2)	The term "Applicable Environmental Law" shall
include, but shall not be limited to, each statute named or referred to in (3) below, and all rules and regulations thereunder, and any other local, state and/or federal laws, rules, regulations, by-laws and ordinances, whether currently in existence or hereafter enacted, which govern, to the extent applicable to the Property,

			(i)	the existence, assessment, removal, cleanup
and/or remediation of contamination on property or the payment of costs or damages in relation thereto;

		    (ii)	the protection of the environment, including
from soil, air or water pollution;

		   (iii)	the Release or Threat of Release of Hazardous
Substances (as defined below) into the environment;

		    (iv)	the control of Hazardous Substances; or

			(v)	the use, generation, handling, storage,
transport, treatment, disposal, removal or recovery of Hazardous
Substances.

			(3)	The term "Hazardous Substance" shall mean
(a) any oil, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Property or to persons on or about the Property or (ii) cause the Property to be in violation of any Applicable Environmental Law; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas;
(c) any chemical, material or substance defined as or included in the definition of "oil," "waste," "hazardous substance," "hazardous waste," "hazardous material," "pollutant," or "toxic substance" or words of similar import under any Applicable Environmental Law including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 USC Section 9601 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 USC Section 6901 et seq.; the Hazardous Materials Transportation Act, 49 USC Section 1801 et seq.; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq.; the Massachusetts Oil and Hazardous Material Release Prevention Act, M.G.L. c.21E; the Massachusetts Hazardous Waste Management Act, M.G.L. c.21C;
the Massachusetts Clean Waters Act, M.G.L. c.21, Section 26 et seq., or any regulation under any of the foregoing laws; (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or agency or may or could pose a hazard to the health and safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property, or any other person coming upon the Property or adjacent property; and (e) any other chemical, materials or substance which may or could pose a hazard to the environment.

			(4)	The terms "Release" and "Threat of Release"
shall have the meanings given to them in M.G.L. c.21E, Section 2.

		(b)	Covenants and Representations.

			(1)	Mortgagor represents and warrants that there
have not been during the period of Mortgagor's ownership or, to the best of Mortgagor's knowledge, at any other times (i) any activities involving, directly or indirectly, the use, generation, handling, treatment, storage or disposal of any Hazardous Substances in violation of Applicable Environmental Law at, under, on, or in the Real Property, whether contained in soil, tanks, sumps, ponds, lagoons, barrels, cans or other containments, structures or equipment, (ii) any Release or Threat of Release of any Hazardous Substance at, on, to or from the Real Property, (iii) any Hazardous Substances incorporated in the Improvements, including any building materials containing asbestos, or
(iv) except as described in the Credit Agreement (including the schedules thereto), any Hazardous Substances used in connection with any operations on or in the Real Property.

			(2)	Neither Mortgagor nor any other Responsible
Person shall allow any Hazardous Substances to be brought onto, installed, used, stored, handled, treated, disposed of or transported to, at, on, in or over the Real Property in violation of Applicable Environmental Law. Without limiting the generality of the foregoing, neither Mortgagor nor any Responsible Person shall install, use or permit to be installed or used any product or substance containing asbestos, urea formaldehyde foam insulation or polychlorinated biphenyls (pcb's) on the Real Property in violation of Applicable Environmental
Law. Upon receipt of a request to take any actions described in this paragraph (b), Mortgagee may, in its sole discretion, assert, withhold, consent, or condition its consent upon the provision by Mortgagor of insurance adequate in the reasonable discretion of Mortgagee to cover fully and protect Mortgagee's interest under this Mortgage.

			(3)	Mortgagor represents that all activities and
conditions on the Property are currently in compliance with Applicable Environmental Law. So long as Mortgagor owns the Property, Mortgagor covenants and agrees that all activities on the Property, whether conducted by Mortgagor or any other Responsible Person, or by any other person, shall at all times comply with Applicable Environmental Law.

			(4)	Within five (5) days after receipt or completion
of any report, citation, order, manifest or other written or oral communication from any local, state or federal agency or authority empowered to enforce, investigate or oversee compliance with Applicable Environmental Law, concerning the Property, any condition thereon, or the activities of any Responsible Person or any other person on or near the Property, Mortgagor shall notify Mortgagee in writing of the contents of such communication, and shall provide Mortgagee with a copy of all relevant documents relating to such communication.

			(5)	Notwithstanding any other provision of this
Mortgage, Mortgagor shall immediately notify Mortgagee of the discovery of any evidence of a Release of a Hazardous Substance at, to, on, or from the Property in violation of Applicable Environmental Law, including, without limitation, Hazardous Substances in the soil, surface water or groundwater at, on or under the Property, Hazardous Substances that have migrated onto the Property, Hazardous Substances that were deposited prior to Mortgagor's ownership of the Real Property, and all Hazardous Substances spilled, discharged or otherwise released or deposited on the Real Property during Mortgagor's ownership. Mortgagor shall immediately take all actions necessary to comply with laws requiring notification of government agencies concerning such Hazardous Substance and to remedy or correct the violation of Applicable Environmental Law. Mortgagor shall handle and dispose of such Hazardous Substances in accordance with Applicable Environmental Law. Mortgagor shall take any and all actions, including institution of legal action against third parties, necessary to obtain reimbursement, contribution or compensation from all Persons liable for the presence or release of any Hazardous Substance on the Real Property or for the costs of response thereto. Mortgagee shall be subrogated to Mortgagor's rights in all such claims.

			(6)	Mortgagor shall be solely responsible for and
agrees to indemnify Mortgagee, protect and defend with counsel acceptable to Mortgagee, and hold Mortgagee harmless from and against any claims (including, without limitation, third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities
(including sums paid in settlements of claims), interest or losses, attorneys' fees (including any fees and expenses incurred in enforcing this indemnity), consultant fees, and expert fees that arise directly or indirectly from or in connection with the presence, suspected presence, Release, suspected Release or Threat of Release of any Hazardous
Substance at, to, under, on, in, or from the Real Property, or the air, soil, surface water, or groundwater at the Real Property, or any violation of Applicable Environmental Law, or any breach of the foregoing representations and covenants. The provisions of this paragraph A.15(b)(6) shall survive the termination and reconveyance of this Mortgage.

		(c)	Right of Entry.  In addition to all rights of entry
contained in this Mortgage, Mortgagee shall have the right, upon prior written notice to Mortgagor, to enter the Real Property and inspect the condition of the Property at any time and to conduct, or to designate a representative to conduct such inspection, testing, environmental audit or other procedures that Mortgagee reasonably believes are necessary or desirable to determine current compliance with the covenants and representations contained in this Mortgage.

		(d)	Mortgagee's Obligations.  Nothing contained in this
paragraph A.15 shall obligate Mortgagee to take any action with respect to the Property, any Hazardous Substances on the Real Property, or any condition or activity that is in violation of Applicable Environmental
Law, or to take any action against any person with respect to such substances, condition, or activity.

		16.	Wetlands.  Mortgagor shall be solely responsible for
and agrees to indemnify Mortgagee, protect and defend with counsel acceptable to Mortgagee, and hold Mortgagee harmless from and against any claims (including without limitation third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims), interest or losses, attorneys' fees (including any fees and expenses incurred in enforcing this indemnity), consultant fees, and expert fees that arise directly or indirectly from or in connection with the presence on the Property of any property which consists of or is classified as wetlands, tidelands, swamp and overflowed lands, swamp, bank, beach, dune, flat, marsh, meadow, land under a water body or navigable waters, land subject to tidal action, coastal storm flowage or flooding, floodplain or great pond
(collectively, "wetlands") under M.G.L. c.131, Section 40, M.G.L. c.91, 33 U.S.C. Section 1344, or any other federal, state or local law, statute, regulation, by-law, ordinance or judicial decision. The provisions of this paragraph A.16 shall survive the termination and discharge of this Mortgage.

		17.	Mortgagor to Reimburse.  At Mortgagee's request,
Mortgagor will immediately reimburse Mortgagee for any sum advanced or paid by Mortgagee under any provision of this Mortgage. Until so repaid, all such sums shall be added to, and become a part of, the Obligations and bear interest from the date of advancement of payment by Mortgagee at the Default Rate. All sums advanced by Mortgagee under any provision of this Mortgage, whether or not required to be advanced by Mortgagee under the terms of this Mortgage, shall conclusively be deemed to be mandatory advances required for the preservation and protection of this Mortgage and Mortgagee's security for the performance of the Obligations, and shall be secured by this Mortgage to the same extent and with the same priority as the principal and interest payable under the Note.

B.	DEFAULT PROVISIONS.

		1.	Events of Default.  The occurrence of any Event of
Default under and as defined in the Credit Agreement (an "Event of Default") shall entitle Mortgagee to exercise its remedies under this Mortgage and as provided by law and the other Credit Documents.

		2.	Rights and Remedies.  At any time after the occurrence
and during the continuance of an Event of Default, Mortgagee shall have the following rights and remedies:

		(a)	To declare all the Obligations immediately due and
payable;

		(b)	To foreclose the lien hereof in accordance with the
laws of the Commonwealth of Massachusetts, including without limitation the right to exercise the STATUTORY POWER OF SALE and to exercise any other rights of Mortgagee provided in the Credit Documents or which Mortgagee may have at law, at equity or otherwise. In any suit to foreclose the lien hereof, there shall be included as additional Obligations all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for appraisers' fees, auctioneer's fees, fees for documentary and expert advice, publication costs, title searches, title insurance policies, surveys and such other expenses and fees as may be incurred in the protection of the Property, the maintenance of the line of this Mortgage, and the foreclosure hereof, including the reasonable fees of any attorneys employed by Mortgagee in any litigation or proceedings affecting this Mortgage.

		(c)	Whether or not foreclosure has been commenced, to make
entry and take full and exclusive possession of all or any part of the Property, whether by its agents or attorneys or personally, including, without limitation, all documents, books, records, papers and accounts, and Mortgagee may exclude Mortgagor and any agents and servants thereby therefrom;

		(d)	To appoint a receiver of the Property, such
appointment to be made either before or after foreclosure sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver, and without regard to the then value of the Property and without regard to whether loss or waste has occurred. Mortgagee or any employee or agent of Mortgagor may be appointed as such receiver. Such receiver shall have all powers and duties prescribed by law, including the power to make leases to be binding upon all parties, including Mortgagor, of its interests in the Property. In addition, such receiver shall have the power to collect the Rents of the Property during the pendency of any foreclosure suit, and in the case of a sale and deficiency, during the full statutory period of redemption, if any, whether there be a redemption or not, as well as during any further times when Mortgagor would be entitled to collection of the Rents. Such receiver shall have all other powers which may be necessary or usual for the protection, possession, control, management and operation of the Property. Any such receiver shall be entitled to reasonable compensation and reimbursement for services and expenses, all of which sums shall be secured by this Mortgage.
Mortgagor hereby indemnifies Mortgagee and such receiver against all losses, claims, demands, and liabilities (except to the extent losses, claims, demands and liabilities arise from the gross negligence or wrongful act of such receiver) which Mortgagee and receiver may incur, suffer or sustain in any performance of any act required or permitted hereunder or by law.

		(e)	With or without notice, and without releasing
Mortgagor from any obligation hereunder, to cure any default of Mortgagor and, in connection therewith, to enter upon the Property and to perform such acts and things as Mortgagee deem necessary or desirable to inspect, investigate, assess and protect the security hereof, including without limitation to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder, to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of either Mortgagee, is prior or superior hereto, the judgment of Mortgagee being conclusive as between the parties hereto, to pay any premiums or charges with respect to insurance required to be carried hereunder, and to employ counsel, accountants, contractors and other appropriate persons to assist them;

		(f)	To commence and maintain an action or actions in any
court of competent jurisdiction to foreclose this Mortgage or to obtain specific enforcement of the covenants of Mortgagor hereunder, and Mortgagor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this paragraph, Mortgagor waives the defense of laches and any applicable statute of limitations;

		(g)	Mortgagee or its employees, acting by themselves or
through a court-appointed receiver may enter upon, possess, manage, operate, dispose of and contract to dispose of the Property or any part thereof; take custody of all accounts; negotiate with governmental authorities with respect to the Property's environmental compliance and remedial measures; make, terminate, enforce or modify leases of the Property upon such terms and conditions as Mortgagee deems proper;
contract for goods and services, hire agents, employees and counsel, make repairs, alterations and improvements to the Property necessary, in Mortgagee's judgment, to protect or enhance the security hereof; to incur the risks and obligations ordinarily incurred by owners of property (without any personal obligation on the part of the receiver);
to subdivide or otherwise create additional parcels in the Real
Property, and grant easements, licenses, rights or way and other appurtenances to some or all of the Property as they subdivide it or otherwise reconstitute it; to release, in the sole discretion of Mortgagee, any portion or portions of the Property, including without limitation, any newly created parcels, without adversely affecting Mortgagor's obligations hereunder or under the other Credit Documents; and/or to take any and all other actions which may be necessary or desirable to comply with Mortgagor's obligations hereunder and under the Credit Documents. All sums realized by Mortgagee under this paragraph, less all costs and expenses incurred by it under this paragraph, including attorneys' fees, and less such sums as Mortgagee deems appropriate as a reserve to meet future expenses under the paragraph, shall be applied on any indebtedness secured hereby in such order as Mortgagee shall determine. Neither application of said sums to said indebtedness nor any other action taken by Mortgagee under this paragraph shall cure or waive any Event of Default or notice of default hereunder or nullify the effect of any such notice of default.
Mortgagee, or any employee or agent of Mortgagee, or a receiver appointed by a court, may take any action or proceeding hereunder without regard to (i) the adequacy of the security for the indebtedness secured hereunder, (ii) the existence of a declaration that the indebtedness secured hereby has been declared immediately due and payable, or (iii) the filing of a notice of default;

		(h)	If the Property consists of several lots, parcels, or
items of property, Mortgagee may: (i) designate the order in which such lots, parcels, or items shall be offered for sale or sold, or (ii) elect to sell such lots, parcels or items through a single sale, through two or more successive sales, or in any other manner Mortgagee deems in its best interest. Mortgagor shall have no right to direct the order in which the Property is sold. Mortgagee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at such time fixed by the preceding postponement. Mortgagee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Mortgagor or Mortgagee, may purchase at such sale.

		In connection with any sale or sales hereunder, Mortgagee may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same accordance with applicable law, separate and apart from the sale of real property. Any sale of any personal property or fixtures hereunder shall be conducted in any manner permitted by the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, Massachusetts General Laws Chapter 106, as the same may be amended, restated, replaced, or recodified from time to time (the "UCC").

		After deducting all costs, fees and expenses of Mortgagee, including all costs of evidence of title and attorneys' fees in connection with sale, Mortgagee shall apply the proceeds of sale to payment of all sums so expended under the terms hereof not then repaid, the payment of all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto;

		(i)	To resort to and realize upon the security hereunder
and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may, in its sole discretion, determine; and resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both;

		(j)	To seek a judgment that Mortgagor has breached its
covenants, representations and/or warranties with respect to the environmental matters set forth above in paragraph A.15, by commencing and maintaining an action or actions in any court of competent jurisdiction for breach of contract, whether commenced prior to foreclosure of the Property or after foreclosure of the Property, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred by Mortgagee (collectively, the "Environmental Costs") incurred or advanced by Mortgagee relating to the cleanup, remediation or other response action required by Applicable Environmental Law (as defined in paragraph A.15) or to which Mortgagee believes necessary to protect the Property, it being conclusively presumed between Mortgagee and Mortgagor that all such Environmental Costs incurred or advanced by Mortgagee relating to the cleanup, remediation or other response action of or to the Property were made by Mortgagee in good faith. All Environmental Costs incurred by Mortgagee pursuant to this paragraph (including, without limitation, court costs, consultants' fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the rate set forth in the Credit Agreement payable during the continuance of an Event of Default from the date of expenditure until said sums have been paid. Mortgagee shall be entitled to bid at any foreclosure sale of the Property the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash. Mortgagor acknowledges and agrees that notwithstanding any term or provision contained herein or in the other Credit Documents, the Environmental Costs shall be exceptions to any non-recourse or exculpatory provision and Mortgagor shall be fully and personally liable for the Environmental Costs hereunder and such liability shall not be limited to the original principal amount of the obligations secured by this Mortgage and Mortgagor's obligations shall survive the foreclosure, deed in lieu of foreclosure, release, discharge or any other transfer of the Property or this Mortgage. For the purposes of any action brought under this paragraph, Mortgagor hereby waives the defense of laches and any applicable statute of limitations; and

		(k)	To waive its lien against the Property or any portion
thereof, whether fixtures or personal property, and to exercise any and all rights and remedies of an unsecured creditor against Mortgagor and all of Mortgagor's assets and property for the recovery of any deficiency and Environmental Costs. Mortgagor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Note, all judgments and awards entered against Mortgagor shall be exceptions to any non-recourse or exculpatory provision and Mortgagor shall be fully and personally liable for all judgments and awards entered against Mortgagor hereunder and such liability shall not be limited to the original principal amount of the Obligations and Mortgagor's obligations under this paragraph B.2.(h) shall survive the foreclosure, deed in lieu of foreclosure, release, reconveyance or any other transfer of the Property or this Mortgage. For the purposes of any action brought under this paragraph, Mortgagor hereby waives the defense of laches and any applicable statute of limitations.

		3.	Payment of Costs, Expenses and Attorneys' Fees.  All
costs and expenses incurred by Mortgagee pursuant to paragraphs (a) through (k) inclusive of paragraph B.2 (including, without limitation, court costs, consultants' fees and attorneys' fees, whether incurred in litigation or not and whether before or after judgment) shall bear interest at the rate set forth in the Credit Agreement payable during the continuance of an Event of Default from the date of expenditure until said sums have been paid. Mortgagee shall be entitled to bid, at the sale of the Property held pursuant to paragraph B.2.(e) above, the amount of said costs, expenses and interest in addition to the amount of the other obligations hereby secured as a credit bid, the equivalent of cash.

		4.	Remedies Cumulative.  All rights and remedies of
Mortgagee hereunder are cumulative and in addition to all rights and remedies provided by law.

		5.	Releases, Extensions, Modifications and Additional
Security. Without affecting the liability of any person for payment of any indebtedness secured hereby, or the lien or priority of this Mortgage upon the Property, Mortgagee may, from time to time, with or without notice, do one or more of the following: release any person's liability for the payment of an indebtedness secured hereby, make any agreement or take any action extending the maturity or otherwise altering the terms or increasing the amount of any indebtedness secured hereby, and accept additional security or release all or a portion of the Property and/or other security held to secure the indebtedness secured hereby.

		6.	Marshalling.  Mortgagor hereby waives any right to
require that any security given hereunder or under any other agreement securing the obligation secured hereby be marshalled and further waives any right otherwise available in respect to marshalling of assets which secure any obligation secured or imposed hereby or to require Mortgagee to pursue its remedies against any such assets.

		7.	Additional Waivers.	To the fullest extent
permitted by law, Mortgagor hereby expressly waives any and all rights to reinstatement and redemption, if any, on its own behalf, on behalf of all Persons claiming or having an interest (direct or indirect) by, through or under Mortgagor and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date hereof, it being the intent hereof that any and all such rights of reinstatement and redemption (except the right to repay the Obligations in full by paying the entire Indebtedness under the Credit Documents prior to any foreclosure sale or conveyance in lieu thereof) of Mortgagor and such other persons, are and shall be deemed to be hereby waived to the full extent permitted by applicable law. To the fullest extent permitted by law, Mortgagor agrees that it will not, by invoking or utilizing any applicable law or laws otherwise, hinder, delay or impede the exercise of any right, power or remedy herein or otherwise granted or delegated to Mortgagee, but will suffer and permit the exercise of every such right, power and remedy as though no such law or laws have been or will have been made or enacted.

		8.	Rights Cumulative.  Each right, power and remedy
herein confirmed upon Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter provided in the Mortgage or any other Credit Document, or provided by law of in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient to Mortgagee.

C.  FIXTURE FILING.

	 	1.	Fixture Filing.  Pursuant to the Credit Agreement and
Sections 106:9-313 and 106:9-402 of the UCC, as amended and recodified from time to time, this Mortgage shall constitute a Fixture Filing filed in the real estate records. Mortgagor is sometimes referred to herein as "Debtor" and Mortgagee is sometimes referred to herein as "Secured
Party".

		2.  	Relation of Fixture Filing To Mortgage.  Some or all
of the Property described may be or become a fixture in which Mortgagee has a security interest under the Credit Agreement or the other Credit Documents. Nevertheless, nothing herein shall be deemed to create any lien or interest in favor of Mortgagee under this Mortgage in any the Property which is not a fixture, and the sole purpose of this Section C is to create a fixture filing under Sections 106:9-313 and 106:9-402 of the UCC. The rights, remedies, and interests of Mortgagee under this Mortgage and the Credit Agreement and the other Credit Documents are independent and cumulative, and there shall be no merger of any lien hereunder with any security interest created by the Credit Agreement or the other Credit Documents. Mortgagee may elect to exercise or enforce any of its rights, remedies, or interests under either or both this Mortgage or the Credit Agreement and the other Credit Documents as Mortgagee may from time to time deem appropriate in its sole discretion.

		3.	Removal.  Except as otherwise expressly permitted in
the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, remove or permit the removal of any fixture from the Real Property except for fixtures removed and replaced in the ordinary course of business. Mortgagee further reserves the right to prohibit the removal of any such fixture by any person with the legal right to remove any fixture from the Real Property unless and until such person makes arrangements with (and satisfactory to) Mortgagee for the payment to Mortgagee of all costs of repairing any physical injury to the Real Property which may be caused by the removal of that fixture.

		4.	Addresses.  The addresses of Debtor (Mortgagor) and
Secured Party (Mortgagee) are as follows:

            Debtor (Mortgagor):  Quantum Corporation
                                 500 McCarthy Boulevard
                                 Milpitas, California 95035
                                 Attn:  Joseph P. Rodgers
                                         Executive Vice President
                                         Finance and Secretary

                                 Telephone:  (408) 894-4000
                                 Telecopier: (408) 894-3223


            Secured Party
             (Mortgagee):        Canadian Imperial Bank of Commerce
                                 425 Lexington Avenue
                                 New York, New York 10017
                                 Attn: [--------------------]

                                 Telephone:  (212) --------
                                 Telecopier: (212) --------

D.	MISCELLANEOUS PROVISIONS.

		1.	Non-Waiver.  By accepting payment of any Obligation
after its due date or late performance of any Obligation, Mortgagee shall not waive its right against any person obligated directly or indirectly hereunder or on any obligation hereby secured, either to require prompt payment or performance when due of all other Obligations or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Mortgagee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law.

		2.	Further Assurances.  Mortgagor, upon the request of
Mortgagee, shall execute, acknowledge, deliver, and record such further instruments and do such further acts as may be reasonably necessary, desirable or proper to carry out the purposes of this Mortgage and the other Credit Documents and to subject to the liens and security interests created hereby and thereby any property intended by the terms hereof and thereof to be covered hereby and thereby, including, without limitation, any future renewals, additions, substitutions, replacements, improvements, or appurtenances to the Property.

		3.	Usury Savings Clause.  Nothing contained herein or in
the Credit Documents shall be deemed to require the payment of interest or other charges by Mortgagor in excess of the amount Mortgagee may lawfully charge under the applicable usury laws. In the event Mortgagee shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable Governmental Rules, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of Mortgagee, be returned to Mortgagor or credited against the principal balance of any Obligation secured hereby then outstanding.

		4.	Attorneys' Fees.  In the event legal action, suit or
any proceeding is commenced by or between Mortgagor or Mortgagee regarding their respective rights and obligations under this Mortgage or any of the other Credit Documents, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys' fees, other related expenses, and court costs. As used herein the term "prevailing party" shall mean the party that obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party that has commenced or instituted the action, suit, or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed to be the prevailing party. This paragraph D.5. shall not limit
Mortgagor's obligation to pay or reimburse the Agents and the Banks for expenses in accordance with the Credit Agreement.

		5	Obligations of Mortgagor Joint and Several.  If more
than one person has executed this Mortgage for or on behalf of Mortgagor, the obligations of all such persons hereunder shall be joint and several.

		6	Mortgagor and Mortgagee Defined.  The term "Mortgagor"
herein includes both the original Mortgagor and any subsequent owner or owners of any of the Property, and the term "Mortgagee" includes the original Mortgagee and also any future owner or holder, including pledgees and participants, of the Notes, the Credit Agreement or any interest therein.

		7	No Joint Venture.  The relationship of Mortgagor and
Mortgagee under this Mortgage and the Credit Documents is, and shall at all times remain, solely that of borrower and lender, and Mortgagee neither undertakes nor assumes any responsibility or duty to Mortgagor or to any third party with respect to the Property. Notwithstanding any other provisions of this Mortgage and the Credit Documents:
(a) Mortgagee is not, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of Mortgagor, and Mortgagee does not and does not intend to ever assume such status; (b) Mortgagee does not and does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and
(c) Mortgagee shall not be deemed responsible for or a participant in any acts, omissions, or decisions of Mortgagor. Mortgagee shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage, or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, any of the Property, whether caused by or arising from: (v) any defect in any building, structure, grading, fill, landscaping or other improvements on the Real Property or in any on-site or off-site improvement or other facility therein or thereon; (w) any act or omission of Mortgagor or any of Mortgagor's agents, employees, independent contractors, licensees or invitees; (x) any accident in or on any of the Property or any fire, flood or other casualty or hazard thereon; (y) the failure of Mortgagor, any of Mortgagor's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; and
(z) any nuisance made or suffered on any part of the Property.

		8.	Rules of Construction.  The rules of construction set
forth in Section I of the Credit Agreement shall apply to this Mortgage. Specific enumeration of rights, powers and remedies of Mortgagee and of acts which it may do and acts Mortgagor must or must not do shall not exclude or limit the general. The interpretation of any provisions of this Mortgage shall not be construed against any party hereto based upon the fact that such party may have drafted or caused such provision to be drafted. Mortgagor hereby acknowledges that it has been represented by independent counsel of its own selection and, notwithstanding that counsel for Mortgagee has prepared this Mortgage, Mortgagor hereby agrees that the provisions hereof shall not be construed against Mortgagee in the event of any ambiguity solely because counsel for Mortgagee has prepared this Mortgage, in that each party's counsel has participated in the negotiation and codification hereof. Prior drafts of this Mortgage shall not be taken as evidence of or used in the interpretation of the meaning of the terms or provisions hereof or thereof.

		9.	Severability.  If any term of this Mortgage, or the
application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Mortgage, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

		10.	Successors in Interest.  The terms, covenants, and
conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of Mortgagor hereto.

		11.	Notices.  All notices, demands or documents which are
required or permitted to be given or served hereunder shall be given as provided in Section 8.01 of the Credit Agreement to the parties at their respective addresses set forth in paragraph C.4 above or such other address as either party may designate from time to time by like notice.

		12.	Headings.  The headings of the articles of this
Mortgage are for convenience only and do not limit or construe its provisions.

		13.	Time of the Essence.  Time shall be of the essence
with respect to each and every of the various conditions, undertakings and obligations set forth in this Mortgage.

		14.	Choice of Law; Jurisdiction; Etc.	The validity of
this Mortgage, and its construction, interpretation and enforcement, shall be determined under, and governed by and construed in accordance with, the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts. To the extent it may lawfully do so, Mortgagor hereby consent to service of process, and to be sued, in the Commonwealth of Massachusetts and consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States
District Court for the District of Massachusetts, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of an suit, action or other proceeding arising out of Mortgagor's obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Mortgagor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at the applicable address provided in this Mortgage or as otherwise provided under the laws of the Commonwealth of Massachusetts. Notwithstanding the foregoing, Mortgagor agrees that nothing contained in this paragraph D.14 shall preclude Mortgagee from instituting any such suit, action or other proceeding in any jurisdiction other than the Commonwealth of Massachusetts.

		IN WITNESS WHEREOF, Mortgagor has executed this Mortgage on the day and year, first set forth above as an instrument under seal.


				MORTGAGOR:

			QUANTUM CORPORATION, a Delaware corporation


WITNESS:



Name							By:

							Name:
							Title:
								 hereunto duly
authorized


COMMONWEALTH OF MASSACHUSETTS

COUNTY OF: --------------			----------------, 1994


	Then personally appeared before me the above named ---------------
- -------------, duly elected --------------------- of QUANTUM CORPORATION a Delaware corporation, who being by me duly sworn, acknowledged the foregoing instrument to be his/her free act and deed, and the free act and deed of said QUANTUM CORPORATION, as aforesaid.


							------------------------------
							Notary Public

							My Commission Expires: -------

							[Raised Notary Seal]






[NOTE:  ACKNOWLEDGMENT DATE CANNOT PRE-DATE THE DATE THE DOCUMENT IS
EXECUTED]

                          Exhibit A

                      LEGAL DESCRIPTION


                  [REAL PROPERTY DESCRIPTION]

EXHIBIT J

                          SECURITY AGREEMENT

	THIS SECURITY AGREEMENT, dated as of October 3, 1994, is entered into by and between:

	(1)	QUANTUM CORPORATION, a Delaware corporation ("Borrower");
and

	(2)	CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian banking
corporation, acting as administrative and collateral agent (jointly in such capacities, "Administrative Agent") for the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, the "Banks").


                            RECITALS

	A.	Pursuant to a Credit Agreement, dated as of October 3, 1994
(as amended from time to time, the "Credit Agreement"), among Borrower, the Banks, ABN AMRO Bank N.V., San Francisco International Branch,
Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Administrative Agent, the Banks have agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

	B.	The Banks' obligations to extend the credit facilities to
Borrower under the Credit Agreement are subject, among other conditions, to receipt by Administrative Agent of this Security Agreement, duly executed by Borrower.


                            AGREEMENT

	NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Administrative Agent, for the ratable benefit of the Banks and the Agents, as follows:

	1.	Definitions and Interpretation.  When used in this Security
Agreement, the following terms shall have the following respective meanings:

	"Administrative Agent" shall have the meaning given to that term in the introductory paragraph hereof.

	"Banks" shall have the meaning given to that term in the introductory paragraph hereof.

	"Borrower" shall have the meaning given to that term in the introductory paragraph hereof.

	"Collateral" shall have the meaning given to that term in paragraph 2 hereof.

	"Credit Agreement" shall have the meaning given to that term in Recital A hereof.

	"Depositary Bank" shall have the meaning given to that term in subparagraph 4(e) hereof.

	"Equipment" shall mean, collectively, all Collateral of the types described in clause (a) of Attachment 1 hereto.

	"Excluded Accounts" shall mean the deposit accounts and other property constituting "Pledged Collateral" as that term is defined in that certain Pledge Agreement dated as of August 18, 1992 (as amended from time to time, the "LC Pledge Agreement") between Borrower and Bank of America National Trust and Savings Association ("BofA"), as agent for itself, ABN and CIBC; provided, however, that such accounts and other property shall constitute Excluded Accounts only to the extent that (i) the LC Pledge Agreement continues in effect, (ii) the LC Pledge Agreement prohibits other liens in such accounts and property, (iii) such accounts and property secure Borrower's obligations under that certain Credit Agreement dated as of August 18, 1992 (as amended from time to time) among Borrower, BofA, ABN and CIBC in connection with letters of credit issued by BofA, ABN and CIBC pursuant thereto in an aggregate face amount not exceeding $85,000,000 and (iv) the aggregate dollar amount of such accounts and property does not exceed $94,000,000 at any time.

	"Inventory" shall mean, collectively, all Collateral of the types described in clause (b) of Attachment 1 hereto.

 		"Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Borrower to any Agent or any Bank of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Credit Agreement or any of the other Credit Documents, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or payable by Borrower thereunder.

	"Receivables" shall have the meaning given to that term in Attachment 1 hereto.

	"Related Contracts" shall have the meaning given to that term in Attachment 1 hereto.

	"UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of construction set forth in Section I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Security Agreement, apply to this Security Agreement and are hereby incorporated by reference.

	2.	Grant of Security Interest.  As security for the
Obligations, Borrower hereby pledges and assigns to Administrative Agent (for the ratable benefit of the Banks and Agents) and grants to Administrative Agent (for the ratable benefit of the Banks and Agents) a security interest in all right, title and interest of Borrower in and to the property described in Attachment 1 hereto (except for the Excluded Accounts), whether now owned or hereafter acquired (collectively and severally, the "Collateral"), which Attachment 1 is incorporated herein by this reference.

	3.	Representations and Warranties.  Borrower represents and
warrants to the Banks and Agents as follows:

	(a)	Borrower is the owner of the Collateral (or, in the case of
after-acquired Collateral, at the time Borrower acquires rights in the Collateral, will be the owner thereof). No other Person has (or, in the case of after-acquired Collateral, at the time Borrower acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Collateral, other than Permitted Liens.

	(b)	Administrative Agent has (or in the case of after-acquired
Collateral, at the time Borrower acquires rights therein, will have) a first priority perfected security interest in the Collateral; provided, however, that (i) the security interest of Administrative Agent may be subject to Permitted Liens and (ii) Borrower makes no representation or warranty with respect to the perfection of Administrative Agent's security interest in Collateral consisting of (A) motor vehicles and other vehicles subject to a certificate of title statute to the extent Administrative Agent has not required Borrower to comply with the requirements set forth in such statute for the perfection of security interests, (B) instruments having a value of $1,000,000 or less which have not been delivered to Administrative Agent, (C) deposit accounts for which Administrative Agent has not required Borrower to deliver a notice as provided in subparagraph 4(e) hereof, (D) goods located outside the United States at the time this Security Agreement is executed (or, in the case of after-acquired goods, at the time such goods are acquired), which goods do not exceed in aggregate book value $6,000,000, (E) the rights of Borrower under the laws of jurisdictions outside the United States in intellectual property to the extent Administrative Agent has not required Borrower to comply with the requirements of such jurisdiction for the perfection of security interests in such rights or
(F) certificated securities in the possession of any financial intermediary or uncertificated securities registered in the name of Borrower on the books of any financial intermediary to the extent Administrative Agent has not required Borrower to cause such financial intermediary to register the security interest of Administrative Agent in the books of such financial intermediary. As security for the Quantum Europe Note, Borrower has (or in the case of after-acquired Collateral, at the time Quantum Europe acquires rights therein, will have) a first priority perfected security interest (or Similar Lien) in the accounts of Quantum Europe, the Quantum Europe Deposit Accounts and the other property of Quantum Europe covered by the Quantum Europe Security Documents; provided, however, that the security interest (or Similar Lien) of Borrower may be subject to Permitted Liens.

	(c)	All Equipment and Inventory are (i) located at the locations indicated in Attachment 2 hereto (or at such other locations as Borrower may indicate in a written notice delivered to Administrative Agent pursuant to subparagraph 4(d) hereof), (ii) in transit to such locations or (iii) in transit to a third party purchaser which will become obligated on a Receivable to Borrower upon receipt. Except for Equipment and Inventory referred to in clauses (ii) and (iii) of the preceding sentence, Borrower has exclusive possession and control of the Inventory and Equipment.

	(d)	All Inventory has been (or, in the case of hereafter
produced Inventory, will be) produced in compliance with all applicable Governmental Rules, including the Fair Labor Standards Act (if applicable), except for any noncompliance which is not reasonably likely to have a Material Adverse Effect.

	(e)	Borrower keeps all records concerning the Receivables and
the originals of all Related Contracts at its chief executive office located at the address set forth in item 2 of Attachment 3 hereto (or at such other chief executive office of Borrower as Borrower may indicate in a written notice delivered to Administrative Agent pursuant to subparagraph 4(d) hereof).

	(f)	Borrower has delivered to Administrative Agent, together
with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all Receivables consisting of instruments and chattel paper in amounts exceeding
$1,000,000.

	(g)	Each Receivable included in the calculation of the Borrowing
Base is genuine and enforceable against the party obligated to pay the same free from any right of rescission, defense, setoff or discount.

	(h)	The information set forth in Attachment 3 hereto is true,
complete and correct in all material respects.

	4.	Covenants.  Borrower hereby agrees as follows:

	(a) Borrower, at Borrower's expense, shall promptly procure, execute and deliver to Administrative Agent all documents, instruments and agreements and perform all acts which are necessary, or which Administrative Agent may reasonably request, to establish, maintain, preserve, protect and perfect the Collateral, the Lien granted to Administrative Agent therein and the first priority of such Lien (subject to Permitted Liens) or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the preceding sentence, Borrower shall (i) procure, execute and deliver to Administrative Agent all stock powers, endorsements, assignments, financing statements and other instruments of transfer reasonably requested by Administrative Agent, (ii) deliver to Administrative Agent promptly upon receipt all originals of Collateral consisting of instruments, documents and chattel paper in amounts exceeding $1,000,000 (or, if an Event of Default has occurred and is continuing, in any amount to the extent requested by Administrative Agent) and (iii) cause the Lien of Administrative Agent in any Collateral consisting of securities to be recorded or registered in the books of any financial intermediary or clearing corporation reasonably requested by Administrative Agent.

	(b)	Borrower shall not use any Collateral or permit any
Collateral to be used in violation of (i) any provision of the Credit Agreement, this Security Agreement or any other Credit Document,
(ii) any applicable Governmental Rule or Contractual Obligation where such use could reasonably be expected to have a Material Adverse Effect, or (iii) any policy of insurance covering the Collateral where such use is reasonably likely to have a Material Adverse Effect.

	(c)	Borrower shall pay promptly when due all taxes and other
governmental charges, all Liens and all other charges (except to the extent constituting Permitted Liens) now or hereafter imposed upon, relating to or affecting any Collateral.

	(d)	Without ninety (90) days' prior written notice to
Administrative Agent, Borrower shall not (i) change Borrower's name or chief executive office (or the office(s) in which Borrower's records relating to Receivables or the originals of Related Contracts are kept),
(ii) keep Collateral consisting of chattel paper and documents at any location other than its office(s) set forth in item 2 of Attachment 3 hereto (or at such other office(s) of Borrower as Borrower may indicate in a written notice delivered to Administrative Agent pursuant to this subparagraph 4(d)), or (iii) keep Collateral consisting of Equipment, Inventory or other goods at any location other than the locations set forth in Attachment 2 hereto, except for goods in transit to or from such locations.

	(e)	For each deposit account maintained by Borrower (except for
the Excluded Accounts), Borrower shall, at the request of Administrative Agent, (i) execute and deliver to the bank or other depository institution at which such deposit account is maintained (the "Depositary Bank") a Notice of Security Interest in the form of Attachment 4 hereto
(or other form acceptable to Administrative Agent) and (ii) use its best efforts to cause the Depositary Bank to execute and deliver to Administrative Agent an Acknowledgment and Agreement in the form set forth in such Notice of Security Interest. Without ten (10) days prior written notice to Administrative Agent, Borrower shall not establish any deposit account not set forth in item 16 of Attachment 3 hereto.

	(f)	Borrower shall, if requested by Administrative Agent,
deposit, or cause to be deposited, all remittances, checks and other funds (in whatever form) received with respect to Receivables to a deposit account for which Borrower has complied with subparagraph 4(e) above and in which Administrative Agent has a first priority perfected security interest.

	(g)	Borrower shall appear in and defend any action or proceeding which may affect its title to or Administrative Agent's security interest in the Collateral if an adverse decision is reasonably likely to have a Material Adverse Effect.

	(h)	Borrower shall keep separate, accurate and complete records
of the Collateral and shall permit Administrative Agent to examine and make copies of such records and provide such reports and information relating to the Collateral as Administrative Agent may reasonably request from time to time.

	(i)	Borrower shall not surrender or lose possession of (other
than to Administrative Agent), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any Collateral or right or interest therein except as permitted in the Credit Agreement, and Borrower shall keep the Collateral free of all Liens except Permitted Liens.

	(j)	If directed by Administrative Agent, Borrower shall type,
print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper and documents in amounts exceeding $50,000 not in the possession of Administrative Agent a legend satisfactory to Administrative Agent indicating that such chattel paper and documents are subject to the security interest granted hereby.

	(l)	Borrower shall collect, compromise, enforce and receive
delivery of the Receivables in accordance with its past practices until otherwise notified by Administrative Agent.

	(m)	Borrower shall comply with all material Requirements of Law
applicable to Borrower which relate to the production, possession, operation, maintenance and control of the Collateral except where noncompliance is not reasonably likely to have a Material Adverse
Effect.

	5.	Authorized Action by Administrative Agent.  Borrower hereby
irrevocably appoints Administrative Agent as its attorney-in-fact and agrees that Administrative Agent may perform (but Administrative Agent shall not be obligated to and shall incur no liability to Borrower or any third party for failure so to do) any act which Borrower is obligated by this Security Agreement to perform, and to exercise such rights and powers as Borrower might exercise with respect to the Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process, preserve and enforce the Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (e) pay any indebtedness of Borrower relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Administrative Agent shall exercise such powers only after the occurrence and during the continuance of an Event of Default.
Borrower agrees to reimburse Administrative Agent upon demand for all reasonable costs and expenses payable to third parties, including attorneys' fees, Administrative Agent may incur while acting as Borrower's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. Borrower agrees that such care as Administrative Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Administrative Agent's possession; provided, however, that Administrative Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Obligations or with respect to the Collateral.

	6.	Default and Remedies.  Borrower shall be deemed in default
under this Security Agreement upon the occurrence and during the continuance of an Event of Default, as that term is defined in the Credit Agreement. In addition to all other rights and remedies granted to Administrative Agent by this Security Agreement, the Credit
Agreement, the other Credit Documents, the UCC and other applicable Governmental Rules, Administrative Agent may, upon the occurrence and during the continuance of any Event of Default, exercise any one or more of the following rights and remedies: (a) collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce Administrative Agent's security interests in any or all Collateral in any manner permitted by applicable Governmental Rules or in this Security Agreement; (b) notify any or all account debtors to make payments on Receivables directly to Administrative Agent; (c) sell or otherwise dispose of any or all Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such commercially reasonable terms and in such commercially reasonable manner as Administrative Agent may determine; (d) require Borrower to assemble the Collateral and make it available to Administrative Agent at a place to be designated by Administrative Agent which is reasonably convenient to both parties; (e) enter onto any property where any Collateral is located and take possession thereof with or without judicial process;
and (f) prior to the disposition of the Collateral, store, process, repair or recondition any Collateral consisting of goods, perform any obligations and enforce any rights of Borrower under any Related
Contracts or otherwise prepare and preserve Collateral for disposition in any manner and to the extent Administrative Agent deems appropriate.
In furtherance of Administrative Agent's rights hereunder upon the occurrence and during the continuance of any Event of Default, Borrower hereby grants to Administrative Agent an irrevocable, non-exclusive license (exercisable without royalty or other payment by Administrative Agent) to use, license or sublicense any patent, trademark, tradename, copyright or other intellectual property in which Borrower now or hereafter has any right, title or interest(to the extent Borrower may grant such license or sublicense without breaching the agreement pursuant to which it obtained its right, title and interest therein), together with the right of access to all media in which any of the foregoing may be recorded or stored. In any case where notice of any sale or disposition of any Collateral is required, Borrower hereby agrees that five (5) days notice of such sale or disposition is reasonable.

	7.	Miscellaneous.

	(a)	Notices.  Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower or Administrative Agent under this Security Agreement shall be given as provided in Paragraph 8.01 of the Credit Agreement.

 	(b)	Waivers; Amendments.  Any term, covenant, agreement or
condition of this Security Agreement may be amended or waived only as provided in the Credit Agreement. No failure or delay by Administrative Agent in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

	(c)	Successors and Assigns.  This Security Agreement shall be
binding upon and inure to the benefit of Administrative Agent, Borrower, the Banks and the other Agents and their respective successors and assigns; provided, however, that Administrative Agent, Borrower, the Banks and the other Agents may sell, assign and delegate their respective rights and obligations hereunder only as permitted by the Credit Agreement. The Banks and the Agents may disclose this Security Agreement as provided in the Credit Agreement.

	(d)	Partial Invalidity.  If at any time any provision of this
Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

	(e)	Cumulative Rights, etc.  The rights, powers and remedies of
Administrative Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Administrative Agent, the Banks and the other Agents by virtue of any applicable Governmental
Rule, the Credit Agreement or any other Credit Document, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Administrative Agent's rights hereunder. Borrower waives any right to require Administrative Agent, any Bank or any other Agent to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Administrative
Agent's, Bank's or any other Agent's power.

	(f)	Payments Free of Taxes, Etc.  All payments made by Borrower
under this Security Agreement shall be made by Borrower free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings (except as otherwise provided in the Credit Agreement). In addition, Borrower shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Agent, Borrower shall furnish evidence satisfactory to Administrative Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

	(g)	Borrower's Continuing Liability.  Notwithstanding any
provision of this Security Agreement or any other Credit Document or any exercise by Administrative Agent of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) Borrower shall remain liable to perform its obligations and duties in connection with the Collateral (including, without limitation, the Related Contracts and all other agreements relating to the Collateral) and (ii) neither Administrative Agent, any Agent nor any Bank shall assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of Borrower's rights in connection with the Collateral (including, without limitation, the Related Contracts and all other agreements relating to the Collateral).

	(h)	Attorneys' Fees.  In the event of any legal action,
including any judicial proceeding, arbitration or other proceeding, to enforce or interpret any provision of this Security Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred from the losing party.

	(i)	Governing Law.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent otherwise provided in the UCC).

	(j)	Counterparts.  This Security Agreement may be executed in
any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.



	IN WITNESS WHEREOF, Borrower and Administrative Agent have caused this Security Agreement to be executed as of the day and year first above written.

                                 QUANTUM CORPORATION


                                 By:
                                 Name:
                                 Title:


                                 CANADIAN IMPERIAL BANK OF COMMERCE


                                 By:
                                 Name:
                                 Title:

ATTACHMENT 1
TO SECURITY AGREEMENT

	All right, title and interest of Borrower, whether now owned or hereafter acquired, in and to the following property:

	(a)	All equipment and fixtures (including, without limitation,
all manufacturing equipment, furniture, vehicles and other machinery and office equipment), together with all additions and accessions thereto and replacements therefor;

	(b)	All inventory (including, without limitation, (i) all disk
drives, tape drives, head stacks and gimbel assemblies and all other raw materials, work in process and finished goods and (ii) all such goods which are returned to or repossessed by Borrower), together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor;

	(c)	All accounts, chattel paper, instruments, deposit accounts
and other rights to the payment of money (including, without limitation, general intangibles and contract rights) (collectively, the "Receivables") and all contracts, purchase orders, security agreements, leases, guaranties and other agreements evidencing, securing or otherwise relating to the Receivables (including, without limitation, the Quantum Europe Note and the other Quantum Europe Loan Documents) (collectively, the "Related Contracts");

	(d)	All other general intangibles and contract rights not
otherwise described above (including, without limitation, (i) all rights, warranties and indemnities under the DEC Purchase Agreement and the other DEC Purchase Documents, (ii) customer and supplier lists and contracts, books and records, insurance policies, tax refunds, contracts for the purchase of real or personal property, (iii) all patents, copyrights, trademarks, tradenames and service marks, (iv) all licenses to use, applications for, and other rights to, such patents, copyrights, trademarks, tradenames and service marks, and (v) all goodwill of Borrower);

	(e)	All other personal property not otherwise described above
(including, without limitation, all money, certificated securities, uncertificated securities, documents and goods); and

	(f)	All proceeds of the foregoing (including, without
limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral)

ATTACHMENT 2
TO SECURITY AGREEMENT

LOCATIONS OF EQUIPMENT AND INVENTORY

ATTACHMENT 3
TO SECURITY AGREEMENT

BORROWER PROFILE


Quantum Corporation
         ("Borrower")

	1.	The current legal name of Borrower is ----------------
- ------------------------------------------------------------------.

	2.	Borrower's chief executive office is located at ------
- ------------------------------------------------------------------.
.  Borrower's federal employer I.D. no. is -----------------.

	3.	Borrower was incorporated on -------------, 19-- in the
state of ---------. Since its incorporation, Borrower has had no other legal name (other than its current legal name) except for the following (provide name and date of change):

                               Date Name
     Prior Name                Changed
- ------------------         -------------
- ------------------         -------------
- ------------------         -------------
- ------------------         -------------


	4.	Borrower does not do business under any trade name except
for the following (provide name and indicate whether registered):

     Trade Name             Registered?
- ------------------         -------------
- ------------------         -------------
- ------------------         -------------
- ------------------         -------------



	5.	Since Borrower's incorporation, no other corporation has
been merged into Borrower except for the following (provide names, dates and brief description of transactions):

    Name of        Date of      Description of
    Corporation    Merger       Transaction

- ---------------   -------      -------------
- ---------------   -------      -------------
- ---------------   -------      -------------
- ---------------   -------      -------------
- ---------------   -------      -------------
- ---------------   -------      -------------


	6.	Borrower has not acquired any of its assets in a bulk sale
or any other transaction not in the ordinary course of business of the seller except for the following (provide description of assets, date and description of transaction and name of seller):

  Description    Date of        Description of
   of Assets     Acquisition      Transaction       Seller
- -----------      -----------    --------------   ------------
- -----------      -----------    --------------   ------------
- -----------      -----------    --------------   ------------
- -----------      -----------    --------------   ------------
- -----------      -----------    --------------   ------------
- -----------      -----------    --------------   ------------
- -----------      -----------    --------------   ------------


	7.	The following is a complete list of all states and other
jurisdictions in which Borrower is qualified to do business:

            State or Jurisdiction
           ----------------------
           ----------------------
           ----------------------
           ----------------------
           ----------------------
           ----------------------
           ----------------------



	8.	The following is a complete list of all offices and other
places of business at which Borrower currently conducts or has within the last four months conducted business (provide address, owner of site and brief description of assets located there):

                                              Brief Description
      Address        Owner of Site            of Assets
- ------------------  ---------------------   ----------------------
- ------------------  ---------------------   ----------------------
- ------------------  ---------------------   ----------------------
- ------------------  ---------------------   ----------------------
- ------------------  ---------------------   ----------------------
- ------------------  ---------------------   ----------------------
- ------------------  ---------------------   ----------------------
- ------------------  ---------------------   ----------------------

(Sites marked with an asterisk have been closed.)


	9.	The following is a complete list of all persons and entities
(other than Borrower) who at any time have possession of any assets of Borrower (provide name, address where located and description of assets located there):

   Person or                                 Brief Description
    Entity            Address               of Assets
- ------------------  ---------------------   ----------------------
- ------------------  ---------------------   ----------------------
- ------------------  ---------------------   ----------------------
- ------------------  ---------------------   ----------------------
- ------------------  ---------------------   ----------------------
- ------------------  ---------------------   ----------------------

Of the persons and entities listed above in this item 9;

	a.	The following persons and entities are warehouses which
issue warehouse receipts:

   Person or
    Entity
- -------------
- -------------
- -------------
- -------------
- -------------

	b.	The following persons and entities process or finish
inventory or other goods for Borrower:

   Person or
    Entity
- -------------
- -------------
- -------------
- -------------
- -------------


	c.	The following persons and entities hold inventory or other
goods on consignment for Borrower:

   Person or
    Entity
- -------------
- -------------
- -------------
- -------------
- -------------; and

	d.	The following other persons and entities have possession of
assets of Borrower for the purposes indicated:

   Person or
    Entity           Purpose
- ------------     -------------------
- ------------     -------------------
- ------------     -------------------
- ------------     -------------------
- ------------     -------------------

	10.	The following is a complete list of all motor vehicles owned by Borrower (describe each vehicle by make, model and year and indicate for each the state in which registered and the state in which based):

					      State of		State in which
	      Vehicle           Registration	     Based










	11.	The following is a complete list of all aircraft and boats
and all other inventory, equipment and other goods of Borrower which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction (provide description of covered goods and indicate registration system and jurisdiction):

					    Registration
	       Goods               System   	 Jurisdiction










	12.	The following is a complete list of all patents, copyrights, trademarks, tradenames and service marks registered in the name of
Borrower:

	a.	    Patents    		Registration No.










	b.	  Copyrights   		Registration No.









		c.	  Trademarks,
			Trade Names and
		 Service Marks 		Registration No.










	13.	The following is a complete list of all subsidiaries of
Borrower (provide name of subsidiary, jurisdiction of incorporation, outstanding shares and shares owned by Borrower):

							     Shares	  Shares Owned
	  Subsidiary     Jurisdiction    Outstanding    by Borrower











	14.	The following is a complete list of all other stock (other
than the stock of subsidiaries described in item 13 above), bonds, debentures, notes and other securities owned by Borrower which have a
value (higher of cost or market value) of $         or more (provide
name of issuer, a description of security and value):

					      Description of
	    Issuer                   Security               Value










	15.	The following is a complete list of all notes payable to
Borrower not otherwise listed in item 14 above (provide name of obligor, date, original principal amount and current principal balance):

                                      Original       Current
	   Obligor          Date          Amount        Balance










	16.	The following is a complete list of all bank accounts
maintained by Borrower (provide name and address of depository bank, type of account and account number):

        Depository          Bank          Type of     Account
	      Bank            Address        Account      Number











	17.	Does Borrower regularly receive letters of credit from
customers to secure payments of sums owed to Borrower?

	Yes ----.  No ----.


	18.	Does Borrower regularly have accounts receivable due from,
or contracts with, the United States government or any agency or department thereof?

	Yes ----.  No ----.

	If yes, indicate the percentage of Borrower's total outstanding accounts receivable that are due from the United States government and agencies and departments thereof: --------%


	19.	Does Borrower regularly receive advance deposits from
customers for goods not yet delivered to such customers?

	Yes     .  No     .


	20.	Does Borrower regularly import goods from outside the United
States?

	Yes     .  No     .


	21.	The following is a complete list of all third parties who
perform data processing services for Borrower or maintain records with respect to Borrower's accounts receivable (provide name and address of third party and describe services performed and/or records maintained):

								Description of Services
	      Name            Address           and/or Records







	22.	The following is a complete list of all data processing
equipment of Borrower which is leased (provide description of equipment and name and address of lessor):

                                                    Lessor
	Description of Equipment      Lessor           Address










	23.	The following is a complete list of all data processing
equipment of Borrower which is subject to security interests of persons other than Bank (provide description of equipment and name and address of secured party):

                                                Secured Party
	Description of Equipment  Secured Party        Address










	24.	The most recent federal income tax returns of Borrower that
have been audited by the IRS are for the fiscal year ended           ,
19  .


	25.	Neither Borrower nor any of its property is subject to any
tax assessments which are currently outstanding and unpaid except for the following (provide name of assessing authority and amount and description of assessment):

	  Assessing Authority       Amount         Description






	26.	Neither Borrower nor any of its property is subject to any
judgment lien, attachment, assessment (other than any tax assessments set forth in item 25 above) or any other similar process which is currently outstanding and unpaid except for the following (provide name of party asserting lien, etc., amount and description of lien, etc.):

	    Asserting Party         Amount         Description






	27.	None of Borrower's property is subject to any Lien of any
type except for (a) the tax assessments described in item 25 above, (b) the judgment liens, attachments, assessments and other similar processes described in item 26 above, (c) security interests in personal property of Borrower evidenced by UCC financing statements filed currently on
file with      and (d) the following (provide name of lien holder, amo
the Lien and description of Lien):

	      Lien Holder           Amount         Description

ATTACHMENT 4
TO SECURITY AGREEMENT

                     NOTICE OF SECURITY INTEREST
                              IN
                        DEPOSIT ACCOUNT



- ---------------,-----



[Name of Depositary Bank]
[Address of Depositary Bank]
- -------------------------
- -------------------------


	QUANTUM CORPORATION, a Delaware corporation ("Borrower"), and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian banking corporation, acting as administrative and collateral agent for certain financial institutions (jointly in such capacities, "Administrative Agent"), under that certain Credit Agreement dated as of October 3, 1994 (the "Credit Agreement"), hereby notify you that Borrower has granted to Administrative Agent a security interest in all deposit accounts maintained by Borrower with you including, without limitation, the deposit accounts described below:

 Account             Depositor's           Account
 Number              Name                  Type

- ---------    -----------------------     -----------

- ---------    -----------------------     -----------

- ---------    -----------------------     -----------

Borrower and Administrative Agent authorize you to continue to allow Borrower to make deposits to, draw checks upon and otherwise withdraw funds from such deposit accounts (the "Deposit Accounts") without the consent of Administrative Agent until Administrative Agent shall instruct you otherwise.

	Borrower has authorized Administrative Agent to inform you when an Event of Default (as defined in the Credit Agreement) has occurred and is continuing and at such time instruct you to cease to permit any further payments or withdrawals from the Deposit Accounts by Borrower and/or to pay any or all amounts in the Deposit Accounts to Administrative Agent. Borrower authorizes and directs you to comply with all such instructions received by you from Administrative Agent without further inquiry on your part and hereby agrees to indemnify and hold harmless you and your officers, directors and employees from and for any compliance by you with such instructions.

					QUANTUM CORPORATION


					By:
					   Name:
					   Title:


					CANADIAN IMPERIAL BANK OF COMMERCE,
 					as Administrative Agent


					By:
					   Name:
					   Title:

ACKNOWLEDGMENT AND AGREEMENT
     OF DEPOSITARY BANK


	The undersigned depositary bank hereby acknowledges receipt of the above notice and agrees with Borrower and Administrative Agent to comply with any instruction it may receive from Administrative Agent in accordance therewith. The undersigned confirms to Administrative Agent that the information set forth above regarding the Deposit Accounts is accurate, that such Deposit Accounts are currently open and that the undersigned has no prior notice of any other security interest, lien or interest in such Deposit Accounts. The undersigned waives any right of setoff except for its right of recoupment for returned items.





	By:
	   Name:
	   Title:

EXHIBIT K

SECURITY AGREEMENT
(INTELLECTUAL PROPERTY)


	THIS SECURITY AGREEMENT (INTELLECTUAL PROPERTY), dated as of October 3, 1994 is entered into by and between:

	(1)	QUANTUM CORPORATION, a Delaware corporation ("Borrower");
and

	(2)	CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian banking
corporation, acting as administrative and collateral agent (jointly in such capacities, "Administrative Agent") for the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, the "Banks").


RECITALS

	A.	Pursuant to a Credit Agreement, dated as of October 3, 1994
(as amended from time to time, the "Credit Agreement"), among Borrower, the Banks, ABN AMRO Bank N.V., San Francisco International Branch,
Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Administrative Agent, the Banks have agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

	B.	The Banks' obligations to extend the credit facilities to
Borrower under the Credit Agreement are subject, among other conditions, to receipt by Administrative Agent of this Security Agreement duly executed by Borrower.


AGREEMENT

	NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Agent, for the ratable benefit of the Banks and Agent, as follows:

	1.	Definitions and Interpretation.  When used in this Security
Agreement, the following terms shall have the following respective meanings:

	"Administrative Agent" shall have the meaning given to that term in the introductory paragraph hereof.

	"Banks" shall have the meaning given to that term in the introductory paragraph hereof.

	"Borrower" shall have the meaning given to that term in the introductory paragraph hereof.

	"Collateral" shall have the meaning given to that term in paragraph 2 hereof.

	"Credit Agreement" shall have the meaning given to that term in Recital A hereof.

	"Copyright Office" shall mean the United States Copyright Office or any successor office or agency thereto.

	"Copyrights" shall have the meaning given to that term in Attachment 1 hereto.

	"Mask Works" shall have the meaning given to that term in Attachment 1 hereto.

	"Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Borrower to any Agent or any Bank of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Credit Agreement or any of the other Credit Documents, including all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to and payable by Borrower hereunder and thereunder.

	"Patent and Trademark Office" shall mean the United States Patent and Trademark Office or any successor office or agency thereto.

	"Patent Applications" shall mean all applications made by, or on behalf of, Borrower to the Patent and Trademark Office or to any similar office or agency of any foreign country or political subdivision thereof for the registration of Patents.

	"Patent Registrations" shall mean all Patents registered with the Patent and Trademark Office or with any similar office or agency of any foreign country or political subdivision thereof and all Patent
Applications.

	"Patents" shall have the meaning given to that term in Attachment
1 hereto.

	"Trade Secrets" shall have the meaning given to that term in Attachment 1 hereto.

	"Trademarks" shall have the meaning given to that term in Attachment 1 hereto.

	"UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of construction set forth in Section I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Security Agreement, apply to this Security Agreement and are hereby incorporated by reference.

	2.	Grant of Security Interest.	As security for the
Obligations, Borrower hereby pledges and assigns to Administrative Agent (for the ratable benefit of the Banks and Agents) and grants to Administrative Agent (for the ratable benefit of the Banks and Agents) a security interest in all right, title and interest of Borrower in and to the property described in Attachment 1 hereto, whether now owned or hereafter acquired (collectively and severally, the "Collateral"), which Attachment 1 is incorporated herein by this reference.

	3.	Representations and Warranties.  Borrower represents and
warrants to the Banks and Agents as follows:

	(a)	Borrower is the owner of the Collateral (or, in the case of
after-acquired Collateral, at the time Borrower acquires rights in the Collateral, will be the owner thereof). No other Person has (or, in the case of after-acquired Collateral, at the time Borrower acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Collateral, other than Permitted Liens.

	(b)	Administrative Agent has (or in the case of after-acquired
Collateral, at the time Borrower acquires rights therein, will have) a first priority perfected security interest in the Collateral, subject to Permitted Liens; provided, however, that (i) the security interest of Administrative Agent may be subject to Permitted Liens and (ii) Administrative Agent must make the filings with the Patent and Trademark Office contemplated by this Security Agreement to perfect its security interest in Borrower's Patents and Trademarks registered with that office.

	(c)	Borrower has the sole, full and unencumbered right, title
and interest in and to (i) each of the Trademarks described in Schedule A to Attachment 1 hereto for the goods and services covered by the registrations thereof, (ii) each of the Patents described in Schedule B to Attachment 1 hereto, (iii) each of the Copyrights described in Schedule C to Attachment 1 hereto and (iv) each of the Mask Works described in Schedule D to Attachment 1 hereto. The registrations for such Trademarks and Patents are valid and enforceable and in full force and effect and none of the Patents has been abandoned or dedicated. According to the records of the Copyright Office, such Copyrights and Mask Works are valid and enforceable and in full force and effect.

	(d)	Borrower does not own any Patents, Trademarks, Copyrights or
Mask Works registered in, or the subject of pending applications in, the Patent and Trademark Office or the Copyright Office, other than those described in Schedules A, B, C and D to Attachment 1 hereto.

	(e)	To the best of Borrower's knowledge, no claim has been made
by any third party and remains unresolved that any of the Patents, Trademarks, Copyrights or Mask Works is invalid and unenforceable or violates or may violate the rights of any Person.

	(f)	Set forth in Schedule E to Attachment 1 hereto is a complete list of all material licenses of Patents, Trademarks, Copyrights, Mask
Works and Trade Secrets which Borrower has granted to any Person.

	(g)	Set forth in Schedule F to Attachment 1 hereto is a complete list of all licenses of Patents, Trademarks, Copyrights, Mask Works and Trade Secrets which any Person has granted to Borrower.

	(h)	Borrower has obtained from each employee who may be
considered the inventor of patentable inventions (invented within the scope of such employee's employment with Borrower) an assignment to Borrower of all rights to such inventions, including Patents.

	(i)	Borrower has taken all commercially reasonable steps to
protect the secrecy and the validity under applicable law of all material Trade Secrets.

	4.	Covenants of Borrower.  Borrower hereby agrees as follows:

	(a) Borrower, at Borrower's expense, shall promptly procure, execute and deliver to Administrative Agent all documents, instruments and agreements and perform all acts which are necessary, or which Administrative Agent may reasonably request, to establish, maintain, preserve, protect and perfect the Collateral, the Lien granted to Administrative Agent therein and the first priority of such Lien (subject to Permitted Liens) or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the preceding sentence, Borrower shall (i) execute all notices of security interest for each relevant type of intellectual property in forms suitable for filing with the Patent and Trademark Office or the Copyright Office, as applicable, substantially in the forms of Attachments 2 and 3 hereto or other forms acceptable to Administrative Agent and (ii) take all commercially reasonable steps in any proceeding before the Patent and Trademark Office, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of the Patents, Trademarks, Copyrights and Mask Works, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that dedication, abandonment or invalidation is permitted hereunder or would not be reasonably likely to have a Material Adverse Effect).

	(b)	Borrower shall not use any Collateral or permit any
Collateral to be used in violation of (i) any provision of the Credit Agreement, this Security Agreement or any other Credit Document,
(ii) any applicable Governmental Rule or Contractual Obligation where such use could reasonably be expected to have a Material Adverse Effect, or (iii) any policy of insurance covering the Collateral where such use is reasonably likely to have a Material Adverse Effect.

(c)	Borrower shall pay promptly when due all taxes and other
governmental charges, all Liens and all other charges (except to the extent constituting Permitted Liens) now or hereafter imposed upon, relating to or affecting any Collateral.

	(d)	Borrower shall appear in and defend any action or proceeding which may affect its title to or Administrative Agent's security interest in the Collateral if an adverse decision is reasonably likely to have a Material Adverse Effect.

	(e)	Borrower shall keep separate, accurate and complete records
of the Collateral and shall permit Administrative Agent to examine and make copies of such records and provide such reports and information relating to the Collateral as Administrative Agent may reasonably request from time to time.

	(f)	Borrower shall not sell, encumber, lease, rent, option,
license or otherwise dispose of or transfer any Collateral or right or interest therein except as permitted in the Credit Agreement, and Borrower shall keep the Collateral free of all Liens except Permitted Liens.

	(g)	Borrower (either directly or through licensees) will
continue to use the Trademarks in connection with each and every trademark class of goods or services applicable to its current line of products or services as reflected in its current catalogs, brochures, price lists or similar materials in order to maintain the Trademarks in full force and effect free from any claim of abandonment for nonuse, and Borrower will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated. Borrower will not do any act, or omit to do any act, whereby the Patents or Patent Registrations may become abandoned or dedicated or the remedies available against potential infringers weakened if such action or omission would be reasonably likely to have a Material Adverse Effect and shall notify Administrative Agent immediately if it knows of any reason or has reason to know that any such Patent Registration may become abandoned or dedicated. Borrower will not do any act or omit to do any act, whereby the Copyrights or Mask Works may become abandoned or dedicated or the remedies available against potential infringers weakened if such action or omission would be reasonably likely to have a Material Adverse Effect, and shall notify Administrative Agent immediately if it knows of any reason or has reason to know that any such Copyright or Mask Work may become abandoned or dedicated.

	(h)	Borrower will promptly notify Administrative Agent upon the
filing, either by Borrower or through any agent, employee, licensee or designee, of (i) an application for the registration of any Patent, Trademark, Copyright or Mask Work with the Patent and Trademark Office or the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, (ii) any assignment of any Patent or Trademark, which Borrower may acquire from a third party, with the Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (iii) any assignment of any Copyright or Mask Work, which Borrower may acquire from a third party, with the Copyright Office or any similar office or agency in any other country or any political subdivision thereof.

	(i)	Borrower shall (i) make application to the Patent and
Trademark Office to register any material unpatented but patentable inventions developed by Borrower or its employees (within the scope of their employment), unless Borrower, in the exercise of its prudent business judgment, deems any such Patent not to have any significant commercial value or determines that its rights thereunder are better preserved as a Trade Secret, (ii) make application to the Patent and Trademark Office to register any registerable but unregistered material Trademarks used by Borrower in connection with its products or services unless Borrower in the exercise of its prudent business judgment, deems any such Trademark not to have any significant commercial value, and
(iii) make application to the Copyright Office to register any material unregistered Copyright or Mask Work to which Borrower has rights unless Borrower in the exercise of its prudent business judgment, deems any such Copyright or Mask Work not to have any significant commercial value or determines that its rights thereunder are better protected as a Trade Secret.

	(j)	Borrower shall (i) use proper statutory notice in connection with its use of the Patents, Trademarks, Copyrights and Mask Works,
(ii) maintain consistent standards of quality in its manufacture of products sold under the Trademarks or provision of services in connection with the Trademarks, and (iii) take all steps necessary to protect the secrecy and the validity under applicable law of all material Trade Secrets.

	(k)	If any Executive Officer of Borrower learns of any use by
any Person of any term or design likely to cause confusion with any Trademark, Borrower shall promptly notify Administrative Agent of such use and of all steps taken and to be taken to remedy any infringement of such Trademark.

	(l)	Borrower shall maintain with each employee who may have
access to the Trade Secrets of Borrower an agreement by which such employee agrees not to disclose such Trade Secrets and with each employee who may be the inventor of patentable inventions (invented within the scope of such employee's employment) an invention assignment agreement requiring such employee to assign all rights to such inventions, including, patents and patent applications, to Borrower and further requiring such employee to cooperate fully with Borrower, its successors in interest, including Administrative Agent, and their counsel, in the prosecution of any patent application or in any litigation involving the invention, whether such cooperation is required during such employee's employment with Borrower or after the termination of such employment.

	5.	Authorized Action by Administrative Agent.  Borrower hereby
irrevocably appoints Administrative Agent as its attorney-in-fact and agrees that Administrative Agent may perform (but Administrative Agent shall not be obligated to and shall incur no liability to Borrower or any third party for failure so to do) any act which Borrower is obligated by this Security Agreement to perform, and to exercise such rights and powers as Borrower might exercise with respect to the Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all royalties, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) insure, process, preserve and enforce the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) pay any indebtedness of Borrower relating to the Collateral; and (e) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Administrative Agent shall exercise such powers only after the occurrence and during the continuance of an Event of Default. In furtherance of the powers granted in this paragraph 5, Borrower shall execute and deliver to Administrative Agent a Special Power of Attorney in the form of Attachment 4 hereto. Borrower agrees to reimburse Administrative Agent upon demand for all reasonable costs and expenses, including attorneys' fees, Administrative Agent may incur while acting as Borrower's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. Borrower agrees that such care as Administrative Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Administrative Agent's possession; provided, however, that Administrative Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Obligations or with respect to the Collateral.

	6.	Default and Remedies.  Borrower shall be deemed in default
under this Security Agreement upon the occurrence and during the continuance of an Event of Default, as that term is defined in the Credit Agreement. In addition to all other rights and remedies granted to Administrative Agent by this Security Agreement, the Credit
Agreement, the other Credit Documents, the UCC and other applicable Governmental Rules, Administrative Agent may, upon the occurrence and during the continuance of any Event of Default, exercise any one or more of the following rights and remedies: (a) collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce Administrative Agent's security interests in any or all Collateral in any manner permitted by applicable Governmental Rules or in this Security Agreement; (b) notify any or all licensees to make payments on Receivables directly to Administrative Agent; (c) sell or otherwise dispose of any or all Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such commercially reasonable terms and in such commercially reasonable manner as Administrative Agent may determine; (d) upon five (5) Business Days' prior notice to Borrower, direct Borrower not to make any further use of the Patents, the Trademarks (or any mark similar thereto), the Copyrights (or any work deriving therefrom), or the Mask Works for any purpose; (e) upon five
(5) Business Days' prior notice to Borrower, license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Patents, Trademarks, Copyrights or Mask Works, throughout the world for such term or terms, on such conditions, and in such manner, as Agent shall in its sole discretion determine; (f) enforce (and upon notice to Borrower have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Borrower in, to and under any one or more license agreements with respect to the Collateral (without assuming any obligations or liability thereunder), and take or refrain from taking any action under any thereof; and (g) in addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the Collateral, pursuant to the authority granted in paragraph 5 hereof, execute and deliver on behalf of Borrower, upon five
(5) Business Days' prior notice to Borrower, one or more instruments of assignment of the Patents, Trademarks, Copyrights or Mask Works (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

	7.	Indemnification and Release.

	(a)	Borrower assumes all responsibility and liability arising
from the use of the Patents, Trademarks, Copyrights and Mask Works, and Borrower hereby indemnifies and holds Administrative Agent, each other Agent and each Bank and their respective directors, officers, employees, agents and any of their respective Affiliates ("Indemnitees") harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees and expenses) arising out of or in connection with any alleged infringement of any patent, trademark, service mark, trade name, trade secret, copyright or mask work of a third party or alleged defect in any product manufactured, promoted or sold by Borrower (or any Affiliate of Borrower) in connection with any Patent, Trademark, Copyright or Mask Work or out of the manufacture, promotion, labeling, sale or advertisement of any product or service by Borrower (or any Affiliate of Borrower). Borrower agrees that Administrative Agent, the Agents and the Banks do not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by Borrower, and Borrower hereby agrees to indemnify and hold each Indemnitee harmless with respect to any and all claims by any Person relating thereto.

	(b)	Borrower agrees to indemnify and hold the Indemnitees
harmless and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees and expenses) arising out of or in connection with any action taken or omitted to be taken by Administrative Agent hereunder with respect to any license agreement of Borrower.

	(c)	Borrower agrees to indemnify and hold the Indemnitees
harmless and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees and expenses) arising out of or in connection with any claim, suit or proceeding instituted by Borrower or in which Borrower participates.

	(d)	Borrower hereby releases the Indemnitees from any claims,
causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by Administrative Agent under the powers of attorney granted in paragraph 5 hereof, other than actions taken or omitted to be taken through the gross negligence or willful misconduct of such Indemnitees or any breach of this Agreement or the other Credit Documents.

	(e)	Borrower agrees to cause Administrative Agent to be named as an additional insured with respect to any policy of insurance held by Borrower from time to time covering product liability or intellectual property infringement risk.

	(f)	Nothing contained in this Paragraph 7 shall, however, be
deemed to require Borrower to indemnify or hold harmless any Indemnitee from any losses, costs, claims or damages arising from or relating to such Indemnitee's gross negligence or willful misconduct.

	8.	Miscellaneous.

	(a)	Notices.  Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower or Administrative Agent under this Security Agreement shall be given as provided in Paragraph 8.01 of the Credit Agreement.

 	(b)	Waivers; Amendments.  Any term, covenant, agreement or
condition of this Security Agreement may be amended or waived only as provided in the Credit Agreement. No failure or delay by Administrative Agent in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

	(c)	Successors and Assigns.  This Security Agreement shall be
binding upon and inure to the benefit of Administrative Agent, Borrower, the Banks and the other Agents and their respective successors and assigns; provided, however, that Administrative Agent, Borrower, the Banks and the other Agents may sell, assign and delegate their respective rights and obligations hereunder only as permitted by the Credit Agreement. The Banks and the Agents may disclose this Security Agreement as provided in the Credit Agreement.

	(d)	Partial Invalidity.  If at any time any provision of this
Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

	(e)	Cumulative Rights, etc.  The rights, powers and remedies of
Administrative Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Administrative Agent, the Banks and the other Agents by virtue of any applicable Governmental
Rule, the Credit Agreement or any other Credit Document, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Administrative Agent's rights hereunder. Borrower waives any right to require Administrative Agent, any Bank or any other Agent to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Administrative
Agent's, Bank's or any other Agent's power.

	(f)	Payments Free of Taxes, Etc.  All payments made by Borrower
under this Security Agreement shall be made by Borrower free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings (except as otherwise provided in the Credit Agreement). In addition, Borrower shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Agent, Borrower shall furnish evidence satisfactory to Administrative Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

	(g)	Borrower's Continuing Liability.  Notwithstanding any
provision of this Security Agreement or any other Credit Document or any exercise by Administrative Agent of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) Borrower shall remain liable to perform its obligations and duties in connection with the Collateral and (ii) neither Administrative Agent, any Agent nor any Bank shall assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of Borrower's rights in connection with the Collateral.

	(h)	Attorneys' Fees.  In the event of any legal action,
including any judicial proceeding, arbitration or other proceeding, to enforce or interpret any provision of this Security Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred from the losing party.

	(i)	Governing Law.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent otherwise provided in the UCC).

	(j)	Counterparts.  This Security Agreement may be executed in
any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.



	IN WITNESS WHEREOF, Borrower and Administrative Agent have caused this Security Agreement to be executed as of the day and year first above written.

	QUANTUM CORPORATION


	By:
	   Name:
	   Title:



CANADIAN IMPERIAL BANK OF COMMERCE


	By:
	   Name:
	   Title:

ATTACHMENT 1
TO SECURITY AGREEMENT


	All right, title and interest of Borrower, whether now owned or hereafter acquired, in and to the following property:

	(a)	All trademarks, trade names, trade styles and service marks, and all prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, and all designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, all registrations and recordings thereof, including, (i) all applications, registrations and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, or any foreign country or any political subdivision thereof, all whether now owned or hereafter acquired by Borrower, including those described in Schedule A to this Attachment 1, which Schedule A is incorporated herein by this reference, and (ii) all reissues, extensions or renewals thereof and all licenses thereof (collectively, the "Trademarks");

	(b)	All patentable inventions, patent rights, shop rights,
letters patent of the United States or any foreign country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including (i) all Patent Registrations and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any foreign country or political subdivision thereof, all whether now owned or hereafter acquired by Borrower, including those described in Schedule B to this Attachment 1, which Schedule B is incorporated herein by this reference, and (ii) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof (collectively, the "Patents");

	(c)	All copyrights including, without limitation, (i) all
original works of authorship fixed in any tangible medium of expression, all right, title and interest therein and thereto, and all registrations and recordings thereof, including all applications, registrations and recordings in the Copyright Office or in any similar office or agency of the United States, any state thereof, or any foreign country or any political subdivision thereof, all whether now owned or hereafter acquired by Borrower, including those described on Schedule C to this Attachment 1, which Schedule C is incorporated herein by this reference, and (ii) all extensions or renewals thereof and all licenses thereof (collectively, the "Copyrights");

	(d)	All mask works including all series of related images,
however fixed or encoded, in final or intermediate form, having or representing the predetermined, three dimensional pattern of metallic, insulating, or semiconductor material present or removed from the layers of a semiconductor chip product, in which series the relation of the images to one another is that each image has the pattern of the surface of one form of the semiconductor chip product, and all right, title and interest therein and thereto, and all registrations and recordings thereof, including all applications, registrations and recordings in the Copyright Office or in any similar office or agency of the United States, any state thereof, or any foreign country or any political subdivision thereof, all whether now owned or hereafter acquired by the Borrower, including those described on Schedule D to this Attachment 1, which Schedule D is incorporated herein by this reference, and (ii) all extensions or renewals thereof and all licenses thereof (collectively, the "Mask Works");

	(e)	All goodwill of Borrower's business symbolized by the
Trademarks and all customer lists and other records of Borrower relating to the distribution of products or provision of services bearing or covered by the Trademarks;

	(f)	All proprietary information, including formulas, patterns,
compilations, programs, devices, methods, techniques or processes, that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use, all whether now owned or hereafter acquired by the Borrower (collectively, the "Trade Secrets");

	(g)	All claims by Borrower against any Person for past, present
or future infringement of the Patents, Trademarks, Copyrights, Mask
Works or Trade Secrets; and

	(h)	All proceeds of the foregoing (including whatever is
receivable or received when Collateral or proceeds is (are) sold, collected, exchanged, licensed or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

SCHEDULE A
TO ATTACHMENT 1
TO SECURITY AGREEMENT

TRADEMARKS AND TRADEMARK APPLICATIONS

SCHEDULE B
TO ATTACHMENT 1
TO SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

SCHEDULE C
TO ATTACHMENT 1
TO SECURITY AGREEMENT

COPYRIGHTS

Registration No.           Jurisdiction            Date

SCHEDULE D
TO ATTACHMENT 1
TO SECURITY AGREEMENT

MASK WORKS

Registration No.           Jurisdiction            Date

SCHEDULE E
TO ATTACHMENT 1
TO SECURITY AGREEMENT

LICENSES GRANTED BY BORROWER TO THIRD PARTIES

SCHEDULE F
TO ATTACHMENT 1
TO SECURITY AGREEMENT

LICENSES GRANTED BY THIRD PARTIES TO BORROWER

ATTACHMENT 2
TO SECURITY AGREEMENT

[SEPARATE INSTRUMENT FOR
EACH FORM OF COLLATERAL]

GRANT OF SECURITY INTEREST

[TRADEMARKS][COPYRIGHTS][MASK WORKS]

	THIS GRANT OF SECURITY INTEREST, dated as of October 3, 1994, is executed by QUANTUM CORPORATION, a Delaware corporation ("Borrower"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as administrative and collateral agent (jointly in such capacities, the "Administrative Agent") for the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, the "Banks").


	A.	Pursuant to a Credit Agreement, dated as of October 3, 1994
(as amended from time to time, the "Credit Agreement"), among Borrower, the Banks, ABN AMRO Bank N.V., San Francisco International Branch,
Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Administrative Agent, the Banks have agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

	[B.	Borrower has adopted, used and is using the trademarks, more particularly described on Schedules 1-A and 1-B annexed hereto and made a part hereof, which trademarks are registered or subject to an application for registration in the United States Patent and Trademark Office (collectively, the "Trademarks").]

	[B.	Borrower owns the copyrights registered in the United States
Copyright Office, more particularly described on Schedule 1-A annexed hereto and made a part hereof (collectively, the "Copyrights").]

	[B.	Borrower owns the mask works registered in the United States
Copyright Office, more particularly described on Schedule 1-A annexed hereto and made a part hereof (collectively, the "Mask Works").]

	C.	Borrower has entered into a Security Agreement (Intellectual
Property) dated the date hereof (the "Security Agreement") in favor of Administrative Agent (for the ratable benefit of the Banks and Agents).

	[D.	Pursuant to the Security Agreement, Borrower has granted to
Administrative Agent (for the ratable benefit of the Banks and Agents) a security interest in all right, title and interest of Borrower in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the customer lists and records related to the Trademarks and the applications and registrations thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations, as defined in the Security Agreement.]

	[D.	Pursuant to the Security Agreement, Borrower has granted to
Administrative Agent (for the ratable benefit of the Banks and Agents) a security interest in all right, title and interest of Borrower in and to the Copyrights and the registrations thereof, together with any renewals or extensions thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Copyrights (the "Collateral"), to secure the prompt payment, performance and observance of the Obligations, as defined in the Security Agreement.]

	[D.	Pursuant to the Security Agreement, Borrower has granted to
Administrative Agent (for the ratable benefit of the Banks and Agents) a security interest in all right, title and interest of Borrower in and to the Mask Works and the registrations thereof, together with any renewals or extensions thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Mask Works (the "Collateral"), to secure the prompt payment, performance and observance of the Obligations, as defined in the Security Agreement.]

	NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Borrower does hereby further grant to Administrative Agent a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

	Borrower does hereby further acknowledge and affirm that the rights and remedies of Administrative Agent with respect to the security interest in the Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

		Administrative Agent's address is:

		Canadian Imperial Bank of Commerce
		425 Lexington Avenue
		New York, New York  10017
		Attn:  Arlene Tellerman, Syndications
		Telephone:  (212) 856-3695
		Telecopier: (212) 856-3799



	IN WITNESS WHEREOF, Borrower has caused this Agreement to be executed as of the day and year first above written.

						QUANTUM CORPORATION



						By:
						   Name:
						   Title:



STATE OF CALIFORNIA		)
					)
COUNTY OF              	)

		On                                              , 1994
before me,                                     , personally appeared
            , personally known to me (or proved to me on the bas evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in her/her/their authorized capacity(ies), and that by his/her/their signature(s) on such instrument the person or entity on behalf of which the person(s) acted executed the instrument.

			WITNESS my hand and official seal.




Signature                                                 (Seal)

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

TRADEMARKS




















SCHEDULE 1-B TO GRANT OF SECURITY INTEREST

TRADEMARK APPLICATIONS

Mark                   Application Date         Application No.

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

COPYRIGHTS

Description         Registration Date         Registration No.








SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
MASK WORKS
Description         Registration Date         Registration No.

ATTACHMENT 3
TO SECURITY AGREEMENT

GRANT OF SECURITY INTEREST

(PATENTS)

	THIS GRANT OF SECURITY INTEREST, dated as of October 3, 1994, is executed by QUANTUM CORPORATION, a Delaware corporation ("Borrower"), in favor CANADIAN IMPERIAL BANK OF COMMERCE, as administrative and collateral agent (jointly in such capacities, the "Administrative
Agent") for the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below
(collectively, the "Banks").


	A.	Pursuant to a Credit Agreement, dated as of October 3, 1994
(as amended from time to time, the "Credit Agreement"), among Borrower, the Banks, ABN AMRO Bank N.V., San Francisco International Branch,
Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Administrative Agent, the Banks have agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

	B.	Borrower owns the letters patent, and/or applications for
letters patent, of the United States and certain foreign countries, more particularly described on Schedules 1-A and 1-B annexed hereto and made a part hereof (collectively, the "Patents").

	C.	Borrower has entered into a Security Agreement (Intellectual
Property) dated the date hereof (the "Security Agreement") in favor of Administrative Agent (for the ratable benefit of the Banks and Agents.

	D.	Pursuant to the Security Agreement, Borrower has assigned
and granted to Administrative Agent (for the ratable benefit of the Banks and Agents) a security interest in all right, title and interest of Borrower in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof (the "Collateral"), to secure the prompt payment, performance and observance of the Obligations, as defined in the Security Agreement;

	NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Borrower does hereby further assign, transfer and convey unto Administrative Agent and grant to Administrative Agent a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

	Borrower does hereby further acknowledge and affirm that the rights and remedies of Administrative Agent with respect to the assignment of and security interest in the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

 		Administrative Agent's addresses is:


		Canadian Imperial Bank of Commerce
		425 Lexington Avenue
		New York, New York  10017
		Attn:  Arlene Tellerman, Syndications
		Telephone:  (212) 856-3695
		Telecopier: (212) 856-3799




	IN WITNESS WHEREOF, Borrower has caused this Agreement to be executed as of the day and year first above written.

	QUANTUM CORPORATION



	By:
	   Name:
	   Title:


STATE OF CALIFORNIA		)
					)
COUNTY OF              	)

		On                                              , 1994
before me,                                     , personally appeared
, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in her/her/their authorized capacity(ies), and that by his/her/their signature(s) on such instrument the person or entity on behalf of which the person(s) acted executed the instrument.

			WITNESS my hand and official seal.




Signature                                                 (Seal)

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

PATENTS



















SCHEDULE 1-B TO GRANT OF SECURITY INTEREST

PATENT APPLICATIONS

Title        Jurisdiction     Application Date   Application No.

ATTACHMENT 4
TO SECURITY AGREEMENT

SPECIAL POWER OF ATTORNEY

STATE OF CALIFORNIA		)
					)  ss.:
COUNTY OF              	)


	KNOW ALL PERSONS BY THESE PRESENTS, THAT QUANTUM CORPORATION, a Delaware corporation ("Borrower"), pursuant to a Security Agreement (Intellectual Property), dated the date hereof (the "Security Agreement"), between Borrower and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative and collateral agent (for the ratable benefit of the Banks and Agents) (jointly in such capacities, the "Administrative Agent") under that certain Credit Agreement dated October 3, 1994 (as amended from time to time, the "Credit Agreement") among Borrower, the Banks, ABN AMRO Bank N.V., San Francisco International Branch, Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Administrative Agent, hereby appoints and constitutes Administrative Agent its true and lawful attorney in fact, with full power of substitution, and with full power and authority to perform the following acts on behalf of Borrower:

	1.	For the purpose of assigning, selling, licensing or
otherwise disposing of all right, title and interest of Borrower in and to any letters patent of the United States or any other country or political subdivision thereof, and all registrations, recordings, reissues, continuations, continuations-in-part and extensions thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;

	2.	For the purpose of assigning, selling, licensing or
otherwise disposing of all right, title and interest of Borrower in and to any trademarks, trade names, trade styles and service marks, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;

	3.	For the purpose of assigning, selling, licensing or
otherwise disposing of all right, title and interest of Borrower in and to any copyrights, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;

	4.	For the purpose of assigning, selling, licensing or
otherwise disposing of all right, title and interest of Borrower in and to any mask works, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose;

	5.	For the purpose of evidencing and perfecting Agent's
interest in any patent, trademark, copyright or mask work not previously assigned to Agent as security, or in any patent, trademark, copyright or mask work, which Borrower may acquire from a third party, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose.

	6.	To execute any and all documents, statements, certificates
or other papers necessary or advisable in order to obtain the purposes described above as Agent may in its sole discretion determine.



	This power of attorney is made pursuant to the Security Agreement and takes effect solely for the purposes of thereof and is subject to the conditions thereof and may not be revoked until termination of the Security Agreement as provided therein.

Dated: October 3, 1994

					QUANTUM CORPORATION



					By:
					   Name:
					   Title:



STATE OF CALIFORNIA		)
					)  ss.:
COUNTY OF SAN FRANCISCO	)

		On                                              , 1994
before me,                                     , personally appeared
, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in her/her/their authorized capacity(ies), and that by his/her/their signature(s) on such instrument the person or entity on behalf of which the person(s) acted executed the instrument.

			WITNESS my hand and official seal.




Signature                                                 (Seal)

EXHIBIT L

PLEDGE AGREEMENT


	THIS PLEDGE AGREEMENT, dated as of October 3, 1994 is executed by and between:

	(1)	QUANTUM CORPORATION, a Delaware corporation ("Borrower");
and

	(2)	CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian banking
corporation, acting as administrative and collateral agent (jointly in such capacities, "Administrative Agent") for the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, the "Banks").


RECITALS

	A.	Pursuant to a Credit Agreement, dated as of October 3, 1994
(as amended from time to time, the "Credit Agreement"), among Borrower, the Banks, ABN AMRO Bank N.V., San Francisco International Branch,
Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Administrative Agent, the Banks have agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

	B.	The Banks' obligations to extend the credit facilities to
Borrower under the Credit Agreement are subject, among other conditions, to receipt by Administrative Agent of this Pledge Agreement, duly executed by Borrower.


AGREEMENT

	NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower hereby agrees with Administrative Agent, for the ratable benefit of the Banks and Agents, as follows:

	1.	Definitions and Interpretation.  When used in this Pledge
Agreement, the following terms shall have the following respective meanings:

	"Administrative Agent" shall have the meaning given to that term in the introductory paragraph hereof.

	"Banks" shall have the meaning given to that term in the introductory paragraph hereof.

	"Borrower" shall have the meaning given to that term in the introductory paragraph hereof.

	"Collateral" shall have the meaning given to that term in paragraph 2 hereof.

	"Credit Agreement" shall have the meaning given to that term in Recital A hereof.

	"Domestic Subsidiary" shall mean each Subsidiary of Borrower which is created or organized in the United States or under the laws of the United States or any state of the United States, including without limitation as of the date hereof, each of the Subsidiaries listed in Part A of Attachment 1 hereto.

	"Domestic Subsidiary Shares" shall mean all Subsidiary Shares in Domestic Subsidiaries.

	"Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

	"Foreign Subsidiary" shall mean each Subsidiary of Borrower which is not a Domestic Subsidiary, including without limitation as of the date hereof, each of the Subsidiaries listed in Part B of Attachment 1 hereto.

	"Foreign Subsidiary Nonvoting Shares" shall mean all Subsidiary Shares in Foreign Subsidiaries having no voting power, including without limitation as of the date hereof, the Subsidiary Shares so designated in Part B of Attachment 1 hereto.

	"Foreign Subsidiary Voting Shares" shall mean all Subsidiary Shares in Foreign Subsidiaries having voting power, including without limitation as of the date hereof, the Subsidiary Shares so designated in Part B of Attachment 1 hereto.

	"Maximum Percentage" shall mean, with respect to the Foreign Subsidiary Voting Shares of any Foreign Subsidiary, the maximum percentage of such shares that can be pledged to Administrative Agent without increasing the gross income of Borrower pursuant to Sections 951 and 956(c) (or any successor provisions) of the Internal Revenue Code of 1986, as amended, which percentage as of the date hereof shall be sixty-six percent (66%).

 		"Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Borrower to any Agent or any Bank of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Credit Agreement or any of the other Credit Documents, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or payable by Borrower thereunder.

	"Pledged Shares" shall mean the Subsidiary Shares described in subparagraphs 2(a), 2(b) and 2(c) hereof.

	"Subsidiary" of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis.

	"Subsidiary Shares" shall mean, with respect to any Subsidiary of Borrower, all Equity Securities issued by such Subsidiary.

	"UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of construction set forth in Section I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Pledge Agreement, apply to this Pledge Agreement and are hereby incorporated by reference.

	2.	Pledge.  As security for the Obligations, Borrower hereby
pledges, charges and assigns to Administrative Agent (for the ratable benefit of the Banks and Agents) and grants to Administrative Agent (for the ratable benefit of the Banks and Agents) a security interest in all right, title and interest of Borrower in and to the property described in subparagraphs (a) - (e) below, whether now owned or hereafter acquired (collectively and severally, the "Collateral"):

	(a)	All Domestic Subsidiary Shares;

	(b)	All Foreign Subsidiary Voting Shares of each Foreign
Subsidiary equal to the Maximum Percentage therefor;

	(c)	All Foreign Subsidiary Nonvoting Shares;

	(d)	All dividends, cash, instruments and other property from
time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any of the Pledged
Shares; and

	(e)	All proceeds of the foregoing.

	3.	Representations and Warranties.  Borrower represents and
warrants to the Banks and Agents as follows:

	(a)	Borrower is the record legal and beneficial owner of the
Collateral (or, in the case of after-acquired Collateral, at the time Borrower acquires rights in the Collateral, will be the record legal and beneficial owner thereof). Except as set forth in Attachment 2 hereto, no other Person has (or, in the case of after-acquired Collateral, at the time Borrower acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Pledged Shares or the other Collateral (except, with respect to the Collateral other than the Pledged Shares, Permitted Liens).

	(b)	Administrative Agent has (or in the case of after-acquired
Collateral, at the time Borrower acquires rights therein, will have) a first priority perfected security interest in the Pledged Shares and the other Collateral; provided, however, that (i) the security interest of Administrative Agent in Collateral other than the Pledged Shares may be subject to Permitted Liens and (ii) Borrower makes no representation or warranty with respect to the perfection of Administrative Agent's security interest in Collateral other than the Pledged Shares consisting of instruments which have not been delivered to Administrative Agent.

	(c)	All Pledged Shares have been (or in the case of
after-acquired Pledged Shares, at the time Borrower acquires rights therein, will have been) duly authorized, validly issued and fully paid and are (or in the case of after-acquired Pledged Shares, at the time Borrower acquires rights therein, will be) non-assessable.

	(d)	Borrower has delivered to Administrative Agent the originals of all Pledged Shares, other Collateral and all certificates, instruments and other writings evidencing the same, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer.

	(e)	Set forth in Attachment 1 hereto is a true, complete and
accurate list of all Subsidiary Shares. All information set forth in Attachment 1 is true, complete and accurate.

	4.	Covenants.  Borrower hereby agrees as follows:

	(a) Borrower, at Borrower's expense, shall promptly procure, execute and deliver to Administrative Agent all documents, instruments and agreements and perform all acts which are necessary or which Administrative Agent may reasonably request, to establish, maintain, preserve, protect and perfect the Collateral, the Lien granted to Administrative Agent therein and the first priority of such Lien or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the preceding sentence, Borrower shall (i) procure, execute and deliver to Administrative Agent all stock powers, endorsements, assignments, financing statements and other instruments of transfer reasonably requested by Administrative Agent, (ii) deliver to Administrative Agent promptly upon receipt the originals of all Pledged Shares and all certificates, instruments and other writings evidencing the Collateral and (iii) cause the Lien of Administrative Agent to be recorded or registered in the books of any financial intermediary or clearing corporation requested by Administrative Agent.

	(b)	Borrower shall pay promptly when due all taxes and other
governmental charges, all Liens and all other charges now or hereafter imposed upon, relating to or affecting any Collateral.

	(c)	Upon demand by Administrative Agent after the occurrence and during the continuance of any Event of Default, Borrower shall deposit, or cause to be deposited, all remittances, checks and other funds (in whatever form) received with respect to Collateral with Administrative Agent.

	(d)	Borrower shall appear in and defend any action or proceeding which may affect its title to or Administrative Agent's security interest in the Collateral if an adverse decision is reasonably likely to have a Material Adverse Effect.

	(e)	Borrower shall not surrender or lose possession of (other
than to Administrative Agent), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any Collateral or right or interest therein except as permitted in the Credit Agreement, and Borrower shall keep the Collateral free of all Liens (except, with respect to the Collateral other than the Pledged Shares, Permitted Liens).

	5.  Voting Rights and Dividends Prior to Default.  Until
Administrative Agent shall otherwise notify Borrower after an Event of Default has occurred and is continuing:

	(a)	Borrower may exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof; provided, however, that Borrower shall not exercise or refrain from exercising any such rights where the consequence of such action or inaction would be (i) to impair any Collateral, the Lien granted to Administrative Agent therein, the first priority of such Lien or Administrative Agent's rights and remedies hereunder with respect to any Collateral, (ii) to breach or violate any representation, warranty or covenant under the Credit Agreement or any other Credit Document, or
(iii) otherwise inconsistent with the terms of this Pledge Agreement and the other Credit Documents.

 		(b)	Borrower may receive and retain all dividends
permitted by the Credit Agreement to be paid in cash in respect of the Pledged Shares, except for any such dividends and interest paid in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus. Borrower shall promptly deliver to Administrative Agent to hold as Collateral all dividends which Borrower is not entitled to receive and retain pursuant to the preceding sentence, in the same form as so received (with any necessary endorsement), and, until so delivered, shall hold such dividends and interest in trust for the benefit of Administrative Agent, segregated from the other property or funds of Borrower.

	6.	Authorized Action by Administrative Agent.  Borrower hereby
irrevocably appoints Administrative Agent as its attorney-in-fact and agrees that Administrative Agent may perform (but Administrative Agent shall not be obligated to and shall incur no liability to Borrower or any third party for failure so to do) any act which Borrower is obligated by this Pledge Agreement to perform, and to exercise such rights and powers as Borrower might exercise with respect to the Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process, preserve and enforce the Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (e) pay any indebtedness of Borrower relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Administrative Agent shall exercise such powers only after the occurrence and during the continuance of an Event of Default.
Borrower agrees to reimburse Administrative Agent upon demand for all reasonable costs and expenses, including attorneys' fees, Administrative Agent may incur while acting as Borrower's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations.
Borrower agrees that such care as Administrative Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Administrative Agent's possession;
provided, however, that Administrative Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Obligations or with respect to the Collateral.

	7.  Events of Default.

	(a)	Event of Default.  Borrower shall be deemed in default under this Pledge Agreement upon the occurrence and during the continuance of an Event of Default, as that term is defined in the Credit Agreement.

	(b)	Voting Rights and Dividends.  Upon the occurrence and during the continuance of an Event of Default:

	(i)	All rights of Borrower to exercise the voting and other
consensual rights which it would otherwise be entitled to exercise pursuant to subparagraph 5(a) hereof and to receive the dividends and other payments which it would otherwise be authorized to receive and retain pursuant to subparagraph 5(b) hereof shall cease upon notice from Administrative Agent and all such rights shall thereupon become vested in Administrative Agent which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments.

    (ii)	Upon notice from Administrative Agent, Borrower shall
promptly deliver to Administrative Agent to hold as Collateral all dividends and interest thereafter received by Borrower after the occurrence and during the continuance of any Event of Default, in the same form as so received (with any necessary endorsement), and, until so delivered, shall hold such dividends and interest in trust for the benefit of Administrative Agent, segregated from the other property or funds of Borrower.

	(c)	Other Rights and Remedies.  In addition to all other rights
and remedies granted to Administrative Agent by this Pledge Agreement, the Credit Agreement, the other Credit Documents, the UCC and other applicable Governmental Rules, Administrative Agent may, upon the occurrence and during the continuance of any Event of Default, exercise any one or more of the following rights and remedies: (i) collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce Administrative Agent's security interests in any or all Collateral in any manner permitted by applicable Governmental Rules or in this Pledge Agreement; (ii) notify any or all issuers of or transfer or paying agents for the Collateral or any applicable clearing corporation, financial intermediary or other Person to register the Collateral in the name of Administrative Agent or its nominee and/or to pay all dividends, interest and other amounts payable in respect of the Collateral directly to Administrative Agent; (iii) sell or otherwise dispose of any or all Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Administrative Agent may determine; and (iv) require Borrower to assemble all records and information relating to the Collateral and make it available to Administrative Agent at a place to be designated by Administrative Agent which is reasonably convenient to both parties. In any case where notice of any sale or disposition of any Collateral is required, Borrower hereby agrees that five (5) days notice of such sale or disposition is reasonable.

	(d)	Securities Laws.

	(i)	Borrower acknowledges and recognizes that Administrative
Agent may be unable to effect a public sale of all or a part of the Pledged Shares and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Shares for their own account, for investment and not with a view to the distribution or resale thereof. Borrower acknowledges that any such private sales may be at prices and on terms less favorable to Administrative Agent than those of public sales. Borrower agrees that the conduct of such private sales so as to avoid the violation of any applicable law shall not in and of itself result in such sale being deemed not to have been made in a commercially reasonable manner and that Administrative Agent has no obligation to delay sale of any Pledged Shares to permit the issuer thereof to register it for public sale under the Securities Act of 1933, as amended, or under any state securities law.
    (ii)	Upon the occurrence of an Event of Default and at
Administrative Agent's request, Borrower shall, and shall cause all issuers of Collateral and all officers and directors thereof and all other necessary Persons to, execute and deliver all documents, instruments and agreements and perform all other acts necessary or, in the reasonable opinion of Agent, advisable to sell the Collateral in any public or private sale; provided, however, that Borrower shall not be required to register any Collateral under the Securities Act of 1933.

	9.	Miscellaneous.

	(a)	Notices.  Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower or Administrative Agent under this Pledge Agreement shall be given as provided in Paragraph 8.01 of the Credit Agreement.

 	(b)	Waivers; Amendments.  Any term, covenant, agreement or
condition of this Pledge Agreement may be amended or waived only as provided in the Credit Agreement. No failure or delay by Administrative Agent in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

	(c)	Successors and Assigns.  This Pledge Agreement shall be
binding upon and inure to the benefit of Administrative Agent, Borrower, the Banks and the other Agents and their respective successors and assigns; provided, however, that Administrative Agent, Borrower, the Banks and the other Agents may sell, assign and delegate their respective rights and obligations hereunder only as permitted by the Credit Agreement. The Banks and the Agents may disclose this Pledge Agreement as provided in the Credit Agreement.

	(d)	Partial Invalidity.  If at any time any provision of this
Pledge Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Pledge Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

	(e)	Cumulative Rights, etc.  The rights, powers and remedies of
Administrative Agent under this Pledge Agreement shall be in addition to all rights, powers and remedies given to Administrative Agent, the Banks and the other Agents by virtue of any applicable Governmental Rule, the Credit Agreement or any other Credit Document, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Administrative Agent's rights hereunder. Borrower waives any right to require Administrative Agent, any Bank or any other Agent to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Administrative
Agent's, Bank's or any other Agent's power.

	(f)	Payments Free of Taxes, Etc.  All payments made by Borrower
under this Pledge Agreement shall be made by Borrower free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings (except as otherwise provided in the Credit Agreement). In addition, Borrower shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Pledge Agreement. Upon request by Agent, Borrower shall furnish evidence satisfactory to Administrative Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

	(g)	Borrower's Continuing Liability.  Notwithstanding any
provision of this Pledge Agreement or any other Credit Document or any exercise by Administrative Agent of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) Borrower shall remain liable to perform its obligations and duties in connection with the Collateral and (ii) neither Administrative Agent, any Agent nor any Bank shall assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of Borrower's rights in connection with the Collateral.

	(h)	Attorneys' Fees.  In the event of any legal action,
including any judicial proceeding, arbitration or other proceeding, to enforce or interpret any provision of this Pledge Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred from the losing party.

	(i)	Governing Law.  This Pledge Agreement shall be governed by
and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent otherwise provided in the UCC).

	(j)	Counterparts.  This Pledge Agreement may be executed in any
number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.


	IN WITNESS WHEREOF, Borrower and Administrative Agent have caused this Pledge Agreement to be executed as of the day and year first above written.

						QUANTUM CORPORATION



						By:
						   Name:
						   Title:


						CANADIAN IMPERIAL BANK OF COMMERCE


						By:
						   Name:
						   Title:

ATTACHMENT 1
TO PLEDGE AGREEMENT

PART A

DOMESTIC SUBSIDIARY SHARES


                             Class  Number of  Number of   Shares Owned
            Jurisdiction of    of   Shares        Shares      by
Subsidiary  Incorporation    Stock  Issued     Outstanding  Borrower
- ---------  ---------------  ------  ---------  ----------  ------------


- ---------------
Asterisks indicate non-voting.  Otherwise all listed are voting.

PART B

FOREIGN SUBSIDIARY SHARES



                             Class  Number of  Number of   Shares Owned
            Jurisdiction of    of   Shares        Shares      by
Subsidiary  Incorporation    Stock  Issued     Outstanding  Borrower
- ---------  ---------------  ------  ---------  ----------  ------------

ATTACHMENT 2
TO PLEDGE AGREEMENT


THIRD PARTY RIGHTS IN COLLATERAL



	Right of first refusal in favor of Storage Tech under the Rocky Mountain Stockholders Agreement. The right of first refusal with respect to the pledge to Administrative Agent pursuant to this Pledge Agreement expires if it is not exercised by Storage Tech on or before 60 days after the Closing Date

EXHIBIT M


SUBSIDIARY SECURITY AGREEMENT

	THIS SECURITY AGREEMENT, dated as of October 3, 1994, is entered into by and between:

	(1)	[--------------------], a [----------] corporation
("Grantor"); and

	(2)	CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian banking
corporation, acting as administrative and collateral agent (jointly in such capacities, "Administrative Agent") for the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, the "Banks").


RECITALS

	A.	Pursuant to a Credit Agreement, dated as of October 3, 1994
(as amended from time to time, the "Credit Agreement"), among Quantum Corporation, a Delaware corporation ("Borrower"), the Banks, ABN AMRO
Bank N.V., San Francisco International Branch, Barclays Bank PLC and
CIBC Inc., as managing agents for the Banks, and Administrative Agent, the Banks have agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

	B.	The Banks' obligations to extend the credit facilities to
Borrower under the Credit Agreement are subject, among other conditions, to receipt by Administrative Agent of this Security Agreement, duly executed by Grantor.


AGREEMENT

	NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Administrative Agent, for the ratable benefit of the Banks and the Agents, as follows:

	1.	Definitions and Interpretation.  When used in this Security
Agreement, the following terms shall have the following respective meanings:

	"Administrative Agent" shall have the meaning given to that term in the introductory paragraph hereof.

	"Banks" shall have the meaning given to that term in the introductory paragraph hereof.
	"Borrower" shall have the meaning given to that term in the Recital A hereof.

	"Collateral" shall have the meaning given to that term in paragraph 2 hereof.

	"Credit Agreement" shall have the meaning given to that term in Recital A hereof.

	"Depositary Bank" shall have the meaning given to that term in subparagraph 4(e) hereof.

	"Equipment" shall mean, collectively, all Collateral of the types described in clause (a) of Attachment 1 hereto.

	"Grantor" shall have the meaning given to that term in the introductory paragraph hereof.

	"Inventory" shall mean, collectively, all Collateral of the types described in clause (b) of Attachment 1 hereto.

	"Maximum Amount" shall mean, at any time, the greatest of
(a) ninety-five percent (95%) of the Net Asset Value of Grantor at such time, (b) ninety-five percent (95%) of the Net Asset Value of Grantor on the date hereof and (c) the value derived by Grantor from the Obligations incurred at or prior to such time.

	"Net Asset Value" shall mean, with respect to Grantor at any time, the remainder of (a) the fair value of the assets of Grantor at such time, minus (b) the fair value of the liabilities of Grantor at such time (excluding, however, any liability of Grantor hereunder), such assets and liabilities to be determined in accordance with any state or federal fraudulent conveyance or transfer law which is applicable to this Security Agreement.

 		"Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Borrower to any Agent or any Bank of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Credit Agreement or any of the other Credit Documents, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or payable by Borrower thereunder.

	"Receivables" shall have the meaning given to that term in Attachment 1 hereto.

	"Related Contracts" shall have the meaning given to that term in Attachment 1 hereto.

	"UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of construction set forth in Section I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Security Agreement, apply to this Security Agreement and are hereby incorporated by reference. Grantor acknowledges receipt of a copy of the Credit Agreement.

	2.	Grant of Security Interest.  As security for the Obligations up to the Maximum Amount, Grantor hereby pledges and assigns to Administrative Agent (for the ratable benefit of the Banks and Agents) and grants to Administrative Agent (for the ratable benefit of the Banks and Agents) a security interest in all right, title and interest of Grantor in and to the property described in Attachment 1 hereto, whether now owned or hereafter acquired (collectively and severally, the "Collateral"), which Attachment 1 is incorporated herein by this reference.

	3.	Representations and Warranties.  Grantor represents and
warrants to the Banks and Agents as follows:

	(a)	Grantor is a corporation duly organized, validly existing
and in good standing under the laws of its state of incorporation.

	(b)	The execution, delivery and performance by Grantor of this
Security Agreement and each other Credit Document executed by Grantor are within the corporate power of Grantor and have been duly authorized by all necessary corporate actions on the part of Grantor.

	(c)	This Security Agreement and each other Credit Document
executed by Grantor have been duly executed and delivered by Grantor and constitute the legal, valid and binding obligations of Grantor, enforceable against it in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

	(d)	The execution, delivery and performance by Grantor of this
Security Agreement and each other Credit Document executed by Grantor do not (i) violate any Requirement of Law applicable to Grantor,
(ii) contravene any material Contractual Obligation of Grantor which could reasonably be expected to have a Material Adverse Effect or
(iii) result in the creation or imposition of any Lien upon any Collateral (except for (A) the security interest granted in this Security Agreement to Administrative Agent and (B) Permitted Liens).

	(e)	No consent, approval, order or authorization of, or
registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution, delivery and performance of this Security Agreement and the other Credit Documents executed by Grantor, except such consents, approvals, orders, authorizations, registrations, declarations and filings that are so required and which have been obtained and are in full force and effect.

	(f)	Grantor is neither an investment company (as defined in the
Investment Company Act of 1940) nor controlled by an investment company.

	(g)	Grantor is the owner of the Collateral (or, in the case of
after-acquired Collateral, at the time Grantor acquires rights in the Collateral, will be the owner thereof). No other Person has (or, in the case of after-acquired Collateral, at the time Grantor acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Collateral, other than Permitted Liens.

	(h)	Administrative Agent has (or in the case of after-acquired
Collateral, at the time Grantor acquires rights therein, will have) a first priority perfected security interest in the Collateral; provided, however, that (i) the security interest of Administrative Agent may be subject to Permitted Liens and (ii) Grantor makes no representation or warranty with respect to the perfection of Administrative Agent's security interest in Collateral consisting of (A) motor vehicles and other vehicles subject to a certificate of title statute to the extent Administrative Agent has not required Borrower to comply with the requirements set forth in such statute for the perfection of security interests, (B) instruments having a value of $200,000 or less which have not been delivered to Administrative Agent, (C) deposit accounts for which Administrative Agent has not required Grantor to deliver a notice as provided in subparagraph 4(e) hereof, (D) goods located outside the United States at the time this Security Agreement is executed (or, in the case of after-acquired goods, at the time such goods are acquired), which goods do not exceed in aggregate book value $500,000, (E) the rights of Grantor under the laws of jurisdictions outside the United States in intellectual property to the extent Administrative Agent has not required Grantor to comply with the requirements of such jurisdiction for the perfection of security interests in such rights,
(F) the rights of Grantor in intellectual property registered with the United States Patent and Trademark Office to the extent Administrative Agent has not required Grantor to file notices of security interests with such office, and (G) certificated securities in the possession of any financial intermediary or uncertificated securities registered in the name of Grantor on the books of any financial intermediary to the extent Administrative Agent has not required Grantor to cause such financial intermediary to register the security interest of Administrative Agent in the books of such financial intermediary.

	(i)	All Equipment and Inventory are (i) located at the locations indicated in Attachment 2 hereto (or at such other locations as Grantor may indicate in a written notice delivered to Administrative Agent pursuant to subparagraph 4(d) hereof), (ii) in transit to such locations or (iii) in transit to a third party purchaser which will become obligated on a Receivable to Grantor upon receipt. Except for Equipment and Inventory referred to in clauses (ii) and (iii) of the preceding sentence, Grantor has exclusive possession and control of the Inventory and Equipment.

	(j)	All Inventory has been (or, in the case of hereafter
produced Inventory, will be) produced in compliance with all applicable Governmental Rules, including the Fair Labor Standards Act (if applicable), except for any noncompliance which is not reasonably likely to have a Material Adverse Effect.

	(k)	Grantor keeps all records concerning the Receivables and the originals of all Related Contracts at its chief executive office located at the address set forth in item 2 of Attachment 3 hereto (or at such other chief executive office of Grantor as Grantor may indicate in a written notice delivered to Administrative Agent pursuant to subparagraph 4(d) hereof).

	(l)	Grantor has delivered to Administrative Agent, together with all necessary stock powers, endorsements, assignments and other necessary instruments of transfer, the originals of all Receivables consisting of instruments and chattel paper in amounts exceeding
$200,000.

	(m)	Each Receivable included in the calculation of the Borrowing
Base is genuine and enforceable against the party obligated to pay the same free from any right of rescission, defense, setoff or discount.

	(n)	The information set forth in Attachment 3 hereto is true,
complete and correct in all material respects.

	4.	Covenants.  Grantor hereby agrees as follows:

	(a) Grantor, at Grantor's expense, shall promptly procure, execute and deliver to Administrative Agent all documents, instruments and agreements and perform all acts which are necessary, or which Administrative Agent may reasonably request, to establish, maintain, preserve, protect and perfect the Collateral, the Lien granted to Administrative Agent therein and the first priority of such Lien (subject to Permitted Liens) or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the preceding sentence, Grantor shall (i) procure, execute and deliver to Administrative Agent all stock powers, endorsements, assignments, financing statements and other instruments of transfer reasonably requested by Administrative Agent, (ii) deliver to Administrative Agent promptly upon receipt all originals of Collateral consisting of instruments, documents and chattel paper in amounts exceeding $200,000 and (iii) cause the Lien of Administrative Agent in any Collateral consisting of securities to be recorded or registered in the books of any financial intermediary or clearing corporation reasonably requested by Administrative Agent.

	(b)	Grantor shall not use any Collateral or permit any
Collateral to be used in violation of (i) any provision of the Credit Agreement, this Security Agreement or any other Credit Document,
(ii) any applicable Governmental Rule or Contractual Obligation where such use could reasonably be expected to have a Material Adverse Effect, or (iii) any policy of insurance covering the Collateral where such use is reasonably likely to have a Material Adverse Effect.

	(c)	Grantor shall pay promptly when due all taxes and other
governmental charges, all Liens and all other charges (except to the extent constituting Permitted Liens) now or hereafter imposed upon, relating to or affecting any Collateral.

	(d)	Without ninety (90) days' prior written notice to
Administrative Agent, Grantor shall not (i) change Grantor's name or chief executive office (or the office(s) in which Grantor's records relating to Receivables or the originals of Related Contracts are kept),
(ii) keep Collateral consisting of chattel paper and documents at any location other than its office(s) set forth in item 2 of Attachment
3 hereto (or at such other office(s) of Grantor as Grantor may indicate in a written notice delivered to Administrative Agent pursuant to this subparagraph 4(d)), or (iii) keep Collateral consisting of Equipment, Inventory or other goods at any location other than the locations set forth in Attachment 2 hereto, except for goods in transit to or from such locations.

	(e)	For each deposit account maintained by Grantor, Grantor
shall, at the request of Administrative Agent, (i) execute and deliver to the bank or other depository institution at which such deposit account is maintained (the "Depositary Bank") a Notice of Security Interest in the form of Attachment 4 hereto (or other form acceptable to Administrative Agent) and (ii) use its best efforts to cause the Depositary Bank to execute and deliver to Administrative Agent an Acknowledgment and Agreement in the form set forth in such Notice of Security Interest. Without ten (10) days prior written notice to Administrative Agent, Grantor shall not establish any deposit account not set forth in item 16 of Attachment 3 hereto.

	(f)	Grantor shall, if requested by Administrative Agent,
deposit, or cause to be deposited, all remittances, checks and other funds (in whatever form) received with respect to Receivables to a deposit account for which Grantor has complied with subparagraph 4(e) above and in which Administrative Agent has a first priority perfected security interest.

	(g)	Grantor shall appear in and defend any action or proceeding
which may affect its title to or Administrative Agent's security interest in the Collateral if an adverse decision is reasonably likely to have a Material Adverse Effect.

	(h)	Grantor shall keep separate, accurate and complete records
of the Collateral and shall permit Administrative Agent to examine and make copies of such records and provide such reports and information relating to the Collateral as Administrative Agent may reasonably request from time to time.

	(i)	Grantor shall not surrender or lose possession of (other
than to Administrative Agent), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any Collateral or right or interest therein except as permitted in the Credit Agreement, and Grantor shall keep the Collateral free of all Liens except Permitted Liens.

	(j)	If directed by Administrative Agent, Grantor shall type,
print or stamp conspicuously on the face of all original copies of all Collateral consisting of chattel paper and documents in amounts exceeding $50,000 not in the possession of Administrative Agent a legend satisfactory to Administrative Agent indicating that such chattel paper and documents are subject to the security interest granted hereby.

	(l)	Grantor shall collect, compromise, enforce and receive
delivery of the Receivables in accordance with its past practices until otherwise notified by Administrative Agent.

	(m)	Grantor shall comply with all material Requirements of Law
applicable to Grantor which relate to the production, possession, operation, maintenance and control of the Collateral except where noncompliance is not reasonably likely to have a Material Adverse
Effect.

	5.	Authorized Action by Administrative Agent.  Grantor hereby
irrevocably appoints Administrative Agent as its attorney-in-fact and agrees that Administrative Agent may perform (but Administrative Agent shall not be obligated to and shall incur no liability to Grantor or any third party for failure so to do) any act which Grantor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Grantor might exercise with respect to the Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process, preserve and enforce the Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (e) pay any indebtedness of Grantor relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Administrative Agent shall exercise such powers only after the occurrence and during the continuance of an Event of Default.
Grantor agrees to reimburse Administrative Agent upon demand for all reasonable costs and expenses payable to third parties, including attorneys' fees, Administrative Agent may incur while acting as
Grantor's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. Grantor agrees that such care as Administrative Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Administrative Agent's possession; provided, however, that
Administrative Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Obligations or with respect to the Collateral.
	6.	Default and Remedies.  Grantor shall be deemed in default
under this Security Agreement upon the occurrence and during the continuance of an Event of Default, as that term is defined in the Credit Agreement. In addition to all other rights and remedies granted to Administrative Agent by this Security Agreement, the Credit
Agreement, the other Credit Documents, the UCC and other applicable Governmental Rules, Administrative Agent may, upon the occurrence and during the continuance of any Event of Default, exercise any one or more of the following rights and remedies: (a) collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce Administrative Agent's security interests in any or all Collateral in any manner permitted by applicable Governmental Rules or in this Security Agreement; (b) notify any or all account debtors to make payments on Receivables directly to Administrative Agent; (c) sell or otherwise dispose of any or all Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such commercially reasonable terms and in such commercially reasonable manner as Administrative Agent may determine; (d) require Grantor to assemble the Collateral and make it available to Administrative Agent at a place to be designated by Administrative Agent which is reasonably convenient to both parties; (e) enter onto any property where any Collateral is located and take possession thereof with or without judicial process;
and (f) prior to the disposition of the Collateral, store, process, repair or recondition any Collateral consisting of goods, perform any obligations and enforce any rights of Grantor under any Related
Contracts or otherwise prepare and preserve Collateral for disposition in any manner and to the extent Administrative Agent deems appropriate.
In furtherance of Administrative Agent's rights hereunder upon the occurrence and during the continuance of any Event of Default, Grantor hereby grants to Administrative Agent an irrevocable, non-exclusive license (exercisable without royalty or other payment by Administrative Agent) to use, license or sublicense any patent, trademark, tradename, copyright or other intellectual property in which Grantor now or hereafter has any right, title or interest (to the extent Grantor may grant such license or sublicense without breaching the agreement pursuant to which it obtained its right, title and interest therein), together with the right of access to all media in which any of the foregoing may be recorded or stored. In any case where notice of any sale or disposition of any Collateral is required, Grantor hereby agrees that five (5) days notice of such sale or disposition is reasonable.

	7.	Authorized Actions.  Grantor authorizes Administrative
Agent, in its discretion, without notice to Grantor, irrespective of any change in the financial condition of Borrower, Grantor or any other guarantor of the Obligations since the date hereof, and without affecting or impairing in any way the liability of Grantor hereunder, from time to time to (a) create new Obligations, and, either before or after receipt of notice of revocation, renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of the Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment or performance of the Obligations and exchange, enforce, waive or release any such security; (c) apply such security and direct the order or manner of sale thereof; (d) purchase such security at public or private sale; (e) otherwise exercise any right or remedy it may have against Borrower, Grantor, any other guarantor of the Obligations or any security, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale; (f) settle, compromise with, release or substitute any one or more makers, endorsers or guarantors of the Obligations; and
(g) assign the Obligations, this Security Agreement, or the other Credit Documents in whole or in part.

	8.	Waivers.  Grantor waives (a) any right to require
Administrative Agent to (i) proceed against Borrower or any other guarantor of the Obligations, (ii) proceed against or exhaust any security received from Borrower or any other guarantor of the Obligations, or (iii) pursue any other remedy in Administrative Agent's power whatsoever; (b) any defense arising by reason of the application by Borrower of the proceeds of any borrowing; (c) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of Grantor against Borrower, any other guarantor of the Obligations or any security, whether resulting from an election by Administrative Agent to foreclose upon security by nonjudicial sale, or otherwise; (d) any setoff or counterclaim of Borrower or any defense which results from any disability or other defense of Borrower or the cessation or stay of enforcement from any cause whatsoever of the liability of Borrower (including, without limitation, the lack of validity or enforceability of any Credit Document); (e) any right to exoneration of sureties which would otherwise be applicable; (f) any right of subrogation or reimbursement and, if there are any other guarantors of the Obligations, any right of contribution, and right to enforce any remedy which Administrative Agent now has or may hereafter have against Borrower, and any benefit of, and any right to participate in, any security now or hereafter received by Administrative Agent; (g) all presentments, demands for performance, notices of non-performance, notices delivered under the Credit Agreement or any Credit Document, protests, notice of dishonor, and notices of acceptance of this Security Agreement and of the existence, creation or incurring of new or additional Obligations and notices of any public or private foreclosure sale; (h) the benefit of any statute of limitations to the extent permitted by law; (i) any appraisement, valuation, stay, extension, moratorium redemption or similar law or similar rights for marshalling; and (j) any right to be informed by Administrative Agent of the financial condition of Borrower or any other guarantor of the Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations. Grantor has the ability and assumes the responsibility for keeping informed of the financial condition of Borrower and any other guarantors of the Obligations and of other circumstances affecting such nonpayment and nonperformance risks. Without limiting the generality of any of the foregoing, Grantor hereby waives (i) any right to be reimbursed by Borrower or any other guarantor of the Obligations for any payment of the Obligations made directly or indirectly by Grantor or from any property of Grantor, whether arising by way of any statutory, contractual or other right of subrogation, contribution, indemnification or otherwise and (ii) all rights and benefits based upon Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968) or subsequent cases, or under Section 580d of the California Code of Civil Procedure stating that no deficiency may be recovered on an obligation secured by a deed of trust on real property if the real property or any part thereof is sold under a power of sale contained therein, and any and all defenses based on any loss or impairment of Grantor's right to recover any such amount from the person primarily liable as a result of such nonjudicial foreclosure sale, whether by right of subrogation, estoppel, Section 726 of the California Code of Civil Procedure (one form of action), Section 580a of the California Code of Civil Procedure (fair market value), or otherwise. GRANTOR HEREBY ACKNOWLEDGES THAT BUT FOR THE FOREGOING WAIVER AND OTHER WAIVERS CONTAINED HEREIN, THE LOSS OF DEFICIENCY RIGHTS AGAINST BORROWER RESULTING FROM A NONJUDICIAL FORECLOSURE SALE OF ANY REAL PROPERTY UNDER ADMINISTRATIVE AGENT'S SECURITY DOCUMENTS COULD CREATE A DEFENSE TO PAYMENT BY GRANTOR HEREUNDER.

	9.	Miscellaneous.

	(a)	Notices.  Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Grantor or Administrative Agent under this Security Agreement or the other Credit Documents shall be in writing and faxed, mailed or delivered to Grantor or Administrative Agent at its respective facsimile number or address set forth below (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the second Business Day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when faxed, upon confirmation of receipt.

		Administrative
		Agent:		Canadian Imperial Bank of Commerce
					425 Lexington Avenue
					New York, New York  10017
					Attn:  Arlene Tellerman, Syndications
					Telephone:  (212) 856-3695
					Facsimile:  (212) 856-3799

		Grantor:		--------------------
					--------------------
					--------------------
					Attn: --------------
					Telephone:  --------------
					Facsimile:  --------------

 	(b)	Waivers; Amendments.  Any term, covenant, agreement or
condition of this Security Agreement may be amended or waived, subject to the terms of the Credit Agreement, if such amendment or waiver is in writing and is signed by Grantor and Administrative Agent. No failure or delay by Administrative Agent in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

	(c)	Successors and Assigns.  This Security Agreement shall be
binding upon and inure to the benefit of Administrative Agent, Grantor, the Banks and the other Agents and their respective successors and assigns; provided, however, that Administrative Agent, Grantor, the Banks and the other Agents may sell, assign and delegate their respective rights and obligations hereunder only as permitted by the Credit Agreement. The Banks and the Agents may disclose this Security Agreement as provided in the Credit Agreement.

	(d)	Partial Invalidity.  If at any time any provision of this
Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

	(e)	Cumulative Rights, etc.  The rights, powers and remedies of
Administrative Agent under this Security Agreement shall be in addition to all rights, powers and remedies given to Administrative Agent, the Banks and the other Agents by virtue of any applicable Governmental
Rule, the Credit Agreement or any other Credit Document, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Administrative Agent's rights hereunder. Grantor waives any right to require Administrative Agent, any Bank or any other Agent to proceed against any Person or to exhaust any Collateral or to pursue any remedy in Administrative
Agent's, Bank's or any other Agent's power.

	(f)	Payments Free of Taxes, Etc.  All payments made by Grantor
under this Security Agreement shall be made by Grantor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings (except as otherwise provided in the Credit Agreement). In addition, Grantor shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Agent, Grantor shall furnish evidence satisfactory to Administrative Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

	(g)	Grantor's Continuing Liability.  Notwithstanding any
provision of this Security Agreement or any other Credit Document or any exercise by Administrative Agent of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) Grantor shall remain liable to perform its obligations and duties in connection with the Collateral (including, without limitation, the Related Contracts and all other agreements relating to the Collateral) and (ii) neither Administrative Agent, any Agent nor any Bank shall assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of Grantor's rights in connection with the Collateral (including, without limitation, the Related Contracts and all other agreements relating to the Collateral).

	(h)	Attorneys' Fees.  In the event of any legal action,
including any judicial proceeding (whether at trial or on appeal), arbitration or other proceeding, to enforce or interpret any provision of this Security Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred from the losing party.

	(i)	Governing Law.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent otherwise provided in the UCC).

	(j)	Jury Trial.  EACH OF GRANTOR AND ADMINISTRATIVE AGENT, TO
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY
WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT.

	(k)	Counterparts.  This Security Agreement may be executed in
any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.



	IN WITNESS WHEREOF, Grantor and Administrative Agent have caused this Security Agreement to be executed as of the day and year first above written.

						LA CIE, LTD.


						By:
						   Name:
						   Title:


						CANADIAN IMPERIAL BANK OF COMMERCE


						By:
						   Name:
						   Title:

ATTACHMENT 1
TO SECURITY AGREEMENT

	All right, title and interest of Grantor, whether now owned or hereafter acquired, in and to the following property:

	(a)	All equipment and fixtures (including, without limitation,
all manufacturing equipment, furniture, vehicles and other machinery and office equipment), together with all additions and accessions thereto and replacements therefor;

	(b)	All inventory (including, without limitation, (i) all disk
drives, tape drives, head stacks and gimbel assemblies and all other raw materials, work in process and finished goods and (ii) all such goods which are returned to or repossessed by Grantor), together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor;

	(c)	All accounts, chattel paper, instruments, deposit accounts
and other rights to the payment of money (including, without limitation, general intangibles and contract rights) (collectively, the "Receivables") and all contracts, purchase orders, security agreements, leases, guaranties and other agreements evidencing, securing or otherwise relating to the Receivables (collectively, the "Related
Contracts");

	(d)	All other general intangibles and contract rights not
otherwise described above (including, without limitation, (i) customer and supplier lists and contracts, books and records, insurance policies, tax refunds, contracts for the purchase of real or personal property,
(ii) all patents, copyrights, trademarks, tradenames and service marks,
(iii) all licenses to use, applications for, and other rights to, such patents, copyrights, trademarks, tradenames and service marks, and
(iv) all goodwill of Grantor);

	(e)	All other personal property not otherwise described above
(including, without limitation, all money, certificated securities, uncertificated securities, documents and goods); and

	(f)	All proceeds of the foregoing (including, without
limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

ATTACHMENT 2
TO SECURITY AGREEMENT

LOCATIONS OF EQUIPMENT AND INVENTORY

ATTACHMENT 3
TO SECURITY AGREEMENT

GRANTOR PROFILE



         ("Grantor")


	1.	The current legal name of Grantor is
.


	2.	Grantor's chief executive office is located at
. Grantor's federal employer I.D. no. is                  .


	3.	Grantor was incorporated on -------------, 19-- in the state
of           .  Since its incorporation, Grantor has had no other legal name (other than its current legal name) except for the following
(provide name and date of change):

						    Date Name
	     Prior Name     	     Changed






	4.	Grantor does not do business under any trade name except for the following (provide name and indicate whether registered):

	     Trade Name     		 Registered?







	5.	Since Grantor's incorporation, no other corporation has been merged into Grantor except for the following (provide names, dates and brief description of transactions):

	    Name of	   Date of	  Description of
	  Corporation      Merger    	    Transaction








	6.	Grantor has not acquired any of its assets in a bulk sale or any other transaction not in the ordinary course of business of the seller except for the following (provide description of assets, date and description of transaction and name of seller):

	  Description	   Date of	  Description of
	   of Assets     Acquisition      Transaction       Seller








	7.	The following is a complete list of all states and other
jurisdictions in which Grantor is qualified to do business:

		State or Jurisdiction













	8.	The following is a complete list of all offices and other
places of business at which Grantor currently conducts or has within the last four months conducted business (provide address, owner of site and brief description of assets located there):

									Brief Description
	    Address        Owner of Site            of Assets











(Sites marked with an asterisk have been closed.)


	9.	The following is a complete list of all persons and entities
(other than Grantor) who at any time have possession of any assets of Grantor (provide name, address where located and description of assets located there):

	   Person or						Brief Description
	    Entity            Address               of Assets















Of the persons and entities listed above in this item 9;

	a.	The following persons and entities are warehouses which
issue warehouse receipts:

			   Person or
			    Entity





			               ;
			               ;

	b.	The following persons and entities process or finish
inventory or other goods for Grantor:

			   Person or
			    Entity





			               ;
			               ;

	c.	The following persons and entities hold inventory or other
goods on consignment for Grantor:

			   Person or
			    Entity






			               ; and

	d.	The following other persons and entities have possession of
assets of Grantor for the purposes indicated:

			   Person or
			    Entity     	     Purpose





			               	                 .


	10.	The following is a complete list of all motor vehicles owned by Grantor (describe each vehicle by make, model and year and indicate for each the state in which registered and the state in which based):

					      State of		State in which
	      Vehicle           Registration	     Based










	11.	The following is a complete list of all aircraft and boats
and all other inventory, equipment and other goods of Grantor which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction (provide description of covered goods and indicate registration system and jurisdiction):

					    Registration
	       Goods               System   	 Jurisdiction










	12.	The following is a complete list of all patents, copyrights, trademarks, tradenames and service marks registered in the name of
Grantor:

	a.	    Patents    		Registration No.










	b.	  Copyrights   		Registration No.









		c.	  Trademarks,
			Trade Names and
		 Service Marks 		Registration No.










	13.	The following is a complete list of all subsidiaries of
Grantor (provide name of subsidiary, jurisdiction of incorporation, outstanding shares and shares owned by Grantor):

							     Shares	  Shares Owned
	  Subsidiary     Jurisdiction    Outstanding    by Grantor











	14.	The following is a complete list of all other stock (other
than the stock of subsidiaries described in item 13 above), bonds, debentures, notes and other securities owned by Grantor which have a
value (higher of cost or market value) of $         or more (provide
name of issuer, a description of security and value):

					      Description of
	    Issuer                   Security               Value










	15.	The following is a complete list of all notes payable to
Grantor not otherwise listed in item 14 above (provide name of obligor, date, original principal amount and current principal balance):

                                      Original       Current
	   Obligor          Date          Amount        Balance










	16.	The following is a complete list of all bank accounts
maintained by Grantor (provide name and address of depository bank, type of account and account number):

        Depository          Bank          Type of     Account
	      Bank            Address        Account      Number











	17.	Does Grantor regularly receive letters of credit from
customers to secure payments of sums owed to Grantor?

	Yes ----.  No ----.


	18.	Does Grantor regularly have accounts receivable due from, or contracts with, the United States government or any agency or department thereof?

	Yes ----.  No ----.

	If yes, indicate the percentage of Grantor's total outstanding accounts receivable that are due from the United States government and agencies and departments thereof: --------%


	19.	Does Grantor regularly receive advance deposits from
customers for goods not yet delivered to such customers?

	Yes     .  No     .


	20.	Does Grantor regularly import goods from outside the United
States?

	Yes     .  No     .


	21.	The following is a complete list of all third parties who
perform data processing services for Grantor or maintain records with respect to Grantor's accounts receivable (provide name and address of third party and describe services performed and/or records maintained):

								Description of Services
	      Name            Address           and/or Records







	22.	The following is a complete list of all data processing
equipment of Grantor which is leased (provide description of equipment and name and address of lessor):

                                                    Lessor
	Description of Equipment      Lessor           Address










	23.	The following is a complete list of all data processing
equipment of Grantor which is subject to security interests of persons other than Bank (provide description of equipment and name and address of secured party):

                                                Secured Party
	Description of Equipment  Secured Party        Address










	24.	The most recent federal income tax returns of Grantor that
have been audited by the IRS are for the fiscal year ended           ,
19  .


	25.	Neither Grantor nor any of its property is subject to any
tax assessments which are currently outstanding and unpaid except for the following (provide name of assessing authority and amount and description of assessment):

	  Assessing Authority       Amount         Description






	26.	Neither Grantor nor any of its property is subject to any
judgment lien, attachment, assessment (other than any tax assessments set forth in item 25 above) or any other similar process which is currently outstanding and unpaid except for the following (provide name of party asserting lien, etc., amount and description of lien, etc.):

	    Asserting Party         Amount         Description






	27.	None of Grantor's property is subject to any Lien of any
type except for (a) the tax assessments described in item 25 above, (b) the judgment liens, attachments, assessments and other similar processes described in item 26 above, (c) security interests in personal property of Grantor evidenced by UCC financing statements filed currently on file with and (d) the following (provide name of lien holder, amount secured b the Lien and description of Lien):

	      Lien Holder           Amount         Description

ATTACHMENT 4
TO SECURITY AGREEMENT

NOTICE OF SECURITY INTEREST
IN
      DEPOSIT ACCOUNT



             ,



[Name of Depositary Bank]
[Address of Depositary Bank]




	-------------------, a -------- corporation ("Grantor"), and
CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian banking corporation, acting as administrative and collateral agent for certain financial institutions (jointly in such capacities, "Administrative Agent"), under that certain Credit Agreement dated as of October 3, 1994 (the "Credit Agreement"), hereby notify you that Grantor has granted to Administrative Agent a security interest in all deposit accounts maintained by Grantor with you including, without limitation, the deposit accounts described below:

	 Account			      Depositor's		  Account
	  Number  		          Name        	    Type







Grantor and Administrative Agent authorize you to continue to allow Grantor to make deposits to, draw checks upon and otherwise withdraw funds from such deposit accounts (the "Deposit Accounts") without the consent of Administrative Agent until Administrative Agent shall instruct you otherwise.

	Grantor has authorized Administrative Agent to inform you when an Event of Default (as defined in the Credit Agreement) has occurred and is continuing and at such time instruct you to cease to permit any further payments or withdrawals from the Deposit Accounts by Grantor and/or to pay any or all amounts in the Deposit Accounts to Administrative Agent. Grantor authorizes and directs you to comply with all such instructions received by you from Administrative Agent without further inquiry on your part and hereby agrees to indemnify and hold harmless you and your officers, directors and employees from and for any compliance by you with such instructions.

					LA CIE, LTD.


					By:
					   Name:
					   Title:


					CANADIAN IMPERIAL BANK OF COMMERCE,
 					as Administrative Agent


					By:
					   Name:
					   Title:



ACKNOWLEDGMENT AND AGREEMENT
     OF DEPOSITARY BANK


	The undersigned depositary bank hereby acknowledges receipt of the above notice and agrees with Grantor and Administrative Agent to comply with any instruction it may receive from Administrative Agent in accordance therewith. The undersigned confirms to Administrative Agent that the information set forth above regarding the Deposit Accounts is accurate, that such Deposit Accounts are currently open and that the undersigned has no prior notice of any other security interest, lien or interest in such Deposit Accounts. The undersigned waives any right of setoff except for its right of recoupment for returned items.





					By:
					   Name:
					   Title:

EXHIBIT N

LIEN ACKNOWLEDGMENT AGREEMENT


	THIS LIEN ACKNOWLEDGMENT AGREEMENT, dated as of October 3, 1994, is entered into by and among:

	(1)	QUANTUM CORPORATION, a Delaware corporation ("Borrower");

	(2)	[QUANTUM PERIPHERALS (EUROPE) S.A., a Swiss
corporation][QUANTUM DATA STORAGE B.V., a Netherlands corporation] ("Subsidiary"); and

	(3)	CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian banking
corporation, acting as administrative and collateral agent (jointly in such capacities, "Administrative Agent") for the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, the "Banks").


RECITALS

	A.	Pursuant to a Credit Agreement, dated as of October 3, 1994
(as amended from time to time, the "Credit Agreement"), among Borrower, the Banks, ABN AMRO Bank N.V., San Francisco International Branch,
Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Administrative Agent, the Banks have agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein. Pursuant to the terms of the Credit Agreement, Borrower has executed that certain Borrower Pledge Agreement dated as of October
3, 1994 (the "Borrower Pledge Agreement") which pledges to
Administrative Agent and grants to Administrative Agent a security interest in, among other property, certain stock and other equity securities which are now owned or hereafter acquired by Borrower (collectively, as defined in the Borrower Pledge Agreement, the "Pledged Shares").

	B.	Borrower now wishes to transfer to Subsidiary and Subsidiary wishes to acquire certain of the Pledged Shares. Administrative Agent and the Banks have consented to such transfer provided that such transfer and acquisition are made subject to the security interest in favor of Administrative Agent as provided herein.


AGREEMENT

	NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Subsidiary hereby agree with Administrative Agent, for the ratable benefit of the Banks and the Agents, as follows:

	1.	Definitions and Interpretation.  When used in this Security
Agreement, the following terms shall have the following respective meanings:

	"Administrative Agent" shall have the meaning given to that term in the introductory paragraph hereof.

	"Banks" shall have the meaning given to that term in the introductory paragraph hereof.

	"Borrower" shall have the meaning given to that term in the introductory paragraph hereof.

	"Borrower Pledge Agreement" shall have the meaning given to that term in Recital A hereof.

	"Credit Agreement" shall have the meaning given to that term in Recital A hereof.

 		"Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Borrower to any Agent or any Bank of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Credit Agreement or any of the other Credit Documents, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or payable by Borrower thereunder.

	"Pledged Shares" shall have the meaning given to that term in the Borrower Pledge Agreement.

	"Subsidiary" shall have the meaning given to that term in the introductory paragraph hereof.

	"UCC" shall mean the Uniform Commercial Code as in effect in the State of California from time to time.

Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC. The rules of construction set forth in Section I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Lien Acknowledgment Agreement, apply to this Lien Acknowledgment Agreement and are hereby incorporated by reference. Subsidiary acknowledges receipt of a copy of the Credit Agreement and the Borrower Pledge Agreement.
	2.	Lien Acknowledgment.  Borrower and Subsidiary hereby
acknowledge the security interest of Administrative Agent in the Pledged Shares and agree that all transfers by Borrower to Subsidiary and all acquisitions by Subsidiary from Borrower of Pledged Shares, including the transfer and acquisition of the stock in the Subsidiaries of Borrower listed below to be consummated on or around the Closing Date, are subject to the security interest of Administrative Agent in such Pledged Shares:

(a)	[---------------], a [-----------] corporation;

(b)	[---------------], a [-----------] corporation;

(c)	[---------------], a [-----------] corporation; and

(d)	[---------------], a [-----------] corporation.

Subsidiary further acknowledges that its acquisition and ownership of the Pledged Shares is subject to the due, timely and complete performance of all obligations and duties of Borrower under the Borrower Pledge Agreement and acknowledges the rights and remedies of Administrative Agent under the Borrower Pledge Agreement with respect to, in each case, all Pledged Shares acquired by Subsidiary. Without limiting the generality of the foregoing, Subsidiary acknowledges and agrees that, upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall be entitled to foreclose its interest in the Pledged Shares pursuant to the Borrower Pledge Agreement and to acquire the Pledged Shares or convey them to a third party purchaser at such foreclosure sale free and clear of any interest of Borrower or Subsidiary therein.

	3.	Further Assurances.  Borrower and Subsidiary shall deliver
to Administrative Agent such instruments, agreements, filings, notices, registrations, certificates, opinions and other documents and take such other actions as Administrative Agent may reasonably determine are necessary to continue, perfect, maintain, protect and evidence the security interest of Administrative Agent in all Pledged Shares after any acquisition thereof by Quantum Europe.

	4.	Representations and Warranties.  Borrower and Subsidiary
each represent and warrant to the Banks and Agents as follows:

	(a)	Such Person is a corporation duly organized, validly
existing and in good standing under the laws of its jurisdiction of incorporation.

	(b)	The execution, delivery and performance by such Person of
this Lien Acknowledgment Agreement are within the corporate power of such Person and have been duly authorized by all necessary corporate actions on the part of such Person.

	(c)	This Lien Acknowledgment Agreement has been duly executed
and delivered by such Person and constitute the legal, valid and binding obligations of such Person, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

	(d)	The execution, delivery and performance by such Person of
this Lien Acknowledgment Agreement do not (i) violate any Requirement of Law applicable to such Person, (ii) contravene any material Contractual Obligation of such Person which could reasonably be expected to have a Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon any of the Pledged Shares (except for the security interest therein granted in the Borrower Pledge Agreement to Administrative Agent).

	(e)	No consent, approval, order or authorization of, or
registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution, delivery and performance of this Lien Acknowledgment Agreement, except such consents, approvals, orders, authorizations, registrations, declarations and filings that are so required and which have been obtained and are in full force and effect.

	5.	Miscellaneous.

	(a)	Notices.  Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower, Subsidiary or Administrative Agent under this Lien Acknowledgment Agreement shall be in writing and faxed, mailed or delivered to Borrower, Subsidiary or Administrative Agent at its respective facsimile number or address set forth below (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the second Business
Day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United
States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when faxed, upon confirmation of receipt.

		Borrower:		Quantum Corporation
					500 McCarthy Boulevard
					Milpitas, CA 95035
					Attn: Joseph T. Rodgers,
						 Executive Vice President Finance
						 and Secretary
					Telephone:  (408) 894-4212
					Facsimile:  (408) 894-3223

		Subsidiary:	[QUANTUM PERIPHERALS (EUROPE) S.A.]
					[QUANTUM DATA STORAGE B.V.]
					c/o Quantum Corporation
					500 McCarthy Boulevard
					Milpitas, CA 95035
					Attn: Joseph T. Rodgers,
						 Executive Vice President Finance
						 and Secretary
					Telephone:  (408) 894-4212
					Facsimile:  (408) 894-3223


		Administrative
		Agent:		Canadian Imperial Bank of Commerce
					425 Lexington Avenue
					New York, New York  10017
					Attn:  Arlene Tellerman, Syndications
					Telephone:  (212) 856-3695
					Facsimile:  (212) 856-3799

 	(b)	Waivers; Amendments.  Any term, covenant, agreement or
condition of this Lien Acknowledgment Agreement may be amended or waived, subject to the terms of the Credit Agreement, if such amendment or waiver is in writing and is signed by Borrower, Subsidiary and Administrative Agent. No failure or delay by Administrative Agent in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

	(c)	Successors and Assigns.  This Lien Acknowledgment Agreement
shall be binding upon and inure to the benefit of Administrative Agent, Borrower, Subsidiary, the Banks and the other Agents and their respective successors and assigns; provided, however, that Administrative Agent, Borrower, Subsidiary, the Banks and the other
Agents may sell, assign and delegate their respective rights and obligations hereunder only as permitted by the Credit Agreement. The
Banks and the Agents may disclose this Lien Acknowledgment Agreement as provided in the Credit Agreement.

	(d)	Partial Invalidity.  If at any time any provision of this
Lien Acknowledgment Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Lien Acknowledgment Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

	(e)	Cumulative Rights, etc.  The rights, powers and remedies of
Administrative Agent under this Lien Acknowledgment Agreement shall be in addition to all rights, powers and remedies given to Administrative Agent, the Banks and the other Agents by virtue of any applicable Governmental Rule, the Credit Agreement or any other Credit Document, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Administrative Agent's rights hereunder. Borrower and Subsidiary waive any right to require Administrative Agent, any Bank or any other Agent to proceed against any Person or to exhaust any Pledged Shares or to pursue any remedy in Administrative Agent's, Bank's or any other Agent's power.

	(f)	Payments Free of Taxes, Etc.  All payments made by Borrower
or Subsidiary under this Lien Acknowledgment Agreement shall be made by Borrower or Subsidiary free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings (except as otherwise provided in the Credit Agreement). In addition, Borrower and Subsidiary shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Lien Acknowledgment Agreement. Upon request by Administrative Agent, Borrower and Subsidiary shall furnish evidence satisfactory to Administrative Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

	(g)	Borrower and Subsidiary's Continuing Liability.
Notwithstanding any provision of this Lien Acknowledgment Agreement or any other Credit Document or any exercise by Administrative Agent of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Pledged Shares), (i) each of Borrower and Subsidiary shall remain severally liable to perform their respective obligations and duties in connection with the Pledged Shares owned by it (including, without limitation, all agreements relating to such Pledged Shares) and (ii) neither Administrative Agent, any Agent nor any Bank shall assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of Borrower or Subsidiary's rights in connection with the Pledged Shares (including, without limitation, all agreements relating to the Pledged Shares).

	(h)	Attorneys' Fees.  In the event of any legal action,
including any judicial proceeding, arbitration or other proceeding, to enforce or interpret any provision of this Lien Acknowledgment Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred from the losing party.

	(i)	Governing Law.  This Lien Acknowledgment Agreement shall be
governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent otherwise provided in the UCC).

	(j)	Jury Trial.  EACH OF BORROWER, SUBSIDIARY AND ADMINISTRATIVE
AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR
RELATING TO ANY CREDIT DOCUMENT.

	(k)	Counterparts.  This Lien Acknowledgment Agreement may be
executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

	[For Quantum Holdings only] [(l) Waiver of Certain Rights. Quantum Holdings waives and abandons all rights and remedies which it may have under, and all rights to invoke the provisions of, Article 7, Book 2 of the Netherlands Civil Code ("Article 7") with respect to this Lien Acknowledgment Agreement or the Pledged Shares, to the extent that
Article 7 may apply thereto.]



	IN WITNESS WHEREOF, Borrower, Subsidiary and Administrative Agent have caused this Lien Acknowledgment Agreement to be executed as of the day and year first above written.

						QUANTUM CORPORATION


						By:
						   Name:
						   Title:


						QUANTUM PERIPHERALS (EUROPE) S.A.


						By:
						   Name:
						   Title:


						CANADIAN IMPERIAL BANK OF COMMERCE


						By:
						   Name:
						   Title:

EXHIBIT O

COMPLIANCE CERTIFICATE

[Date]


Canadian Imperial Bank of Commerce,
	as Administrative Agent
425 Lexington Avenue
New York, New York  10017
Attn:  Arlene Tellerman
	  Syndications


	1.	Reference is made to that certain Credit Agreement, dated as of October 3, 1994 (as amended from time to time, the "Credit
Agreement"), among Quantum Corporation ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Banks"),
ABN AMRO Bank N.V., San Francisco International Branch, Barclays Bank
PLC and CIBC Inc., as managing agents for the Banks, and Canadian
Imperial Bank of Commerce, as administrative and collateral agent for the Banks (jointly in such capacities, "Administrative Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein (including Attachment 1 hereto).

	2.	Borrower hereby certifies to the Agents and the Banks as
follows:

	(a)	In connection with the preparation of the Financial
Statements of Borrower for the [quarter][year] ended ----------, ---- (the "Financial Statements"), the undersigned Executive Officer of Borrower (the "Undersigned") has reviewed the terms of the Credit Agreement and has made, or caused to be made, a detailed review of the transactions and financial condition of Borrower and its Subsidiaries during the accounting period covered by the Financial Statements.

	(b)	The Undersigned did not discover during the course of such
reviews, and has no other knowledge of, any event or condition which constitutes a Default or an Event of Default at the end of the accounting period covered by the Financial Statements or as of the date of this Compliance Certificate, except as follows:

[State "None" or describe in detail any event or condition which constitutes a Default or an Event of Default, including the period during which any such event or condition has existed, and the action which Borrower proposes to take in connection therewith.]

	(c)	Set forth in Attachment 1 hereto are true, complete and
accurate computations used in determining compliance with various covenants set forth in the Credit Agreement for the period covered by the Financial Statements and as of the last day of such period.

	IN WITNESS WHEREOF, Borrower has executed this Compliance
Certificate on the date set forth above.


						QUANTUM CORPORATION


						By:---------------------------
					  	   Name:----------------------
				 	  	   Title:---------------------

EXHIBIT P

BORROWING BASE CERTIFICATE

[Date]


Canadian Imperial Bank of Commerce,
	as Administrative Agent
425 Lexington Avenue
New York, New York  10017
Attn:  Arlene Tellerman
	  Syndications


	1.	Reference is made to that certain Credit Agreement, dated as of October 3, 1994 (as amended from time to time, the "Credit
Agreement"), among Quantum Corporation ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Banks"),
ABN AMRO BANK N.V., San Francisco International Branch, Barclays Bank
PLC and CIBC Inc., as managing agents for the Banks, and CANADIAN
IMPERIAL BANK OF COMMERCE, as administrative and collateral agent for the Banks (jointly in such capacities, "Administrative Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein (including Attachment 1 hereto).

	2.	Borrower hereby certifies to the Agents and the Banks that,
as of [insert date of determination of Revolving Facilities Borrowing Base], the Borrowing Base was $----------------, calculated as set forth in Attachment 1 hereto.

	3.	Borrower further certifies to the Agents and the Banks that
the value of inventory listed in Attachment 1 was revalued as of the end of the month preceding the date of this Certificate in accordance with GAAP and consistent with Borrower's past practice.

	IN WITNESS WHEREOF, Borrower has executed this Borrowing Base Certificate on the date set forth above.

		QUANTUM CORPORATION



		By:---------------------------
	  	Name:-------------------------
	  	Title:------------------------

ATTACHMENT 1
TO BORROWING BASE CERTIFICATE

Calculation of Borrowing Base

As of --------, -- (the "Determination Date")


A.	Eligible Borrower
Accounts as of the Determination Date:
	1.	Aggregate
net amount of all accounts of Borrower		$--------
- --
	2.
	Deductions:
		(a)	Accounts which do not arise from the sale or lease of goods or services
 rendered to the account debtor thereon in the ordinary
lease or service which has not been fully performed by Borrower	$----------
		(b)	Accounts and portions thereof to the extent the same are
subject to any
 right of discount, credit, allowance, rescission, seto
enforceable against the account debtor thereon	$----------
		(c)	Accounts which are not subject to a first priority perfected security
interest (or Similar Lien) in favor of Administrative Ag
		(d)	Accounts which are not owned by Borrower free and clear of all
Liens,
rights and interests of all other Persons except for Per
		(e)	Accounts which are unpaid more than ninety (90) days after the invoice
date therefor	$----------
		(f)	Accounts arising from consignments by Borrower as consignee
and COD
shipments	$----------
		(g)	Accounts payable by (i) the United States government or any
department,
 agency or other subdivision thereof (except to the ext
Claims Act of 1940, as amended), (ii) Persons located in any jurisdiction outside the United States or, if Administrative Agent has been satisfied that it has a first priority perfected security interest (or similar Lien) in such accounts, Canada (except to the extent secured by letters of credit acceptable to Agents or covered by credit insurance issued by the FICA on a policy acceptable to Agents)
or (iii) Affiliates of Borrower	$----------
		(h)	Accounts payable by account debtors (i) which are the subject of any
 bankruptcy, insolvency, liquidation or similar proceeding
creditors, (iii) for which receivers have been appointed or (iv) which have admitted in writing their inability to pay their debts as such
debts become due	$----------
		(i)	Accounts payable by account debtors which have failed to pay within
 ninety (90) days of their invoice date twenty percent (20%
	$----------
		(j)	Accounts owed by account debtors having either (i) long-term debt ratings
 of at least BBB (or its equivalent) from Standard an
Moody's Investors Service, Inc. or (ii) short-term debt rating of at least A-1 (or its equivalent) from Standard and Poor's Ratings Group or P-1 (or its equivalent) from Moody's Investors Service, Inc., to the extent the total accounts owed by each such account debtor to
Borrower exceed thirty percent (30%) of Borrower's total accounts	$----------
		(k)	Accounts owed by account debtors not satisfying the
requirements set
 forth in item A.2.(j) above to the extent the total account uch account debtor to Borrower exceed
twenty-five percent (25%) of Borrower's total accounts	$--------
- --
		(l)	Other accounts which Agents have reasonably determined are not likely to be paid in full within 90 days after the invoice date
		Total
deductions (sum of A.2.(a)-(l)		$--------
- --
		 --------
- --
	3.	Total
Eligible Borrower Accounts (A.1 minus A.2)		$--------
- --

B.	Eligible Borrower
Inventory as of the Determination Date:
	1.	Aggregate
net book value of all inventory of Borrower		$--------
- --
		(Date of
most recent revaluation of inventory ----------, 19--)
	2.
	Deductions:
		(a)	Inventory which is not held by or on behalf of Borrower for
sale or lease
 in the ordinary course of its business	$----------
		(b)	Inventory consisting of raw materials or work-in-process or
any other
inventory not constituting finished inventory	$---------
		(c)	Inventory which is not subject to a first priority perfected security
 interest (or Similar Lien) in favor of Administrative Ag
		(d)	Inventory which is not owned by Borrower free and clear of all
Liens,
 rights and interests of all other Persons except for Per
		(e)	Inventory which is obsolete, unsaleable or damaged	$-------
- ---
		(f)	The aggregate portion of any inventory shown on the books of
Borrower
 representing any purchase price discount earned by Borro
		Total
deductions (sum of B.2.(a)-(f))		$--------
- --
		 --------
- --
	3.	Total
Eligible Borrower Inventory (B.1 minus B.2)		$--------
- --

C.	Eligible Quantum
Europe Accounts as of the Determination Date:
	1.	Aggregate
net amount of all accounts of Quantum Europe		$--------
- --
	2.
	Deductions:
		(a)	Accounts which do not arise from the sale or lease of goods or services
rendered to the account debtor thereon in the ordinary
sale, lease or service which has not been fully performed by Borrower
	$----------
		(b)	Accounts and portions thereof to the extent the same are
subject to
 any right of discount, credit, allowance, rescission, seto
enforceable against the account debtor thereon	$----------
		(c)	Accounts which are not subject to a first priority perfected security
 interest (or Similar Lien) in favor of Borrower and assi
the Agents and Banks	$----------
		(d)	Accounts which are not owned by Quantum Europe free and clear of all
Liens, rights and interests of all other Persons except f

		(e)	Accounts which are unpaid more than ninety (90) days after the invoice
date therefor	$----------
		(f)	Accounts arising from consignments by Quantum Europe as
consignee and COD
shipments	$----------
		(g)	Accounts payable by (i) a government or any department, agency or other
subdivision thereof, (ii) Persons located in any juris
Europe's accounts is not or cannot be perfected in a manner
satisfactory to Agents (except to the extent secured by letters of

credit acceptable to Agents) or (iii) Affiliates of Quantum Europe	$-------
- ---
		(h)	Accounts payable by account debtors (i) which are the subject of any
bankruptcy, insolvency, liquidation or similar proceeding
creditors, (iii) for which receivers have been appointed or (iv) which have admitted in writing their inability to pay their debts as such
debts become due	$----------
		(i)	Accounts payable by account debtors which have failed to pay within ninety
 (90) days of their invoice date twenty percent (20%
Europe	$----------
		(j)	Accounts owed by account debtors having either (i) long-term debt
ratings of at least BBB (or its equivalent) from Standard an
Moody's Investors Service, Inc. or (ii) short-term debt rating of at least A-1 (or its equivalent) from Standard and Poor's Ratings Group or P-1 (or its equivalent) from Moody's Investors Service, Inc., to the extent the total accounts owed by each such account debtor to
Quantum Europe exceed thirty percent (30%) of Quantum Europe's total
accounts	$----------
		(k)	Accounts owed by account debtors not satisfying the
requirements set
forth in item C.2.(j) above to the extent the total accou
twenty-five percent (25%) of Quantum Europe's total accounts	$--------
- --
		(l)	Other accounts which Agents have reasonably determined are not likely to be paid in full within 90 days after the invoice date
		Total
deductions (sum of A.2.(a)-(l)		$--------
- --
		 --------
- --
	3.	Total
Eligible Quantum Europe Accounts (C.1 minus C.2)		$----------

D.	Borrowing Base as of
the Determination Date:
	1.	Total
Revolving Loan Commitment		$--------
- --
	2.	Total
Eligible Borrower Accounts (A.3.) times .80	$----------
	3.	Lesser of
(a) Total Eligible Borrower Inventory (B.3.) times .30 ($----------)
and (b) $50,000,000	$----------
	4.	Lesser of
(a) outstanding principal amount of Quantum Europe Note ($----------) and (b) Eligible Quantum Europe Accounts (C.3) times .60 ($----------) $----------
	5.
	Outstanding principal
amount of DEC Note	$----------
	6.	Sum of
D.2, D.3 and D.4 minus D.5		$--------
- --
		 --------
- --
	7.	Borrowing
Base (lesser of D.1 and D.6)		$--------
- --

EXHIBIT Q

INSURANCE ENDORSEMENTS


	1.	Property Insurance.  Each of the property insurance policies of Borrower and each of its Material Subsidiaries which executes a Subsidiary Security Agreement (individually, an "Insured Party") shall contain substantially the following endorsements:

	(a)	Administrative Agent shall be named as additional loss
payee.

	(b) In respect of the interests of Administrative Agent in the policies, the insurance shall not be invalidated by any action or by inaction of any Insured Party or by any Person having temporary possession of the property covered thereby (the "Property") while under contract with any Insured Party to perform maintenance, repair, alteration or similar work on the Property, and shall insure the interests of Administrative Agent regardless of any breach or violation of any warranty, declaration or condition contained in the insurance policy by any Insured Party or Administrative Agent or any other additional insured (other than by such additional insured, as to such additional insured) or by any Person having temporary possession of the Property while under contract with Borrower to perform maintenance, repair, alteration or similar work on the Property.

	(c)	If the insurance policy is cancelled for any reason
whatsoever, or substantial change is made in the coverage that affects the interests of Administrative Agent, or if the insurance coverage is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Agent for 30 days (or 10 days in the case of non-payment of premium) after receipt by Administrative Agent of written notice from the insurers of such cancellation, change or lapse.

	(d)	Neither any Agent nor any Bank shall have any obligation or
liability for premiums, commissions, assessments, or calls in connection with the insurance.

	(e)	The insurer shall waive any rights of set-off or
counterclaim or any other deduction, whether by attachment or otherwise, that it may have against each Agent and each Bank.

	(f)	The insurance shall be primary without right of contribution from any other insurance that may be carried by any Agent or any Bank with respect to its or their interest in the Property.

	(g)	The insurer shall waive any right of subrogation against
each Agent and Bank.

	(h)	All provisions of the insurance, except the limits of
liability, shall operate in the same manner as if there were a separate policy covering each insured party.


	2.	Liability Insurance.  Each of the liability insurance
policies of each Insured Party shall contain substantially the following endorsements:

	(a)	Administrative Agent shall be named as additional insured.

	(b)	In respect of the interests of Administrative Agent in the
policies, the insurance shall not be invalidated by any action or by inaction of any Insured Party or by any Person having temporary possession of the property covered thereby (the "Property") while under contract with any Insured Party to perform maintenance, repair, alteration or similar work on the Property, and shall insure the interests of Administrative Agent regardless of any breach or violation of any warranty, declaration or condition contained in the insurance policy by any Insured Party or Administrative Agent or any other additional insured (other than by such additional insured, as to such additional insured) or by any Person having temporary possession of the Property while under contract with Borrower to perform maintenance, repair, alteration or similar work on the Property; provided, however, that the foregoing shall not be deemed to (i) cause such insurance policies to cover matters otherwise excluded from coverage by the terms of such policies or (ii) require any insurance to remain in force notwithstanding non-payment of premiums except as provided in clause (c) below.

	(c)	If the insurance policy is cancelled for any reason
whatsoever, or substantial change is made in the coverage that affects the interests of Administrative Agent, or if the insurance coverage is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Administrative Agent for 30 days (or 10 days in the case of non-payment of premium) after receipt by Agent of written notice from the insurer of such cancellation, change or lapse.

	(d)	Neither any Agent nor any Bank shall have any obligation or
liability for premiums, commissions, assessments, or calls in connection with the insurance.

	(e)	The insurer shall waive any rights of set-off or
counterclaim or any other deduction, whether by attachment or otherwise, that it may have against each Agent and each Bank.

	(f)	The insurance shall be primary without right of contribution from any other insurance that may be carried by any Agent or any Bank with respect to their interests in the Property.

	(g)	The insurer shall waive any right of subrogation against
each Agent and each Bank.

	(h)	All provisions of the insurance, except the limits of
liability, shall operate in the same manner as if there were a separate policy covering each insured party.

EXHIBIT R

MKE SUBORDINATED DEBT TERMS


Borrower:			Borrower.

Lender:			MKE or any of its affiliates.

Maximum Amount:	U.S. $100 million.

Maturity Date:		One year or more following the Maturity Date.

Interest Rate:		Not in excess of the market rate for such
Indebtedness obtained in an arms-length transaction.

Covenants:		All financial and other covenants must be less
restrictive than those in the Credit Documents.

Defaults:			Cross-default of MKE Subordinated Debt to Events
of Default is not permitted but cross-acceleration to an acceleration of the Obligations is permitted.

Other Subordination Provisions:

	1.	No direct or indirect payments of principal on the MKE
Subordinated Debt (including redemptions and repurchases) and no sinking fund or other set-asides for the MKE Subordinated Debt permitted until the Obligations are paid in full.

	2.	Regularly scheduled payments of accrued interest on the MKE
Subordinated Debt are permitted subject to the following:

		(a)	No payment of interest on the MKE Subordinated Debt if
any payment default with respect to the Obligations has occurred and is continuing.

		(b)	No payment of interest on the MKE Subordinated Debt
for 180 days after Administrative Agent notifies MKE of any non-payment default with respect to the Obligations, provided that no more than one blockage period may be commenced in any 365-day period.

	3.	In any bankruptcy, insolvency or similar proceeding, all
Obligations (including post-petition interest) must be payable in full prior to any payment on the MKE Subordinated Debt.
	4.	The holders of the MKE Subordinated Debt will turn over to
Administrative Agent all payments received by such holders on the MKE Subordinated Debt not permitted by the subordination provisions of the MKE Subordinated Debt.

	5.	No acceleration of the MKE Subordinated Debt or exercise of
remedies for first 90 days of interest blockage period.

EXHIBIT S

ASSIGNMENT AGREEMENT


	THIS ASSIGNMENT AGREEMENT, dated as of the date set forth at the top of Attachment 1 hereto, by and among:

	(1)	The bank designated under item A of Attachment 1 hereto as
the Assignor Bank ("Assignor Bank"); and

	(2)	Each bank designated under item B of Attachment 1 hereto as
an Assignee Bank (individually, an "Assignee Bank").


RECITALS

	A.	Assignor Bank is one of the banks which is a party to the
Credit Agreement dated as of October 3, 1994, by and among Quantum Corporation, a Delaware corporation ("Borrower"), Assignor Bank and the other financial institutions parties thereto (collectively, the "Banks"), ABN AMRO Bank N.V., San Francisco International Branch, Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative and collateral agent for the Banks (jointly in such capacities, "Administrative
Agent"). (Such Credit Agreement, as amended, supplemented or otherwise modified in accordance with its terms from time to time to be referred to herein as the "Credit Agreement").

	B.	Assignor Bank wishes to sell, and Assignee Bank wishes to
purchase, a portion of Assignor Bank's rights under the Credit Agreement pursuant to Subparagraph 8.05(c) of the Credit Agreement.


AGREEMENT

	Now, therefore, the parties hereto hereby agree as follows:

	1.	Definitions.  Except as otherwise defined in this Assignment
Agreement, all capitalized terms used herein and defined in the Credit Agreement have the respective meanings given to those terms in the Credit Agreement.

	2.	Sale and Assignment.  Subject to the terms and conditions of this Assignment Agreement, Assignor Bank hereby agrees to sell, assign and delegate to each Assignee Bank and each Assignee Bank hereby agrees to purchase, accept and assume an undivided interest in and share of Assignor Bank's rights, obligations and duties under the Credit
Agreement and the other Credit Documents equal to the Proportionate
Share set forth under the caption "Proportionate Share" opposite such Assignee Bank's name on Attachment 1 hereto.

	3.	Assignment Effective Upon Notice.  Upon (a) receipt by
Administrative Agent of five (5) counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment 1), each of which has been executed by Assignor Bank and each Assignee Bank (and, if any Assignee Bank is not then a Bank, by Borrower and Administrative Agent, Issuing Bank and Swing Line Bank) and (b) payment to Administrative Agent of the registration and processing fee specified in Subparagraph 8.05(e) by Assignor Bank, Administrative Agent will transmit to Borrower, Assignor Bank and each Assignee Bank an Assignment Effective Notice substantially in the form of Attachment 2 hereto (an "Assignment Effective Notice"). Such Assignment Effective Notice shall set forth the date on which the assignment affected by this Assignment Agreement shall become effective (the "Assignment Effective Date"), which date shall be the fifth Business Day following the date of such Assignment Effective Notice.

	4.	Assignment Effective Date.  At or before 12:00 noon (local
time of Assignor Bank) on the Assignment Effective Date, each Assignee Bank shall pay to Assignor Bank, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Bank and such Assignee Bank (the "Purchase Price"), for the
Proportionate Share purchased by such Assignee Bank hereunder.
Effective upon receipt by Assignor Bank of the Purchase Price payable by each Assignee Bank, the sale, assignment and delegation to such Assignee Bank of such Proportionate Share as described in Paragraph 2 hereof shall become effective.

	5.	Payments After the Assignment Effective Date.  Assignor Bank
and each Assignee Bank hereby agree that Administrative Agent shall, and hereby authorize and direct Administrative Agent to, allocate amounts payable under the Credit Agreement and the other Credit Documents as provided in the Credit Agreement in accordance with its appropriate Proportionate Share. Assignor Bank and each Assignee Bank have made separate arrangements for (i) the payment by Assignor Bank to such Assignee Bank of any principal, interest, fees or other amounts previously received or otherwise payable to Assignor Bank hereunder if Assignor Bank and such Assignee Bank have otherwise agreed that such Assignee Bank is entitled to receive any such amounts and (ii) the payment by such Assignee Bank to Assignor Bank of any principal, interest, fees or other amounts payable to such Assignee Bank hereunder if Assignor Bank and such Assignee Bank have otherwise agreed that Assignor Bank is entitled to receive any such amounts.

	6.	Delivery of Notes.  On or prior to the Assignment Effective
Date, Assignor Bank will deliver to Administrative Agent the Notes payable to Assignor Bank. On or prior to the Assignment Effective Date, Borrower will deliver to Administrative Agent Notes for each Assignee
Bank and Assignor Bank, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Commitments (as adjusted pursuant to this Assignment Agreement). As provided in Subparagraph 8.05(c) of the Credit Agreement, each such new Note shall be dated the Closing Date and otherwise be in the form of Note replaced thereby (provided that Borrower shall not be obligated to pay any principal paid or interest accrued prior to the effective date of this assignment to the Assignee Bank). Promptly after the Assignment
Effective Date, Administrative Agent will send to each of Assignor Bank and the Assignee Banks its new Notes and will send to Borrower the superseded Notes of Assignor Bank, marked "replaced."

	7.	Delivery of Copies of Credit Documents.  Concurrently with
the execution and delivery hereof, Assignor Bank will provide to each Assignee Bank (if it is not already a Bank party to the Credit
Agreement) conformed copies of all documents delivered to Assignor Bank on or prior to the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

	8.	Further Assurances.  Each of the parties to this Assignment
Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

	9.	Further Representations, Warranties and Covenants. Assignor
Bank and each Assignee Bank further represent and warrant to and covenant with each other, Administrative Agent, the Managing Agents and the Banks as follows:

	(a)	Other than the representation and warranty that it is the
legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents furnished.

	(b)	Assignor Bank makes no representation or warranty and
assumes no responsibility with respect to the financial condition of Borrower or any of its obligations under the Credit Agreement or any other Credit Documents.

	(c)	Each Assignee Bank confirms that it has received a copy of
the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.

	(d)	Each Assignee Bank will, independently and without reliance
upon any Agent, Assignor Bank or any other Bank Party and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents.

	(e)	Each Assignee Bank appoints and authorizes Agents to take
such action as Agents on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Agents by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section VII of the Credit Agreement.

	(f)	Each Assignee Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Bank.

	(g)	Attachment 1 hereto sets forth the revised Proportionate
Shares of Assignor Bank and each Assignee Bank as well as administrative information with respect to each Assignee Bank.

	10.	Effect of this Assignment Agreement.  On and after the
Assignment Effective Date, (a) each Assignee Bank shall be a Bank with a Proportionate Share as set forth on Attachment 1 hereto and shall have the rights, duties and obligations of such a Bank under the Credit Agreement and the other Credit Documents and (b) Assignor Bank shall be a Bank with a Proportionate Share as set forth on Attachment 1 hereto, or, if the Proportionate Share of Assignor Bank has been reduced to 0%, Assignor Bank shall cease to be a Bank.

	11.	Miscellaneous.  This Assignment Agreement shall be governed
by, and construed in accordance with, the laws of the State of California. Paragraph headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

	IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment 1 hereto.


	------------------------------, as
	Assignor Bank


	By:---------------------------
	   Name:----------------------
	   Title:---------------------


	------------------------------, as an
	Assignee Bank



	By:---------------------------
	   Name:----------------------
	   Title:---------------------


	------------------------------, as an
	Assignee Bank



	By:---------------------------
	   Name:----------------------
	   Title:---------------------


	------------------------------, as an
	Assignee Bank



	By:---------------------------
	   Name:----------------------
	   Title:---------------------


CONSENTED TO AND ACKNOWLEDGED BY:

QUANTUM CORPORATION


By:---------------------------
   Name:----------------------
   Title:---------------------


CANADIAN IMPERIAL BANK OF COMMERCE,
  As Administrative Agent


By:---------------------------
   Name:----------------------
   Title:---------------------


ACCEPTED FOR RECORDATION
  IN REGISTER:


CANADIAN IMPERIAL BANK OF COMMERCE,
  As Administrative Agent


By:---------------------------
   Name:----------------------
   Title:---------------------

ATTACHMENT 1
TO ASSIGNMENT AGREEMENT



NAMES, ADDRESSES AND PROPORTIONATE SHARES
OF ASSIGNOR BANK AND ASSIGNEE BANKS AFTER ASSIGNMENT

- --------------, ----


A.	ASSIGNOR BANK                         Proportionate Share

	------------------------------		----%

	Applicable Lending Office:

	------------------------------
	------------------------------
	------------------------------
	------------------------------

	Address for notices:

	------------------------------
	------------------------------
	------------------------------
	------------------------------
	Telephone No:  ----------
	Facsimile No: ----------

	Wiring Instructions:
	------------------------------
	------------------------------



B.	ASSIGNEE BANKS

	------------------------------		----%

	Applicable Lending Office:

	------------------------------
	------------------------------
	------------------------------
	------------------------------


B.	ASSIGNEE BANKS (cont'd)	Proportionate Share

	Address for notices:

	------------------------------
	------------------------------
	------------------------------
	------------------------------
	Telephone No:  ----------
	Facsimile No: ----------

	Wiring Instructions:
	------------------------------
	------------------------------



	------------------------------		----%

	Applicable Lending Office:

	------------------------------
	------------------------------
	------------------------------
	------------------------------

	Address for notices:

	------------------------------
	------------------------------
	------------------------------
	------------------------------
	Telephone No:  ----------
	Facsimile No: ----------

	Wiring Instructions:
	------------------------------
	------------------------------

ATTACHMENT 2
TO ASSIGNMENT AGREEMENT

FORM OF
ASSIGNMENT EFFECTIVE NOTICE

	The undersigned, as administrative agent for the banks under the Credit Agreement, dated as of October 3, 1994 among Quantum Corporation ("Borrower"), the financial institutions parties thereto (the "Banks") ABN AMRO Bank N.V., San Francisco International Branch, Barclays Bank PLC and CIBC Inc., as managing agents for the Banks, and Canadian Imperial Bank of Commerce, as administrative and collateral agent for the Banks (jointly in such capacities, "Administrative Agent"), acknowledges receipt of five executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto. [Note: Attach copy of Assignment Agreement.] Terms defined in such Assignment Agreement are used herein as therein defined.

	1.	Pursuant to such Assignment Agreement, you are advised that
the Assignment Effective Date will be ---------- [Insert fifth business day following date of Assignment Effective Notice].

	2.	Pursuant to such Assignment Agreement, Assignor Bank is
required to deliver to Administrative Agent on or before the Assignment Effective Date the Notes payable to Assignor Bank.

	3.	Pursuant to such Assignment Agreement, Borrower is required
to deliver to Administrative Agent on or before the Assignment Effective Date the following Notes, each dated ----------------- [Insert appropriate date]:

	[Describe each new Note for Assignor Bank and each Assignee Bank as to principal amount.]

	4.	Pursuant to such Assignment Agreement, each Assignee Bank is required to pay its Purchase Price to Assignor Bank at or before 12:00
Noon (local time of Assignor Bank) on the Assignment Effective Date in immediately available funds.

						Very truly yours,

						CANADIAN IMPERIAL BANK OF COMMERCE,
						  as Administrative Agent



						By:---------------------------
					   	Name:-------------------------
						Title:------------------------

EXHIBIT T

SOLVENCY CERTIFICATE

[Date]


Canadian Imperial Bank of Commerce,
	as Administrative Agent
425 Lexington Avenue
New York, New York  10017
Attn:  Arlene Tellerman
	  Syndications


	1.	Reference is made to that certain Credit Agreement, dated as of October 3, 1994 (as amended from time to time, the "Credit
Agreement"), among Quantum Corporation ("Borrower"), the financial institutions listed in Schedule I to the Credit Agreement (the "Banks"),
ABN AMRO Bank N.V., San Francisco International Branch, Barclays Bank
PLC and CIBC Inc., as managing agents for the Banks, and Canadian
Imperial Bank of Commerce, as administrative and collateral agent for the Banks (jointly in such capacities, "Administrative Agent"). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein (including Attachment 1 hereto).

	2.	Quantum Corporation (the "Company") hereby certifies to the
Agents and Banks as follows:

	(a)	Attached hereto as Attachment 1 are the most recent
quarterly Financial Statements for the Company.  Such Financial
Statements are complete and fairly present the financial condition of the Company as of the date thereof.

	(b)	Attached hereto as Attachment 2 is a pro forma balance sheet of the Company based upon such Financial Statements reflecting the consummation of the transactions contemplated by the Credit Documents, the DEC Purchase Documents and the Quantum Europe Loan Documents on the Closing Date, including, without limitation, (i) the initial Borrowings under the Credit Agreement on the Closing Date, (ii) the consummation of the DEC Acquisition, including the execution and delivery of the DEC
Note and (iii) the consummation of the Quantum Europe Loan.

	(c)	As of the date hereof,

     (i)	The fair value of the Company's assets exceed, and, on a pro forma basis after giving effect to the transactions contemplated by the Credit Agreement will exceed, the fair value of the Company's stated liabilities and contingent liabilities;

    (ii)	The Company is, and, after giving effect to the transactions contemplated by the Credit Agreement, will be, able to pay its debts as they become absolute and mature;

   (iii)	The capital remaining in the Company after the transactions
contemplated by the Credit Agreement will not be unreasonably small for the business in which the Company is engaged and is proposed to be conducted following the consummation of such transactions;

    (iv)	The Company is, and after giving effect to the transactions
contemplated by the Credit Agreement will be, able to pay its debts as they become due in the usual course of business; and

     (v)	The total assets of the Company exceed, and after giving
effect to the transactions contemplated by the Credit Agreement will exceed, the sum of its total liabilities.

						QUANTUM CORPORATION


						By:----------------------
						   Name:----------------------
						   Title:---------------------

EXHIBIT U

QUANTUM EUROPE NOTE

PROMISSORY NOTE


US$50,000,000							Milpitas,
California
										[Date], 1994


		For value received, the undersigned QUANTUM PERIPHERALS (EUROPE) S.A., a Swiss corporation ("Maker"), hereby promises to pay to QUANTUM CORPORATION, a Delaware corporation ("Payee"), or order, on demand, at Payee's offices at 500 McCarthy Boulevard, Milpitas, California 95035, United States of America, or such other address as the holder ("Holder") of this promissory note ("Note") may designate in writing from time to time, the principal amount of Fifty Million U.S. Dollars (US$50,000,000), together with interest thereon as hereinafter provided.

		The principal outstanding under this Note shall bear interest at a rate of six and one-half percent (6.5%) per annum; provided, however, that if Maker fails to pay this Note in full as required upon demand by Holder, the principal hereof shall bear thereafter interest at a per annum rate equal to the per annum rate publicly announced from time to time by Canadian Imperial Bank of Commerce, New York Branch, as its "prime rate" plus two and one-half percent (2.5%), such rate to change on the same day as any changes in said "prime rate," until paid in full.

		All sums paid by Maker to Holder hereunder shall be applied first to sums other than principal and interest due to Holder hereunder, next to accrued but unpaid interest, and next to unpaid principal. All amounts payable hereunder shall be paid in lawful money of the United States of America and in immediately available funds.

		All payments hereunder shall be made without setoff or counterclaim and free and clear of, and without reduction for, or on account of, any present or future income, franchise, value added, stamp or other taxes, levies, imports, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any government or agency, authority, commission or other instrumentality thereof, excluding (i) net income taxes assessed by the United States of America or any State thereof on the aggregate net income of Holder and (ii) taxes imposed on the interest payable under this Note by Maker's country of domicile.

		Maker and all endorsers and guarantors of this Note hereby severally waive presentment, demand, protest, notice of dishonor or protest and all other notices of any kind, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of the security for this Note, or other cause of release or discharge other than actual payment of this Note in full.

		Holder shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder or under any agreement, document or instrument securing this Note (the "Collateral Documents") or with respect to any collateral or security provided by Maker for this Note (the "Collateral"), unless such waiver is in writing and signed by Holder and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Holder in exercising any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Holder of any past due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

		The relationship of Maker and any Holder (including Payee) under this Note is, and shall at all times remain, solely that of borrower and lender. Holder does not undertake or assume any responsibility or duty to Maker or to any third party with respect to the Collateral.

		Nothing contained in this Note shall be deemed to require the payment of interest or other charges by Maker in excess of the amount which the holder hereof may lawfully charge under the applicable usury laws. In the event that Holder shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of Holder, be returned to Maker or credited against the principal balance of this Note then outstanding.

		Time is of the essence hereof. Upon any default hereunder, Holder may exercise all rights and remedies provided for herein, under the Collateral Documents, at law or in equity.

		It is expressly agreed that if this Note is referred to an attorney or if suit is brought to collect this Note or any part hereof or to enforce or protect any rights conferred upon Holder by this Note or any of the Collateral Documents or any other document evidencing or securing this Note, Maker promises and agrees to pay all reasonable costs, including reasonable attorneys' fees, incurred by Holder in connection therewith.

		To the fullest extent permitted by law, Maker waives the right to plead any and all statutes of limitations as a defense to any demand under this Note.

		If any provision hereof is declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect.

		Maker hereby irrevocably agrees that any legal action, suit, or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Note or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the United States Courts for the Northern District of California, or in the courts of the State of California for the County of Santa Clara or the City and County of San Francisco, as Holder hereof may elect. By execution and delivery of this Note, Maker hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action, suit, or proceeding for itself and in respect of its property. Maker further agrees that final judgment against it in any action, suit, or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

		The terms, covenants and conditions contained herein shall be binding upon the heirs, successors and assigns of Maker and shall inure to the benefit of each Holder of this Note.

		This Note shall be governed by and construed and interpreted in accordance with the laws of the State of California.

					QUANTUM PERIPHERALS (EUROPE) S.A.,
						a Swiss corporation



					By:
							    Joseph T. Rodgers
							  Chairman of the Board